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PROXY STATEMENT TABLE OF CONTENTS
COMPENSATION DISCUSSION AND ANALYSIS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Comerica Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Comerica Incorporated

Proxy Statement and Notice of
2019 Annual Meeting of Shareholders

Comerica Incorporated

Comerica Bank Tower
1717 Main Street
Dallas, Texas 75201

March 12, 2019

Dear Shareholder,

It is our pleasure to invite you to attend the 2019 Annual Meeting of Shareholders of Comerica Incorporated at 9:30 a.m., Central Time, on Tuesday, April 23, 2019 at Comerica Bank Tower, 1717 Main Street, 4th Floor, Dallas, Texas 75201. Registration will begin at 8:30 a.m., Central Time. A map showing the location of the Annual Meeting is on the back cover of the accompanying proxy statement.

This year, we are continuing to provide proxy materials to our shareholders primarily through the Internet. We are pleased to use this process, which allows our shareholders to receive proxy materials in an expedited manner, while significantly lowering the costs of our annual proxy campaign. On or about March 12, 2019, we mailed to our shareholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement, our annual report and additional soliciting materials online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail (with the exception of the proxy card, which will be separately mailed on or around March 22, 2019 to shareholders of record that have not yet voted) unless you specifically request them. The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the important information contained in this proxy statement and the annual report, and it provides you with information on voting. The proxy materials available online include our 2019 proxy statement, our 2018 annual report, which summarizes Comerica's major developments during 2018 and includes the 2018 consolidated financial statements, and additional soliciting materials.

Whether or not you plan to attend the Annual Meeting, please submit your proxy promptly so that your shares will be voted as you desire.

Sincerely,

Ralph W. Babb, Jr. Chairman and Chief Executive Officer

PROXY STATEMENT

EXECUTIVE SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Time and Date	9:30 a.m., Central Time, April 23, 2019
Place	Comerica Bank Tower, 1717 Main Street, 4th Floor, Dallas, Texas 75201
Record Date	February 22, 2019
Mailing Date	On or around March 12, 2019
Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Voting Matters

	Board Vote Recommendation	Page Reference
Election of directors	FOR EACH DIRECTOR NOMINEE	16
Ratification of Ernst & Young LLP as independent registered public accounting firm for 2019	FOR	37
Advisory approval of the Company's executive compensation	FOR	43

Voting Your Shares

If you are a shareholder of record as of February 22, 2019, you will be able to vote in four ways: in person, by proxy card, by telephone, or by the Internet as follows:

  •
  BY TELEPHONE: 1-800-652-VOTE (8683)

  •
  VIA THE INTERNET: www.envisionreports.com/CMA, or scan the QR code on the Notice of Internet Availability of Proxy Materials or proxy card

  •
  BY MAIL: complete, sign, date and return your proxy card in the envelope provided

  •
  IN PERSON: attend our Annual Meeting on April 23, 2019 and vote by ballot

See "How can I vote?" on page 11 for more information on voting at the Annual Meeting.

1

2018 Financial and Operating Performance

2018 was a year of definitive progress for Comerica. We drove substantial revenue growth, while maintaining favorable credit metrics and well-controlled expenses. We also benefitted from a lower tax rate due to tax reform. Through a significant increase in our share repurchases and dividend, we were able to achieve an all-time high for capital returned to our shareholders. We reported a return on assets of 1.75% and a return on equity of 15.82% which clearly demonstrated our commitment to enhancing shareholder value.

Some of our noteworthy accomplishments in 2018 included1:

  •
  Grew net interest income 14% as we skillfully managed loan and deposit pricing as interest rates rose throughout 2018.

  •
  Aided by our GEAR Up initiatives, increased customer-driven fee income, such as card, fiduciary and brokerage fees.

  •
  Total revenue increased to an all-time high, surpassing last year's record.

  •
  Improved our efficiency ratio to 54% as a result of robust revenue growth combined with tight expense control, which was aided by our GEAR Up initiatives.

  •
  Strong credit quality was evidenced by the continued reduction in criticized loans, which were at very low levels. Net credit-related charge-offs were 11 basis points of average loans. This resulted in a decrease of $75 million in our provision for credit losses, from a provision of $74 million in 2017 to a $1 million benefit in 2018.

  •
  Achieved a 24% increase in pre-tax income.

  •
  A $191 million decrease in the provision for income taxes resulted from the impact of a lower statutory tax rate due to tax reform and a $120 million decrease in discrete tax items, partially offset by an increase in pre-tax income.

  •
  Drove net income to $1.2 billion, an increase of $492 million, or 66%, as well as a 74% increase in earnings per share, to a record $7.20.

  •
  Repurchased 14.8 million shares of common stock under our equity repurchase program. Additionally, increased our dividend 69% to $1.84 per share and, subsequent to year-end, increased the quarterly dividend further by 7 cents per share, payable April 1, 2019. Altogether, we returned $1.6 billion to shareholders in 2018, an increase of $903 million.

  •
  Having already achieved our first- and second-generation greenhouse gas ("GHG") reduction goals, set new goals to reduce our real estate-related GHG emissions by 50% by 2025; by 65% by 2030, and by 100% by 2050 (compared to our 2012 baseline).

  •
  Total shareholder return ("TSR"), which includes price appreciation and dividends paid, for the one-year period was -19% (vs. peer2 average of -18%), three-year period was 74% (vs. peer2 average of 30%) and five-year period was 58% (vs. peer2 average of 36%).

Balances as of December 31, 2018, as compared to December 31, 2017. Activity and performance for the year ended December 31, 2018, as compared to the year ended December 31, 2017.

2
The peer group is listed in the "Peer Group and Benchmarking" section of this proxy statement on page 56.

2018 Relative Performance Snapshot

2016-2018 Performance Snapshot

[1] Source for Peer Average: S&P Global Market Intelligence
[2] Source: Bloomberg

[3] Noninterest expenses as a percentage of net interest income & noninterest income excluding net gains (losses) from securities & a derivative contract tied to the conversion rate of Visa Class B shares

For purposes of these charts, peer average is the average of the relevant metric for Comerica's peer group. The peer group is listed in the "Peer Group and Benchmarking" section of this proxy statement on page 56.

2018 Compensation Highlights

We use our executive compensation programs to align the interests of executive officers with the interests of our shareholders. Our programs are designed to attract, retain, and motivate leadership to sustain our competitive advantage in the financial sector, and to provide a framework that encourages strong financial results and positive shareholder returns over the long-term.

Our executive compensation programs are developed through a robust review process between management and the Board of Directors. For 2018, based on shareholder and regulatory feedback, the Governance, Compensation and Nominating Committee refined our compensation programs to more closely calibrate them with short and long-term goals, while maintaining a strong pay-for-performance linkage. Key highlights include:

  •
  Eliminated the long-term cash program ("LTEI"), which measured performance relative to peers. This change better aligns program design with other financial institutions and feedback received from regulators and investors.

  •
  Redistributed the incentive opportunity previously provided under the LTEI among the short-term cash and long-term equity incentive programs, thus retaining market competitive incentive compensation.

  •
  Replaced time-based restricted stock awards ("RSAs" or "restricted stock") with restricted stock units ("RSUs") with a retirement provision. Unlike the previously-awarded RSAs, dividends on the RSUs are accumulated and paid in cash at the time of vesting and will not be distributed on unvested shares.

  •
  Revised stock program to include all senior officers, regardless of pay grade, in the Senior Executive Long-Term Performance Program, a three-year, forward-looking performance program. This is the first time that all senior officers have equity awards subject to performance goals.

  •
  Adopted a new equity compensation plan, approved by shareholders in April 2018, that includes key best practices, such as:

    o
    Double-trigger vesting if awards are assumed by a buyer;

    o
    Prohibition on repricing of stock options and stock appreciation rights;

    o
    Minimum vesting requirement for at least 95% of plan awards;

    o
    No payout of dividends on unvested equity; and

    o
    Individual share limits.

Board and Governance Highlights

Our management team and the Board are focused on serving the long-term interests of Comerica's shareholders. The Board's primary responsibility is the oversight of the Company's management team, and the Board has a number of measures in place to continually enhance Board composition, efficiency and effectiveness, demonstrated through the following:

  •
  Annual election of directors

  •
  Majority voting for directors

  •
  Annual self-evaluation by the Board and its committees

  •
  Regular assessment of Board composition and potential enhancements, resulting in two new independent directors in 2016, one of whom was designated as the Board's risk expert, and one new independent director in 2017

  •
  Regularly-scheduled executive sessions of non-management directors

  •
  Robust responsibilities and duties assigned to independent Facilitating Director

  •
  Ten out of twelve directors are independent

  •
  Independent Audit Committee, Enterprise Risk Committee, Governance, Compensation and Nominating Committee and Qualified Legal Compliance Committee

  •
  42% of the Board is diverse, based on race, gender and/or ethnicity

  •
  Board is engaged in the review of and adherence to Comerica's long-term corporate strategy, both on an annual basis at a dedicated session and as part of executing its regular Board responsibilities

  •
  All director nominees and all incumbent directors attended at least seventy-five percent (75%) of the aggregate number of meetings held by the Board and all the committees of the Board on which the respective directors served

Corporate Responsibility Highlights

Comerica's Core Values of customer-centricity, collaboration, integrity, excellence, agility, diversity and involvement reflect our commitment to corporate responsibility.

The Enterprise Risk Committee of the Board oversees all of Comerica's risk management, including environmental and social risks. Comerica is focused on sustainability with our 2020 Environmental Sustainability Goals that are expected to help us further reduce waste, water use, paper consumption, and energy and emissions. The Enterprise Risk Committee reviews the sustainability strategy on an annual basis.

The Governance, Compensation and Nominating Committee is responsible for determining the constituency of the Board, and looks at diversity of experience, professions, skills, geographic representation and/or backgrounds when evaluating nominees. At the employee level, Comerica supports diversity and inclusion through our Executive Diversity Council ("EDC"), comprised of our Chairman and CEO and his leadership team. All of Comerica's senior executives are required to include diversity in their performance plan and objectives throughout their lines of business.

More information, including our 2017 Corporate Responsibility Progress Report, is available at www.comerica.com/sustainability.

Board Nominees

The following table provides summary information about each director nominee. Each director nominee will be elected for a one-year term. Directors are elected by a majority of votes cast.

		Director			Committee Memberships				Other Public

Name	Age	since	Occupation	Independent	AC	GCNC	ERC	QLCC	Company Boards

Ralph W. Babb, Jr.	70	2001	Chairman & CEO, Comerica Incorporated and Comerica Bank						Texas Instruments Inc.

Michael E. Collins	67	2016	Chair and Senior Counselor, Blake Collins Group; Former Consultant, Federal Reserve Bank of Cleveland; and Former Executive Vice President, Federal Reserve Bank of Philadelphia	X	X		X	X

Roger A. Cregg	62	2006	Former President & CEO, AV Homes, Inc.	X	F	X		X

T. Kevin DeNicola	64	2006	Former CFO, KIOR, Inc.	X	C, F		X	C

Curtis C. Farmer	56	2018	President, Comerica Incorporated and Comerica Bank

Jacqueline P. Kane	66	2008	Retired; Former EVP, Human Resources and Corporate Affairs, The Clorox Company	X		X

Richard G. Lindner	64	2008	Retired; Former SEVP & CFO, AT&T, Inc.	IFD		C	X

Barbara R. Smith	59	2017	Chairman, President & CEO, Commercial Metals Company	X		X			Commercial Metals Company

Robert S. Taubman	65	2000	Chairman, President & CEO, Taubman Centers, Inc. and The Taubman Company	X			X		Taubman Centers, Inc.

Reginald M. Turner, Jr.	59	2005	Attorney, Clark Hill	X	X		C	X	Masco Corporation

Nina G. Vaca	47	2008	Chairman & CEO, Pinnacle Technical Resources, Inc. and Vaca Industries Inc.	X	X		X	X	Cinemark Holdings, Inc., Kohl's Corporation

Michael G. Van de Ven	57	2016	COO, Southwest Airlines Company	X		X

AC — Audit Committee; C — Chair; ERC — Enterprise Risk Committee; F — Financial expert; GCNC — Governance, Compensation and Nominating Committee; IFD — Independent Facilitating Director; QLCC — Qualified Legal Compliance Committee

Director Qualifications and Experience

In identifying candidates for nomination as directors, the Governance, Compensation and Nominating Committee considers the individual's specific qualities and skills.

The following table provides an overview of our director nominees' specific skills, experiences and areas of knowledge that allow the Board to effectively serve and represent the interests of Comerica's four core constituencies: its shareholders, its customers, the communities it serves and its employees. In addition, directors gain substantial experience through Comerica Board tenure, which involves significant exposure to the complex regulations and changing landscape of the financial services industry.

COMERICA INCORPORATED
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
APRIL 23, 2019

Date:	April 23, 2019
Time:	9:30 a.m., Central Time
Place:	Comerica Bank Tower 1717 Main Street, 4th Floor Dallas, Texas 75201

We invite you to attend the Comerica Incorporated Annual Meeting of Shareholders for the following purposes:

  1.
  To elect twelve directors nominated by the Board of Directors for one-year terms expiring in 2020 or upon the election and qualification of their successors;

  2.
  To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2019;

  3.
  To approve a non-binding, advisory proposal approving executive compensation; and

  4.
  To transact any other business that is properly submitted before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The record date for the Annual Meeting is February 22, 2019 (the "Record Date"). Only shareholders of record at the close of business on the Record Date can vote at the Annual Meeting. Action may be taken at the Annual Meeting on any of the foregoing proposals on the date specified above or any date or dates to which the Annual Meeting may be adjourned or postponed.

Under rules adopted by the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of the proxy statement and annual report. Shareholders of record have been mailed a Notice of Internet Availability of Proxy Materials on or around March 12, 2019, which provides them with instructions on how to vote and how to electronically access the proxy materials on the Internet. It also provides them with instructions on how to request paper copies of these materials, should they so desire. In addition, on or around March 22, 2019, Comerica will mail a proxy card to its shareholders of record that have not yet voted, along with a second copy of the Notice of Internet Availability of Proxy Materials. Shareholders of record who previously enrolled in a program to receive electronic versions of the proxy materials will receive an email notice with details on how to access those materials and how to vote.

Comerica will have a list of shareholders who can vote at the Annual Meeting available for inspection by shareholders at the Annual Meeting and, for 10 days prior to the Annual Meeting, during regular business hours at the offices of the Comerica Corporate Legal Department, Comerica Bank Tower, 1717 Main Street, Dallas, Texas 75201.

See the "Admission to the Annual Meeting" section of the proxy statement for information about attending the Annual Meeting in person.

See the "Questions and Answers" section of the proxy statement for a discussion of the difference between a shareholder of record and a street name holder.

Whether or not you plan to attend the Annual Meeting and whether you own a few or many shares of stock, the Board of Directors urges you to vote promptly. Registered holders may vote through the Internet, by telephone or, once you receive a printed proxy card in the mail, by completing, dating, signing and returning the proxy card so that your shares may be represented at the Annual Meeting. "Street name" holders must vote their shares in the manner prescribed by their brokerage firm, bank or other nominee. You will find instructions for voting in the "Questions and Answers" section of the proxy statement.

By Order of the Board of Directors,

John D. Buchanan Executive Vice President — Chief Legal Officer, and Corporate Secretary

March 12, 2019

Comerica Incorporated
Comerica Bank Tower
1717 Main Street
Dallas, Texas 75201

2019 PROXY STATEMENT

QUESTIONS AND ANSWERS

What is a proxy?

A proxy is your authorization for someone else to vote for you in the way that you want to vote. When you complete and submit a proxy card or use the automated telephone voting system or the Internet voting system, you are submitting a proxy. The Board of Directors of Comerica Incorporated ("Comerica," the "Company" or "we") is soliciting this proxy. All references in this proxy statement to "you" will mean you, the shareholder, and to "yours" will mean the shareholder's or shareholders', as appropriate.

What is a proxy statement?

A proxy statement is a document the United States Securities and Exchange Commission ("SEC") requires to explain the matters on which you are asked to vote on by proxy and to disclose certain related information. This proxy statement was first made available to shareholders on or about March 12, 2019.

Why am I receiving my proxy materials electronically instead of receiving paper copies through the mail?

Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of the proxy statement and annual report. In addition to reducing the amount of paper used in producing these materials, this method lowers the costs associated with mailing the proxy materials to shareholders.

On or about March 12, 2019, we mailed to our shareholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report online. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail (with the exception of the proxy card, which will be separately mailed on or around March 22, 2019 to shareholders of record that have not yet voted). The Notice of Internet Availability of Proxy Materials instructs you on how to electronically access and review all of the important information contained in this proxy statement and the annual report, and it provides you with information on voting.

If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a paper copy of our proxy materials, follow the instructions contained in the Notice of Internet Availability of Proxy Materials about how you may request to receive your materials in printed form on a one-time or ongoing basis.

Who can vote?

Only record holders of Comerica common stock, par value $5.00 per share ("Comerica Common Stock") at the close of business on February 22, 2019, the Record Date, can vote at the Annual Meeting. Each shareholder of record has one vote, for each share of Comerica Common Stock owned, on each matter presented for a vote at the Annual Meeting.

What is the difference between a shareholder of record and a "street name" holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in "street name." Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares. See "How can I vote?" below.

How can I vote?

If you are a shareholder of record as of the Record Date (as opposed to a street name holder), you will be able to vote in four ways: in person, by proxy card, by telephone, or by the Internet. On or about March 12, 2019, we mailed to our shareholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials and how to submit their proxy via the Internet. In addition, on or about March 22, 2019, we will mail a printed version of the proxy card, along with a second copy of the Notice of Internet Availability of Proxy Materials, to such shareholders of record, if they have not yet voted. Generally, shareholders of record will need information on the Notice of Internet Availability of Proxy Materials or the proxy card to vote. If you previously enrolled in a program to receive electronic versions of Comerica's annual report and proxy statement instead of receiving printed versions, you will receive an email notice that will provide you with the information you will need to access the proxy materials and vote.

To vote in person, you will need to attend the Annual Meeting to cast your vote. To vote by proxy card, complete, sign, date and return the proxy card in the return envelope provided with your proxy card. To vote by using the automated telephone voting system or the Internet voting system, the instructions for shareholders of record are as follows:

  TO VOTE BY TELEPHONE: 1-800-652-VOTE (8683)

    •
    Use any touch-tone telephone to vote your proxy.

    •
    Have your proxy card or Notice of Internet Availability of Proxy Materials available when you call.

    •
    Follow the simple instructions the system provides you.

    •
    You may dial this toll free number at your convenience, 24 hours a day, 7 days a week. The deadline for telephone voting is 11:59 p.m. (Central Time), April 22, 2019. For shares held in Comerica's employee benefit plans, the deadline is 11:59 p.m. (Central Time), April 21, 2019.

(OR)

  TO VOTE BY THE INTERNET: www.envisionreports.com/CMA, or scan the QR code on the Notice of Internet Availability of Proxy Materials or proxy card

    •
    Use the Internet to vote your proxy.

    •
    Have your proxy card or Notice of Internet Availability of Proxy Materials available when you access the website.

    •
    Follow the simple instructions to obtain your records and create an electronic ballot.

    •
    You may log on to this Internet site at your convenience, 24 hours a day, 7 days a week. The deadline for Internet voting is 11:59 p.m. (Central Time), April 22, 2019. For shares held in Comerica's employee benefit plans, the deadline is 11:59 p.m. (Central Time), April 21, 2019.

If you submit a proxy to Comerica before the Annual Meeting, whether by proxy card, by telephone or by Internet, the persons named as proxies will vote your shares as you direct. If no instructions are specified, the proxy will be voted for the twelve directors nominated by the Board of Directors; for the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2019; and for the non-binding, advisory proposal to approve executive compensation. No other matters are currently scheduled to be acted upon at the Annual Meeting.

You may revoke a proxy at any time before the proxy is exercised by:

  (1)
  delivering written notice of revocation to the Corporate Secretary of Comerica at the Corporate Legal Department, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201;

  (2)
  submitting another properly completed proxy card that is later dated;

  (3)
  voting by telephone at a subsequent time;

  (4)
  voting by the Internet at a subsequent time; or

  (5)
  voting in person at the Annual Meeting.

If you hold your shares in "street name," you must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee should have enclosed or otherwise provided a voting instruction card for you to use in directing the brokerage firm, bank or other nominee how to vote your shares. If you hold your shares in street name and you want to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker and present it at the Annual Meeting.

What is a quorum?

There were 157,915,429 shares of Comerica Common Stock issued and outstanding on the Record Date. A majority of the issued and outstanding shares, 78,957,715 shares, present or represented by proxy at the meeting, constitutes a quorum. A quorum must exist to conduct business at the Annual Meeting.

What vote is required?

Directors:    If a quorum exists, the nominees for director receiving a majority of the votes cast (i.e., the number of shares voted "for" a director nominee exceeds the number of votes cast "against" that nominee) will be elected as directors. Votes cast will include only votes cast with respect to shares present in person or represented by proxy at the meeting and entitled to vote and will exclude abstentions. Therefore, shares not present at the meeting, broker non-votes (described below) and shares voting "abstain" have no effect on the election of directors. If the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting. If a director does not receive the vote of the majority of the votes cast and no successor has been elected at such meeting, the director will promptly tender his or her resignation to the Board. After taking into account a recommendation by the Governance, Compensation and Nominating Committee and excluding the nominee in question, the Board of Directors will decide and publicly disclose its determination about whether to accept the resignation within 90 days of the certification of the voting results.

Other Proposals:    If a quorum exists, the proposals: (i) to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm and (ii) to approve a non-binding, advisory proposal to approve executive compensation must receive the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal in question. Therefore, abstentions will have the same effect as voting against the applicable proposal. For the non-binding, advisory proposal to approve executive compensation, broker non-votes will not be counted as eligible to vote on the applicable proposal and, therefore, will have no effect on the outcome of the voting on that proposal.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the stock exchange or other organization of which it is a member. In this situation, a "broker non-vote" occurs.

An independent third party, Computershare Trust Company, N.A., will act as the inspector of the Annual Meeting and the tabulator of votes.

Who pays for the costs of the Annual Meeting?

Comerica pays the cost of preparing and printing the proxy statement and soliciting proxies. Comerica will solicit proxies primarily by mail, but may also solicit proxies personally and by telephone, the Internet, facsimile or other means. Comerica will use the services of Innisfree M&A Incorporated, a proxy solicitation firm, at a cost of $15,000 plus out-of-pocket expenses and fees for any special services. Officers and regular employees of Comerica and its subsidiaries may also solicit proxies, but they will not receive additional compensation for soliciting proxies. Comerica also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners of Comerica Common Stock.

When are shareholder proposals for the 2020 Annual Meeting due?

To be considered for inclusion in next year's proxy statement, shareholder proposals must comply with applicable laws and regulations, including SEC Rule 14a-8, as well as Comerica's bylaws, and must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201, and received by November 13, 2019.

Comerica's bylaws also establish an advance notice procedure with regard to shareholder proposals that are not submitted for inclusion in the proxy statement, but that a shareholder instead wishes to present directly at an Annual Meeting of Comerica's shareholders. For the 2020 Annual Meeting of Shareholders, notice must be received by Comerica's Corporate Secretary no later than the close of business on January 24, 2020 and no earlier than the close of business on December 25, 2019. If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date which is the one-year anniversary of this year's Annual Meeting date (i.e., April 23, 2020), Comerica's Corporate Secretary must receive your notice no earlier than the close of business on the 120th day prior to the new Annual Meeting date and no later than the close of business on the later of the 90th day prior to the new Annual Meeting date or the 10th day following the day on which Comerica first made a public announcement of the new Annual Meeting date.

Comerica's bylaws contain additional requirements for shareholder proposals. A copy of Comerica's bylaws can be obtained by making a written request to the Corporate Secretary.

How can shareholders nominate persons for election as directors at the 2020 Annual Meeting?

All shareholder nominations of persons for election as directors at the 2020 Annual Meeting of Shareholders must comply with applicable laws and regulations, as well as Comerica's bylaws, and must be submitted in writing to the Corporate Secretary, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201.

Under Comerica's bylaws, shareholders of Comerica must provide advance notice to Comerica's Corporate Secretary if they wish to nominate persons for election as directors at an Annual Meeting of Comerica's Shareholders. For the 2020 Annual Meeting of Shareholders, written notice must be received by Comerica's Corporate Secretary no later than the close of business on January 24, 2020 and no earlier than the close of business on December 25, 2019.

If, however, Comerica moves the Annual Meeting of Shareholders to a date that is more than 30 days before or more than 60 days after the date that is the one-year anniversary of this year's Annual Meeting date (i.e., April 23, 2020), or if a special meeting of shareholders is called for the purpose of electing directors, Comerica's Corporate Secretary must receive your notice no earlier than the close of business on the 120th day prior to the meeting date and no later than the close of business on the later of the 90th day prior to the meeting date or the 10th day following the day on which Comerica first made a public announcement of the meeting date (and, in the case of a special meeting, of the nominees proposed by the Board of Directors to be elected at such meeting).

If Comerica increases the number of directors to be elected to the Board at the Annual Meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the immediately preceding year's Annual Meeting, then Comerica will consider your notice timely (but only with respect to nominees for any new positions created by such increase) if Comerica's Corporate Secretary receives your notice no later than the close of business on the 10th day following the day on which Comerica first makes the public announcement of the increase in the number of directors.

In addition, Article III, Section 12 of the bylaws requires a nominee for election or re-election as a director of Comerica to complete and deliver to the Corporate Secretary (in accordance with the time periods described above, in the case of director nominations by shareholders) a written questionnaire prepared by Comerica with respect to the background and qualification of the person and, if applicable, the background of any other person or entity on whose behalf the nomination is being made.

A nominee also must make certain representations and agree that he or she (A) will abide by the requirements of Article III, Section 13 of the bylaws (concerning, among other things, the required tendering of a resignation by a director who does not receive a majority of votes cast in an uncontested election), (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how, if elected as a director of Comerica, he or she will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to Comerica or (2) any Voting Commitment that could limit or interfere with his or her ability to comply, if elected as a director of Comerica, with his or her fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Comerica with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed, and (D) in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Comerica, and would comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Comerica.

You may receive a copy of Comerica's bylaws specifying the advance notice and additional requirements for shareholder nominations by making a written request to the Corporate Secretary.

Does Comerica have a Code of Ethics?

Yes, Comerica has a Code of Business Conduct and Ethics for Employees, which applies to employees and agents of Comerica and its subsidiaries and affiliates, as well as a Code of Business Conduct and Ethics for Members of the Board of Directors. Comerica also has a Senior Financial Officer Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Treasurer. The Code of Business Conduct and Ethics for Employees, the Code of Business Conduct and Ethics for Members of the Board of Directors and the Senior Financial Officer Code of Ethics are available on Comerica's website at www.comerica.com. Copies of such codes can also be obtained in print by making a written request to the Corporate Secretary.

A copy of Comerica's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission, may be obtained without charge upon written request to the Corporate Secretary, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 23, 2019.

The proxy statement, annual report to security holders and additional soliciting materials are available at www.envisionreports.com/CMA.

PROPOSAL I SUBMITTED FOR YOUR VOTE

ELECTION OF DIRECTORS

The Board of Directors recommends that you vote "FOR"
the candidates for director.

Election of Directors.    Comerica's Board of Directors currently has twelve members, and directors are elected annually for terms of one year. Based on the recommendation of the Governance, Compensation and Nominating Committee, the Board has nominated all of Comerica's current directors to serve another term or until their successors are elected and qualified.

The Board has chosen to nominate Comerica's current directors based on their unique expertise, experiences, perspectives and leadership skills.

Our nominees include individuals who:

    •
    Are experienced in leading complex, highly-regulated companies (including banks and other financial services entities)
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    Have served in a variety of leadership roles on boards and management teams of U.S. public companies
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    Have significant regulatory and risk management experience
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    Have extensive experience in the geographic areas in which we operate
    •
    Understand Comerica's business and unique position in the banking industry

The current directors are the only nominees, and each of them has been previously elected by the shareholders except for Mr. Farmer, who was appointed to the Board in July 2018. Mr. Farmer also serves as President of Comerica. Each of the nominees has consented to his or her nomination and has agreed to serve as a director of Comerica, if elected. Proxies cannot be voted for a greater number of people than the number of nominees named.

If any director is unable to stand for re-election, Comerica may vote the shares to elect any substitute nominees recommended by the Governance, Compensation and Nominating Committee, and it is intended that such shares represented by proxy, if given and unless otherwise specified therein, will be voted FOR the remaining nominees and substitute nominee or nominees so designated. If any such substitute nominees are so designated, Comerica would expect to provide supplemental proxy materials that, as applicable, identify the substitute nominees, disclose that such nominees have consented to being named in Comerica's proxy materials and to serve if elected, and include biographical and other information about such nominees to the extent required by the rules of the SEC. If the Governance, Compensation and Nominating Committee does not recommend any substitute nominees, the number of directors to be elected at the Annual Meeting may be reduced by the number of nominees who are unable to serve.

Further information regarding the Board and the nominees begins directly below.

COMERICA'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR CANDIDATES LISTED BELOW.

INFORMATION ABOUT NOMINEES

The following section provides information as of March 12, 2019 about each nominee for election as a director.

The information provided includes the age of each nominee or incumbent director; the nominee's or incumbent director's principal occupation, employment and business experience during the past five years, including employment with Comerica and Comerica Bank, a wholly-owned subsidiary of Comerica, as well as other professional experience; other public company or registered investment company directorships during the past five years; and the year in which the nominee or incumbent director became a director of Comerica.

Ralph W. Babb, Jr.	Director since 2001(1)
Mr. Babb, 70, has been Chief Executive Officer (since January 2002), Chairman (since October 2002), President (January 2002 to April 2015), Chief Financial Officer (June 1995 to April 2002) and Vice Chairman (March 1999 to January 2002) of Comerica Incorporated and Comerica Bank. Before joining Comerica, Mr. Babb served as the vice chairman for Mercantile Bancorporation Inc. after years of service with Peat Marwick Mitchell & Co. (an accounting firm). Additionally, Mr. Babb has been a director of Texas Instruments Inc. since March 2010. He served as a member of the Federal Reserve Board Advisory Council from September 2013 to December 2017.

Mr. Babb brings to the Board in-depth knowledge of Comerica's business resulting from his years of service; extensive industry experience as a result of several decades in the banking industry and his professional involvement with the Federal Reserve Board; and leadership experience as the Company's Chairman and Chief Executive Officer and former President and Chief Financial Officer. Mr. Babb led the successful execution of our enterprise-wide GEAR Up initiative, lowering Comerica's 2018 efficiency ratio below 54% and raising 2018 return on equity to almost 16%. He also led an overall enhancement of Comerica's risk governance structure, with a focus on mitigating risk across the Company, including credit, market, liquidity, operational, compliance and cybersecurity.

Michael E. Collins	Director since 2016
Mr. Collins, 67, has served as the Chair and Senior Counselor of Blake Collins Group, a public relations and communications firm, since July 2013. He was an advisor to The Bancorp, Inc., a financial services institution, from July 2013 to November 2016. He also served as a consultant to the Federal Reserve Bank of Cleveland, a bank regulator, from November 2014 to March 2015 and as Executive Vice President and Lending Officer of the Federal Reserve Bank of Philadelphia, a bank regulator, from June 2009 to June 2011, where he worked in various capacities beginning in 1974. He was the President and Chief Executive Officer of TD Bank USA, a financial services institution, from March 2013 to July 2013 and Executive Vice President of TD Bank Group, a group of affiliated financial services entities, where he managed audit, legal, compliance, anti-money laundering, regulatory, loan review and government affairs functions from November 2011 to July 2013. He also was Executive Vice President of TD Bank Group and Strategic Advisor to TD Bank USA from September 2011 to October 2011. He was a director of Higher One Holdings, Inc. from April 2015 to August 2016.

As a former banking and finance executive with nearly 40 years of regulatory experience, including service with the Federal Reserve Banks of Cleveland and Philadelphia, Mr. Collins brings to the Board a number of key skills, including a strong background in risk management and relevant business management experience, as well as a deep understanding of the financial services industry, including bank regulation. His experience in identifying, assessing, and managing risk exposures of large, complex financial firms allows Mr. Collins to provide invaluable insight to Comerica.
Roger A. Cregg	Director since 2006
Mr. Cregg, 62, was President, Chief Executive Officer and a director of AV Homes, Inc., a developer and homebuilder in Florida, Arizona and North Carolina, from December 2012 to October 2018. From August 2011 through November 2012, he served as Senior Vice President of Finance and Chief Financial Officer of The ServiceMaster Company, a residential and commercial service company. He served as Executive Vice President of PulteGroup, Inc. (formerly known as Pulte Homes, Inc.), a national homebuilding company, from May 2003 to May 2011 and Chief Financial Officer of PulteGroup, Inc. from January 1998 to May 2011. He served as Senior Vice President of PulteGroup, Inc. from January 1998 to May 2003. He was a director of the Federal Reserve Bank of Chicago, Detroit Branch, from January 2004 to December 2009 and served as Chair from January to December 2006.

As the former Chief Executive Officer and Chief Financial Officer of public companies, Mr. Cregg has demonstrated leadership capability and extensive knowledge of complex financial and operational issues.

T. Kevin DeNicola	Director since 2006
Mr. DeNicola, 64, served as Chief Financial Officer of KIOR, Inc., a biofuels company, from November 2009 to January 2011. He was Senior Vice President and Chief Financial Officer of KBR, Inc., a global engineering, construction and services company, from June 2008 until October 2009. From June 2002 to January 2008, he was Senior Vice President and Chief Financial Officer of Lyondell Chemical Company, a global manufacturer of basic chemicals. Mr. DeNicola also served as Senior Vice President and Chief Financial Officer of Equistar Chemicals, LP and Millennium Chemicals Inc., both subsidiaries of Lyondell Chemical Company, from June 2002 to January 2008. In January 2009, Lyondell Chemical Company and certain of its subsidiaries, including Equistar Chemicals, LP and Millennium Chemicals Inc., filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. Lyondell emerged from bankruptcy in April 2010. He was also a director of Axiall Corporation (formerly Georgia Gulf Corporation) from September 2009 to August 2016.

Mr. DeNicola is an experienced financial leader with the skills necessary to lead our Audit Committee. His service as Chief Financial Officer of public companies makes him a valuable asset, both on our Board of Directors and as the Chairman of our Audit Committee. Mr. DeNicola's positions have provided him with a wealth of knowledge in dealing with financial and accounting matters. He is also a licensed CPA. The depth and breadth of his exposure to complex financial issues make him a skilled advisor.
Curtis C. Farmer	Director since 2018
Mr. Farmer, 56, has been President (since April 2015); Vice Chairman (April 2011 to April 2015) and Executive Vice President (October 2008 to April 2011) of Comerica Incorporated and Comerica Bank. Prior to joining Comerica, Mr. Farmer served as Executive Vice President and Wealth Management Director of Wachovia Corporation from October 2005 to October 2008. During his 23 years of service to Wachovia, he held a variety of positions of increasing scope and responsibility.
Mr. Farmer is an experienced financial services executive who has been nominated to serve on the Board because of his extensive skills and institutional knowledge in the areas of business and consumer banking. As President of Comerica, he has a deep understanding of all aspects of Comerica's core businesses and markets, and has supervised Comerica's marketing and enterprise technology and operations functions. Mr. Farmer successfully executed ongoing GEAR Up initiatives to drive market share, increase non-interest income and improve operational efficiencies, specifically the End-to-End Credit Redesign, which involved enhancing consistency across divisions, expanding revenue through key contracts and alliances, and improved risk management oversight. He also has broad experience in wealth management and leadership through his long tenure at Wachovia Corporation.

Jacqueline P. Kane	Director since 2008
Ms. Kane, 66, is retired. She served as Executive Vice President, Human Resources and Corporate Affairs, from February 2015 to January 2016, Senior Vice President, Human Resources and Corporate Affairs, from December 2004 to February 2015, Senior Vice President, Human Resources from June 2004 to December 2004, and Vice President, Human Resources from March 2004 to May 2004 for The Clorox Company, a manufacturer and marketer of consumer products. From March 2003 to January 2004, she was Vice President, Human Resources and Executive Leadership for The Hewlett-Packard Company, a technology company. Prior to her role at The Hewlett-Packard Company, Ms. Kane spent 22 years in human resources in the financial services industry.

As a former senior executive with experience in human resources, including compensation matters, as well as experience in several of our key geographic markets, Ms. Kane has a unique and insightful perspective to offer the Board. As a member of our Governance, Compensation and Nominating Committee, she is able to use her experience and perspectives to offer best practices advice.
Richard G. Lindner	Director since 2008
Mr. Lindner, 64, is retired. He served as Senior Executive Vice President and Chief Financial Officer of AT&T, Inc. (formerly SBC Communications, Inc.), a telecommunications company, from May 2004 to June 2011. From October 2000 to May 2004, he was the Chief Financial Officer of Cingular Wireless LLC (now AT&T Mobility LLC), a wireless telecommunications company. From October 2002 to March 2007, he served as a director of Sabre Holdings.
As the former Chief Financial Officer of AT&T, Inc., Mr. Lindner has demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing large organizations. In addition, Mr. Lindner is able to draw upon, among other things, his knowledge of several of our key geographic markets that he has gained through experience in the telecommunications industry.

Barbara R. Smith	Director since 2017
Ms. Smith, 59, has been President, Chief Executive Officer and a director of Commercial Metals Company, a manufacturer, recycler and marketer of steel and metal products, since September 2017, and Chairman since January 2018. She joined Commercial Metals Company as Senior Vice President and Chief Financial Officer in 2011 and served in that capacity until she was promoted to Chief Operating Officer in 2016 and President and Chief Operating Officer in January 2017. Previously, she served as Vice President and Chief Financial Officer of Gerdau Ameristeel from 2007-2011 and as Treasurer from 2006-2007. She also served as Senior Vice President and Chief Financial Officer of FARO Technologies, Inc. from February 2005 to July 2006. During the more than 20 prior years, Ms. Smith held positions of increasing financial leadership with Alcoa Inc. She was a director of Minerals Technologies Inc. from 2011 to July 2017, where she served as Chair of the Audit Committee and a member of the Compensation Committee.

Ms. Smith brings to the Board a number of key skills, including relevant business leadership and management experience, expertise in geographic markets in which Comerica has a presence, including our headquarters market, and significant financial expertise garnered through the chief financial officer and treasury roles she has held during her professional career.
Robert S. Taubman	Director since 2000(2)
Mr. Taubman, 65, has been Chairman of Taubman Centers, Inc., a real estate investment trust that owns, develops and operates regional shopping centers nationally, since December 2001 and has been President and Chief Executive Officer of Taubman Centers, Inc., since August 1992. He has been Chairman of The Taubman Company, a shopping center management company engaged in leasing, management and construction supervision, since December 2001 and has been President and Chief Executive Officer of The Taubman Company since September 1990. He was a director of Sotheby's Holdings, Inc. from 2000 until his retirement in May 2016, and has served as a director of Taubman Centers, Inc. since 1992.

As an executive involved in real estate development and operations, Mr. Taubman has demonstrated leadership capability and brings key experience in the real estate sector. He also brings insight through experience in many of Comerica's geographic markets.
Reginald M. Turner, Jr.	Director since 2005
Mr. Turner, 59, has been an attorney with Clark Hill, a law firm, since April 2000 and has served on the firm's Executive Committee since January 2016. He has been a director of Masco Corporation since March 1, 2015. Mr. Turner is active in public service and with civic and charitable organizations, serving in leadership positions with the American Bar Association, the Detroit Public Safety Foundation, the Detroit Institute of Arts, the Community Foundation for Southeast Michigan and the Hudson-Webber Foundation.

As a lawyer, Mr. Turner has a unique legal and risk management perspective to offer the Board. He also has extensive involvement and experience in community affairs.

Nina G. Vaca(3)	Director since 2008
Ms. Vaca, 47, has been Chairman and Chief Executive Officer of Pinnacle Technical Resources, Inc., a staffing, vendor management and information technology services firm, since October 1996. She also has been Chairman and Chief Executive Officer of Vaca Industries Inc., a privately-held management company, since April 1999. She has been a director of Kohl's Corporation since March 2010 and a director of Cinemark Holdings, Inc. since November 2014. In 2014, the Obama Administration appointed Ms. Vaca as a Presidential Ambassador for Global Entrepreneurship. Ms. Vaca is also Chairman Emeritus of the United States Hispanic Chamber of Commerce, and serves as Chairman of the United States Hispanic Chamber of Commerce Foundation.

As a chief executive officer with experience in staffing, vendor management and information technology, as well as successful entrepreneurial endeavors, Ms. Vaca offers a unique and insightful perspective to the Board.
Michael G. Van de Ven	Director since 2016
Mr. Van de Ven, 57, has been Chief Operating Officer of Southwest Airlines Co., a passenger airline, since May 2008. Previously, he served as Executive Vice President from May 2008 to January 2017, Chief of Operations from September 2006 to May 2008, Executive Vice President Aircraft Operations from November 2005 through August 2006, and Senior Vice President Planning from August 2004 to November 2005. He joined Southwest in 1993 and held various positions and responsibilities for the airline including financial planning and analysis, fleet planning, aircraft operations and schedule planning. He also served as senior audit manager for Ernst & Young LLP for 9 years ending in 1993 and is a licensed CPA.

Mr. Van de Ven brings to the Board a number of key skills, including relevant business management experience, a strong background in risk management, expertise in geographic markets in which Comerica has a presence, particularly our headquarters market, and a deep understanding of financial planning and accounting, among others.

Footnotes:

(1)
Mr. Babb became a director of Comerica Bank in 2000.

(2)
Mr. Taubman became a director of Manufacturer's Bank, N.A. or its predecessors in 1987. He became a director of Comerica Bank in 1992 when it merged with Manufacturer's Bank, N.A. He resigned as a director of Comerica Bank in 2000, when he became a director of Comerica.

(3)
Professional name of Ximena G. Humrichouse.

BOARD AND COMMITTEE GOVERNANCE

Annual Elections.    Comerica's directors are elected each year by the shareholders at the Annual Meeting, to hold office until the next Annual Meeting and until their successors are elected and qualified.

Majority Voting Standard.    In an election of directors where the number of nominees does not exceed the number of directors to be elected, each director must receive the vote of the majority of the votes cast with respect to that director. If a director does not receive the vote of the majority of the votes cast and no successor has been elected at such meeting, the director will promptly tender his or her resignation to the Board.

Annual Self-Evaluation.    The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. The Governance, Compensation and Nominating Committee reviews the self-evaluation process. A report is made to the Board on the assessment of the performance of the Board and its committees.

Overboarding Limit.    To ensure that our directors have sufficient time to devote to Comerica and its shareholders, our directors may not serve on more than three public company boards in addition to the Comerica Board, and members of Comerica's Audit Committee may not serve on more than two other public company audit committees.

Nominee Selection Process.    In identifying candidates for nomination as directors, the Governance, Compensation and Nominating Committee considers the individual's specific qualities and skills. Criteria for assessing nominees include a potential nominee's ability to represent the interests of Comerica's four core constituencies: its shareholders, its customers, the communities it serves and its employees. Minimum qualifications for a director nominee are experience in those areas that the Board determines are necessary and appropriate to meet the needs of Comerica, including leadership positions in public companies, small or middle market businesses, or not-for-profit, professional/regulatory or educational organizations.

For those proposed director nominees who meet the minimum qualifications, the Governance, Compensation and Nominating Committee then assesses the proposed nominee's specific qualifications, evaluates his or her independence, and considers other factors, including skills, geographic location, considerations of diversity, standards of integrity, memberships on other boards (with a special focus on director interlocks), and ability and willingness to commit to serving on the Board for an extended period of time and to dedicate adequate time and attention to the affairs of Comerica as necessary to properly discharge his or her duties. Considerations of diversity can include seeking nominees with a broad diversity of experience, professions, skills, geographic representation and/or backgrounds. The Governance, Compensation and Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

In addition, Article III, Section 12 of the bylaws requires a nominee for election or re-election as a director of Comerica to complete and deliver to the Corporate Secretary a written questionnaire prepared by Comerica with respect to the background and qualification of the person and, if applicable, the background of any other person or entity on whose behalf the nomination is being made. All of the director nominees completed the required questionnaire.

A nominee also must make certain representations and agree that he or she (A) will abide by the requirements of Article III, Section 13 of the bylaws (concerning, among other things, the required tendering of a resignation by a director who does not receive a majority of votes cast in an uncontested election), (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how, if elected as a director of Comerica, he or she will act or vote on any issue or question (a

"Voting Commitment") that has not been disclosed to Comerica or (2) any Voting Commitment that could limit or interfere with his or her ability to comply, if elected as a director of Comerica, with his or her fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Comerica with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed, and (D) in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of Comerica, and would comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Comerica. All of the director nominees made the foregoing representations and agreements.

The Governance, Compensation and Nominating Committee does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Governance, Compensation and Nominating Committee considers any candidate meeting the requirements for nomination by a shareholder set forth in Comerica's bylaws (as well as applicable laws and regulations) in the same manner as any other director candidate. The Governance, Compensation and Nominating Committee believes that requiring shareholder recommendations for director candidates to comply with the requirements for nominations in accordance with Comerica's bylaws ensures that the Governance, Compensation and Nominating Committee receives at least the minimum information necessary for it to begin an appropriate evaluation of any such director nominee.

The Governance, Compensation and Nominating Committee also periodically uses a third-party search firm for the purpose and function of identifying potential director nominees.

COMMITTEES AND MEETINGS OF DIRECTORS

The Board had several committees in 2018, as described below. The names of the directors serving on the committees and the committee chairs, where applicable, are also set forth in the chart. The current terms of the various standing committee members expire in April 2019.

AUDIT COMMITTEE

Committee Chair: T. Kevin DeNicola

Other Committee Members:
Michael E. Collins
Roger A. Cregg
Reginald M. Turner, Jr.
Nina G. Vaca

Meetings held in 2018:    13

•

All members are independent and financially literate in accordance with New York Stock Exchange ("NYSE") requirements

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The Board of Directors has determined that Mr. DeNicola and Mr. Cregg are audit committee financial experts in accordance with SEC rules

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None of the members of the Audit Committee serve on the audit committees of more than three public companies

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Governed by a Board-approved Charter

This committee is responsible, among other things, for providing assistance to the Board by overseeing: (i) the integrity of Comerica's financial statements; (ii) Comerica's compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm's qualifications and independence; and (iv) the performance of Comerica's internal audit function and independent registered public accounting firm, including with respect to both bank and non-bank subsidiaries; and by preparing the "Audit Committee Report" found in this proxy statement.

A current copy of the charter of the Audit Committee is available to security holders on Comerica's website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.

ENTERPRISE RISK COMMITTEE

Committee Chair: Reginald M. Turner, Jr.

Other Committee Members:
Michael E. Collins
T. Kevin DeNicola
Richard G. Lindner
Robert S. Taubman
Nina G. Vaca

Meetings held in 2018:    4

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All members are independent

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Mr. Collins has been designated the Board's risk expert

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Governed by a Board-approved Charter

This committee has responsibility for the risk-management policies of Comerica's operations and oversight of the operation of Comerica's risk-management framework.

A current copy of the charter of the Enterprise Risk Committee is available to security holders on Comerica's website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.

GOVERNANCE, COMPENSATION AND NOMINATING COMMITTEE

Committee Chair: Richard G. Lindner

Other Committee Members:
Roger A. Cregg
Jacqueline P. Kane
Barbara R. Smith
Michael G. Van de Ven

Meetings held in 2018:    5

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All members are independent

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Governed by a Board-approved Charter

This committee, among other things, establishes Comerica's executive compensation policies and programs, administers Comerica's 401(k), stock, incentive, pension and deferral plans, monitors compliance with laws and regulations applicable to the documentation and administration of Comerica's employee benefit plans, monitors the effectiveness of the Board, oversees corporate governance issues and periodically reviews succession plans for key officers of Comerica and reports to the Board on succession planning. Among its various other duties, this committee reviews and recommends to the full Board candidates to become Board members, develops and administers performance criteria for members of the Board, and oversees matters relating to the size of the Board, its committee structure and assignments, and the conduct and frequency of Board meetings. The Governance, Compensation and Nominating Committee also oversees the discussion, review and evaluation of our compensation plans as described below. This committee may delegate its authority to a subcommittee of its members and may allow limited delegations to management.

A current copy of the charter of the Governance, Compensation and Nominating Committee is available to security holders on Comerica's website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.

QUALIFIED LEGAL COMPLIANCE COMMITTEE

Committee Chair: T. Kevin DeNicola

Other Committee Members:
Michael E. Collins
Roger A. Cregg
Reginald M. Turner, Jr.
Nina G. Vaca

Did not meet in 2018

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All members are independent

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Governed by a Board-approved Charter

This committee assists the Board in promoting the best interests of Comerica by reviewing evidence of potential material violations of securities law or breaches of fiduciary duties or similar violations by Comerica or any officer, director, employee, or agent thereof, providing recommendations to address any such violations, and monitoring Comerica's remedial efforts with respect to any such violations.
A current copy of the charter of the Qualified Legal Compliance Committee is available to security holders on Comerica's website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.

Other Committees.    The Special Preferred Stock Committee, the Capital Committee and the Capital Plan Committee are temporary committees of the Board of Directors, all of which did not meet in 2018.

Board and Committee Meetings.    There were six regular meetings of the Board, one special meeting of the Board and 22 meetings of the various committees and subcommittees of the Board during 2018. All director nominees and all incumbent directors attended at least seventy-five percent (75%) of the aggregate number of meetings held by the Board and all the committees of the Board on which the respective directors served, including Mr. Farmer, during the period of his nomination to the Board.

Comerica expects all of its directors to attend the Annual Meeting except in cases of illness, emergency or other reasonable grounds for non-attendance. All of the eleven Board members serving at the time of the 2018 Annual Meeting attended the 2018 Annual Meeting.

NON-MANAGEMENT DIRECTORS AND COMMUNICATION WITH THE BOARD

The non-management directors meet at regularly scheduled executive sessions without management. Every year, the non-management directors elect a Facilitating Director, for a one-year term, to lead such sessions. Currently, Richard G. Lindner is the Facilitating Director at such sessions. Interested parties may communicate directly with Mr. Lindner or with the non-management directors as a group by sending written correspondence, delivered via United States mail or courier service, to: Secretary of the Board, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201, Attn: Non-Management Directors. Alternatively, shareholders may send communications to the full Board by sending written correspondence, delivered via United States mail or courier service, to: Secretary of the Board, Comerica Incorporated, Comerica Bank Tower, 1717 Main Street, MC 6404, Dallas, Texas 75201, Attn: Full Board of Directors. The Board of Directors' current practice is that the Secretary will relay all communications received to the Facilitating Director, in the case of communications to non-management directors, and to the Chairman of the Board, in the case of communications to the full Board.

 BOARD LEADERSHIP STRUCTURE

Our Chief Executive Officer also serves as the Chairman of the Board. Mr. Babb has provided strong leadership to the Board and management, instilling a clear focus on the Company's strategy and business plans. The Board has chosen this structure because it believes the Chief Executive Officer serves as a bridge between management and the Board, ensuring that both groups act with a common purpose. Although the Board believes that it is more effective to have one person serve as the Company's Chairman and Chief Executive, it also believes that it is simultaneously important to have a robust governance structure to ensure a strong and independent Board. All directors, with the exception of the Chairman and the President, are independent as defined under NYSE rules, and the Audit Committee, the Enterprise Risk Committee, the Governance, Compensation and Nominating Committee and the Qualified Legal Compliance Committee are comprised entirely of independent directors. The Board also has an independent Facilitating Director (Mr. Lindner) who leads the non-management directors in regularly scheduled executive sessions. As Facilitating Director, Mr. Lindner's duties include, but are not limited to, the following:

•
Presiding at all other meetings of the Board at which the Chairman is not present;

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Serving as liaison between the Chairman and the independent directors;

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Approving information sent to the Board;

•
Approving meeting agendas for the Board;

•
Approving meeting schedules for the Board to assure that there is sufficient time for discussion of all agenda items;

•
Having the authority to call meetings of the independent directors; and

•
If requested by major shareholders, ensuring that he is available for consultation and direct communication.

The Facilitating Director position is elected annually by the non-management directors. The Board believes that the Facilitating Director further strengthens the Board's independence and autonomous oversight of our business as well as Board communication and effectiveness. The executive sessions over which he presides allow non-management directors to discuss issues facing the Company, including matters concerning management, without any members of management present. The role of the Facilitating Director provides the necessary leadership for such discussions and serves as a bridge between the independent directors and the Company's management team.

ROLE IN RISK OVERSIGHT

Comerica has historically had and continues to pursue a strong risk management culture. We recognize that nearly every action taken as a financial institution requires some degree of risk. Our objective is not to eliminate risk but to give consideration to ensure we take the appropriate risks. Risk management is one of the interlinking pillars of Comerica's corporate strategy which reinforces its critical role within our organization. In choosing when and how to take risks, we evaluate our capacity for risk and seek to protect our brand and reputation, our financial flexibility, the value of our assets and the strategic potential of our Company. Each year, our Board approves a statement of our Company's risk appetite, which is used internally to help our Board and management understand our Company's tolerance for risk in each of the major risk categories and allow for the adaption of those tolerances to align with a changing economic environment.

Governance and oversight of risk management activities are shared by management and our Board as follows:

•
Enterprise Risk Committee.      The Enterprise Risk Committee, as discussed on page 25, oversees policies, procedures and practices relating to credit risk, market risk, liquidity risk, operational risk (including cybersecurity risk), compliance risk (including compliance with bank regulatory obligations), and other general risks to Comerica and the actions undertaken or to be undertaken to identify, measure, monitor and control such risks. To help discharge its duties, the Enterprise Risk Committee has established the Enterprise-Wide Risk Management Committee.

•
Enterprise-Wide Risk Management Committee.      This group is principally comprised of senior officers representing the different risk areas and business units. Members of the Enterprise-Wide Risk Management Committee are appointed by the Chairman and Chief Executive Officer of Comerica. It meets at least quarterly and periodically submits a comprehensive risk report to the Enterprise Risk Committee providing its view of Comerica's risk position.

•
Chief Risk Officer.       Comerica's Chief Risk Officer, Jay K. Oberg, reports directly to Comerica's Chief Executive Officer and to the Enterprise Risk Committee. He is responsible for overseeing risk on an enterprise-wide basis. This includes ongoing compliance with policies and procedures relating to risk management governance, risk management procedures, and risk control infrastructure, and monitoring compliance with such policies and procedures, among other responsibilities.

•
Board Risk Expert.      In November 2016, Comerica appointed Michael E. Collins to the Board of Directors and to the Enterprise Risk Committee. As a former banking and finance executive with nearly 40 years of regulatory experience, including service with the Federal Reserve Banks of Cleveland and Philadelphia, Mr. Collins has experience identifying, assessing, and managing risk exposures of large, complex financial firms and has been designated the Board's risk expert.

•
Audit Committee.      In addition to providing oversight of our financial statements and compliance with legal and regulatory requirements, the Audit Committee plays a key role in risk management through the validation and oversight of our internal controls, policies and procedures to ensure their effectiveness.

•
General Auditor.       Comerica's General Auditor, Christine M. Moore, reports directly to Comerica's Chief Executive Officer and to the Audit Committee. She is responsible for evaluating and opining on the effectiveness of Comerica's internal controls, policies and procedures.

•
Governance, Compensation and Nominating Committee.      The Governance, Compensation and Nominating Committee provides information on the risks associated with the Company's compensation programs. A more detailed discussion of the Governance, Compensation and Nominating Committee's evaluation of risk and compensation programs can be found on pages 67-70.

Each of the Enterprise Risk Committee, the Audit Committee and the Governance, Compensation and Nominating Committee reports regularly to the full Board. The Board believes that Comerica has the appropriate leadership to help ensure effective risk oversight. This risk leadership includes our Chief Risk Officer, our Chairman and Chief Executive Officer, our independent Facilitating Director, the Board, various committees of the Board, and various management committees.

TRANSACTIONS WITH RELATED PERSONS

Review of Transactions with Related Persons

Comerica has adopted a Regulation O Policy and Procedure document to implement the requirements of Regulation O of the Federal Reserve Board, which restricts the extension of credit to directors and executive officers and their family members, as well as 10% or greater shareholders, and the related interests of any of the foregoing. Under the policy and procedure, extensions of credit that exceed regulatory thresholds must be approved by the board of the appropriate subsidiary bank.

In addition to loan transactions that are covered by Regulation O, the Board has also adopted a policy setting forth procedures for the review, approval, and monitoring of other transactions greater than $120,000 involving Comerica and related persons (directors, director nominees, executive officers, 5% shareholders and immediate family members or primary business affiliations of such persons). Under the policy, the Governance, Compensation and Nominating Committee is responsible for reviewing and approving or ratifying all transactions involving related persons. Directors may not vote on a related party transaction in which he or she or any member of his or her immediate family is a related person, but the director may participate in some or all of the Committee's discussions. The policy also permits the Chair of the Governance, Compensation and Nominating Committee to review and, if deemed appropriate, approve proposed related-person transactions that arise between Committee meetings, in which case they will be reported to the full Committee at its next meeting.

The policy also contains a list of categories of transactions involving related persons that need not be brought to the Governance, Compensation and Nominating Committee for approval. These include transactions involving brokerage, banking, insurance, investment advisory or asset management services, and other financial services we provide to any related person, if the services are provided in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable services provided to non-affiliates and comply with applicable law, including the Sarbanes-Oxley Act of 2002 and Federal Reserve Board Regulation O.

The Governance, Compensation and Nominating Committee will review the following information when assessing a related party transaction:

•
the related party's interest in the transaction:

•
the purpose and timing of the transaction;

•
the approximate dollar value of the transaction and the approximate dollar value of the related party's interest in the transaction;

•
whether the terms of the transaction are fair to Comerica and on the same basis as would apply if the transaction did not involve a related party;

•
Comerica's business reasons for entering into the transaction;

•
whether the transaction would impair the independence of an outside director or nominee for director;

•
the acceptability of the transaction to Comerica's regulators;

•
whether the transaction would present an improper conflict of interest for any director, director, nominee for director or executive officer of the Company; and

•
any other relevant information regarding the transaction.

The Regulation O Policy and Procedure and the Related Party Transactions Policy are both in writing.

Banking and Credit Transactions with Executive Officers and Directors

Certain of the executive officers and directors of Comerica, their related entities, and members of their immediate families were customers of and had transactions in the ordinary course of business (including loans and loan commitments, as well as other financial products and services) with banking affiliates of Comerica during 2018 that did not require approval under the Related Party Transactions Policy. Comerica made all loans and commitments in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to or affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collectability or present other unfavorable features. Further, such loans and commitments were all made in accordance with Comerica's Regulation O Policy and Procedure. Comerica also offers employee discounts to its employees, including executive officers, on certain financial services not involving an extension of credit.

DIRECTOR INDEPENDENCE

The Board of Directors has determined that all non-management directors, currently constituting 83% of the full Board of Directors of Comerica, are independent within the meaning of the listing standards of the NYSE. In making such determination, the Board of Directors has affirmatively determined that the following current directors meet the categorical standards of independence described below and have no material relationship with Comerica (either directly or as a partner, shareholder or officer of an organization that has a relationship with Comerica) other than as a director: Michael E. Collins, Roger A. Cregg, T. Kevin DeNicola, Jacqueline P. Kane, Richard G. Lindner, Barbara R. Smith, Robert S. Taubman, Reginald M. Turner, Jr., Nina G. Vaca and Michael G. Van de Ven. Additionally, all of the Audit Committee members satisfy the independence standards under Exchange Act Rule 10A-3 and NYSE rules, and all of the Governance, Compensation and Nominating Committee members satisfy the independence standards under NYSE rules. The Board of Directors further determined that Ralph W. Babb, Jr. and Curtis C. Farmer are not independent because they are employees of Comerica.

Categorical Standards

Pursuant to Comerica's Corporate Governance Guidelines, in no event will a director be considered "independent" if, currently or within the preceding three (3) years:

  (i)
  the director is or was employed by Comerica;

  (ii)
  an immediate family member of the director is or was employed by Comerica as an executive officer;

  (iii)
  the director, or any of his or her immediate family, receives or received more than $120,000 per year in direct compensation from Comerica, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  (iv)
  the director or any immediate family member of the director, is or has been a partner or employee of a firm that is or was during the preceding three years Comerica's internal or external auditor and personally works or worked on Comerica's audit within that time;

  (v)
  the director or an immediate family member of the director is or was employed as an executive officer of another company if any of Comerica's present executives at the same time serves or served on that company's compensation committee;

  (vi)
  the director is a current partner or employee of a firm that is Comerica's internal or external auditor, or any immediate family member of the director is a current partner of such firm; or

  (vii)
  the director is a current executive officer or an employee, or any of the Director's immediate family is a current executive officer, of another company (other than a tax exempt charitable organization) that makes payments to or receives payments from Comerica for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

Subject to the foregoing, the Corporate Governance Guidelines also state that the following relationships are considered immaterial:

  (i)
  ordinary lending relationships with the director or any of the director's related interests, as defined in the Federal Reserve Board's Regulation O, if, (A) in each such case, the extension of credit was made in the ordinary course of business and is on substantially the same terms as those with non-affiliated persons; (B) in each such case, the extension of credit has been made in compliance with applicable law, including the Federal Reserve Board's Regulation O, if applicable; (C) in each such case, no material event of default has occurred under the extension of credit; (D) the aggregate amount of the extensions of credit to the Director and all of his or her related interests does not exceed 1% of Comerica's consolidated assets; and (E) in each such case, the borrower represents to Comerica that, if the borrower is a company or other entity, that a termination of the extension of credit would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations or business of the borrower; or, if the borrower is an individual, that a termination of the extension of credit would not reasonably be expected to have a material and adverse effect on the financial condition of the borrower.

  (ii)
  ordinary lending relationships entered into in the ordinary course of business between Comerica and any entity, which is not a related interest of a director, that employs a director or any member of a director's family;

  (iii)
  other commercial transactions (not including extensions of credit) entered into in the ordinary course of business between Comerica and any entity that employs (a) a director, (b) a director's spouse or (c) any child of a director who is residing in the director's home, if the annual sales to, or purchases from, such entity constitute less than 1% of Comerica's consolidated gross revenues or constitute less than 1% of such entity's consolidated gross revenues;

  (iv)
  a director of Comerica serving as a board or trustee member, but not as an executive officer, of a not-for-profit organization that received discretionary charitable contributions in any given year from Comerica or the Comerica Charitable Foundation; and

  (v)
  a director of Comerica serving as an executive officer of a not-for-profit organization, if the discretionary charitable contributions made to the organization in any given year by Comerica and the Comerica Charitable Foundation, in the aggregate (exclusive of any employee contributions), are less than 5% (or $1,000,000, whichever is greater) of that organization's consolidated gross revenues.

A current copy of the Corporate Governance Guidelines is available to security holders on Comerica's website at www.comerica.com or may be obtained in print by making a written request to the Corporate Secretary.

Director Transactions, Relationships or Arrangements by Category or Type

In connection with making its director independence determinations, the Board specifically considered the following relationships and transactions, all of which were deemed immaterial:

  •
  Loans, extensions of credits and related commitments to certain directors and/or their respective immediate family members, affiliated entities and/or charities with which they are affiliated (Mr. Taubman, Mr. Turner, Ms. Vaca, Mr. Van de Ven) have been made by Comerica Bank in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to or affiliated with Comerica or its subsidiaries, and the transactions did not involve more than the normal risk of collectability or present other unfavorable features.

  •
  Banking and financial services (other than extensions of credit) provided by Comerica in the ordinary course of business to certain directors and/or their respective immediate family members, affiliated entities and/or charities with which they are affiliated, on terms and conditions not more favorable than those available to other similarly situated customers.

  •
  Charitable contributions or other payments in the ordinary course of business by Comerica and/or the Comerica Charitable Foundation to charitable organizations with which a director or immediate family member is affiliated.

  •
  Service of certain directors on the same non-profit boards or executive committees as Comerica's executive officers.

  •
  Other commercial transactions (not including extensions of credit) entered into in the ordinary course of business between Comerica and entities where a director of Comerica serves in an advisory capacity or the director's spouse is employed as a non-executive officer, where the annual purchases from such entity constitute less than 1% of Comerica's consolidated gross revenues.

  •
  Situations in which Comerica serves in a fiduciary capacity for a client needing legal services where it selects, on behalf of its client, a law firm to represent the client. If applicable, the firm with a related pre-existing relationship with the client is typically selected by Comerica (e.g., the firm that drafted a will in which Comerica is named fiduciary of the associated estate). From time to time, this has resulted in the engagement, by the client, of the firm with which Mr. Turner is a member. Mr. Turner is not directly involved in providing these legal services, and any associated fees are paid to the firm from the client's funds, not from funds belonging to Comerica.

  •
  Situations in which other members of Mr. Turner's law firm represent clients in legal matters indirectly or potentially directly adverse to Comerica, such as loans and other commercial transactions (in which his firm represents a borrower), trust administration matters (where Clark Hill might represent a trust or beneficiary and/or act as co-trustee for a trust for which Comerica serves as trustee), real property claims (in which Clark Hill may represent an entity seeking an easement or condemnation with respect to real property in which Comerica holds the mortgage) and bankruptcy litigation (in which his firm represents creditors other than Comerica), and thus receives fees from such parties it represents, but not from Comerica.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2018, Mr. Cregg, Ms. Kane, Mr. Lindner, Ms. Smith and Mr. Van de Ven served as members of the Governance, Compensation and Nominating Committee. No such individual is, or was during 2018, an officer or employee of Comerica or any of its subsidiaries, nor was any such member formerly an officer of Comerica or any of its subsidiaries. No executive officer of Comerica served as a director or member of the compensation committee of another entity, one of whose directors or executive officers served as a member of our Board or a member of the Governance, Compensation and Nominating Committee.

COMPENSATION OF DIRECTORS

The Governance, Compensation and Nominating Committee determines the form and amount of non-employee director compensation and makes a recommendation to the Board of Directors for final approval. In determining director compensation, the Governance, Compensation and Nominating Committee considers the recommendations of Mr. Babb, as well as information provided by the compensation consultant retained by the Governance, Compensation and Nominating Committee to provide market analyses and consulting services on director compensation matters. See "Role of the Independent Compensation Consultant" on page 55 for more information about the compensation consultant retained by the Governance, Compensation and Nominating Committee.

    Director Compensation Highlights

o
Comerica maintains director stock ownership guidelines encouraging non-employee directors to own at least 5,000 shares of Comerica Common Stock (including restricted stock units) within five years of the date the non-employee director was initially appointed or elected to the Board. Of those 5,000 shares, at least 1,000 shares should be beneficially owned within 12 months of the date the non-employee director was initially appointed to the Board.

  •
  As of December 31, 2018, all non-employee directors have met their respective stock ownership guideline levels, based on period of service.

o
Restricted stock units granted to non-employee directors generally vest over a period of three years after the grant date and will be settled in Comerica Common Stock on the later of the first anniversary of the director's separation from service on the Board and three years after the grant date.

The table below illustrates the compensation structure for non-employee directors in 2018. Employee directors receive no compensation for their Board service. In addition to the compensation described below, each director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.

Elements of 2018 Compensation	Amount

Annual Retainer (cash)(1)	$60,000
Annual Audit Committee Chair and Vice Chair Retainer (cash)(2)	$25,000
Annual Committee Chair and Vice Chair Retainer (other than Audit Committee) (cash)(3)	$20,000
Annual Facilitating Director Retainer (cash)	$25,000
Board or Committee Meeting Fees — per meeting (cash)	$1,500
Board-Sponsored Training Seminar Fees — per seminar (cash)	$1,500
Briefing Fees — per briefing session (cash)	$1,500
Restricted Stock Unit Award(4)	$105,000

Footnotes:

(1)
From January 1, 2018 to September 30, 2018, this annual retainer was $50,000. It was increased to $60,000, effective October 1, 2018.

(2)
Additional annual retainer for the chair and, if applicable, vice chair, of the Audit Committee. From January 1, 2018 to September 30, 2018, this annual retainer was $20,000. It was increased to $25,000, effective October 1, 2018.

(3)
Additional annual retainer for the chair and, if applicable, vice chair, of each non-temporary committee, with the exception of the chair and vice chair of the Audit Committee.

(4)
On July 24, 2018, each non-employee director received a grant of 1,100 restricted stock units with a fair market value of approximately $105,000 based on the closing stock price on the date of grant, generally vesting over three years following the date of grant.

The following table provides information on the compensation of Comerica's directors who served at any point during the fiscal year ended December 31, 2018.

2018 Director Compensation Table

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)(5)	All Other Compensation ($)	Total ($)

Michael E. Collins	99,000	105,050	—	—	—	—	204,050
Roger A. Cregg	94,500	105,050	—	—	—	—	199,550
T. Kevin DeNicola	140,250	105,050	—	—	—	—	245,300
Jacqueline P. Kane	75,000	105,050	—	—	—	—	180,050
Richard G. Lindner	130,500	105,050	—	—	—	—	235,550
Barbara R. Smith	75,000	105,050	—	—	—	—	180,050
Robert S. Taubman	72,000	105,050	—	—	—	5,000(6)	182,050
Reginald M. Turner, Jr.	120,500	105,050	—	—	—	—	225,550
Nina G. Vaca	94,500	105,050	—	—	—	—	199,550
Michael G. Van de Ven	75,000	105,050	—	—	—	—	180,050

Footnotes:

(1)
Employee directors do not receive any compensation with respect to their service on the Board; accordingly, Mr. Babb and Mr. Farmer are not included in this table.

(2)
This column reports the amount of cash compensation earned with respect to the 2018 calendar year for Board and committee service. Comerica pays the applicable retainer and meeting fees to each non-employee director on a quarterly basis.

(3)
This column represents the grant date fair value of restricted stock units granted to non-employee directors in 2018 in accordance with ASC 718 and Item 402 of Regulation S-K. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 16 in the Consolidated Financial Statements in Comerica's Annual Report on Form 10-K for the year ended December 31, 2018. The aggregate number of restricted stock units, including dividend equivalents that were reinvested in restricted stock units, outstanding as of December 31, 2018 for non-employee directors who served on the Board during 2018, is as follows: Mr. Collins: 2,486 stock units; Mr. Cregg: 22,652 stock units; Mr. DeNicola: 22,652 stock units; Ms. Kane: 18,925 stock units; Mr. Lindner: 21,243 stock units; Ms. Smith: 1,107 stock units; Mr. Taubman: 25,616 stock units; Mr. Turner: 25,156 stock units; Ms. Vaca: 18,925 stock units; and Mr. Van de Ven: 2,486 stock units. The restricted stock units can be accelerated due to death or disability.

(4)
None of the earnings under the deferred compensation programs are above-market or preferential, so no such amounts are shown in this column. For more details see the "Deferred Compensation Plans" section below. Any 2018 contributions to non-employee director deferred compensation programs are included in the "Fees Earned or Paid in Cash" column, per SEC rules. This column does not include distributions under non-employee director deferred compensation programs in 2018 since they were reported in fees earned in the previous years.

(5)
Because benefit accruals froze for both of Comerica's director retirement plans on May 15, 1998, there was no change in the participants' pension values in 2018. The only non-employee director who served in 2018 and who was covered by the retirement plans is Mr. Taubman.

(6)
Consists of a charitable contribution made in honor of a late family member of Mr. Taubman.

Director Compensation Plans

Deferred Compensation Plans	Non-employee directors can defer some or all of their cash compensation into either a stock-settled plan — where deferred compensation earns a return based on the return of Comerica Common Stock during the deferral period — or a cash-settled investment fund plan — where deferred compensation earns a return based on broad-based investment funds elected by the director.

Equity Incentive Plans	A total of 350,000 shares of Comerica Common Stock can be issued as stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards under the 2015 Incentive Plan for Non-Employee Directors.

Retirement Plans	No retirement plan is currently offered to non-employee directors.

Mr. Taubman has vested benefits under legacy plans that were terminated in 1998. He will receive a monthly benefit of $1,666.67 for 120 months, payable when he reaches age 65 or retires from the Board, whichever occurs later, except in the case of illness or disability. There is no survivor benefit.

PROPOSAL II SUBMITTED FOR YOUR VOTE
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that you vote "FOR"
the proposal set forth below.

The Audit Committee of Comerica has selected Ernst & Young LLP ("Ernst & Young"), our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2019, and recommends that the shareholders vote for ratification of such appointment.

Ernst & Young has served as our independent registered public accounting firm since 1992. The Audit Committee has carefully considered the selection of Ernst & Young as Comerica's independent registered public accounting firm, and has also considered whether there should be regular rotation of the independent registered public accounting firm. In conjunction with the mandated rotation of the independent registered public accounting firm's lead engagement partner, the Audit Committee and its Chairman are involved in the process for selecting Ernst & Young's new lead engagement partner. This rotation process recently occurred, with a new individual assuming the role of lead engagement partner in 2017. The members of the Audit Committee believe that the continued retention of Ernst & Young to serve as Comerica's independent registered public accounting firm is in the best interests of the Company and its shareholders.

As a matter of good corporate governance, the selection of Ernst & Young is being submitted to the shareholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if Ernst & Young is ratified as Comerica's independent registered public accounting firm by the shareholders, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Comerica and its shareholders. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from shareholders.

COMERICA'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO RATIFY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees to Independent Registered Public Accounting Firm

The following aggregate fees were billed to Comerica for professional services by Ernst & Young for fiscal years 2018 and 2017.

	2018	2017
Audit Fees	$2,871,697	$2,724,508
Audit-Related Fees	276,923	295,400
Tax Fees	378,423	677,820
All Other Fees	2,000	113,309

	$3,529,043	$3,811,037

Audit Fees

Audit fees consist of fees billed to Comerica and its subsidiaries by Ernst & Young for the audit of Comerica's annual consolidated financial statements included in our Annual Reports on Form 10-K, the review of financial statements included in Comerica's Quarterly Reports on Form 10-Q, and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees consist of fees billed to Comerica and its subsidiaries by Ernst & Young for the assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of Comerica's financial statements. Audit-related fees consisted mainly of the audits of Comerica's benefit plans and the internal control (SSAE 18 Report) for Comerica's trust department. The Audit Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.

Tax Fees

Tax fees consist of fees billed to Comerica and its subsidiaries by Ernst & Young for professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning. Tax fees consisted mainly of consultation on tax planning for Comerica and its subsidiaries, IRS examinations and Form 1120. The Audit Committee considered whether, and determined that, the provision of these services is compatible with maintaining the independence of Ernst & Young.

All Other Fees

Ernst & Young billed Comerica for fees for products and services other than those described in the previous three paragraphs. Those products and services consisted of subscription fees for on-line accounting and tax research tools for both 2018 and 2017, and permitted professional services related to a data analytics review in 2017.

Services for Investment Vehicles

In connection with the advisory, management, trustee and similar services that Comerica's affiliates provide to mutual funds, collective funds and common trust funds, Comerica from time to time selects, and in limited circumstances employs, outside accountants to perform audit and other services for the investment vehicles. In such cases, Comerica typically uses a request-for-proposal process that has resulted in the selection of Ernst & Young, among other independent registered public accounting firms. In addition, Ernst & Young has agreements with financial services companies pursuant to which it may receive compensation for certain transactions, including transactions in which Comerica may participate from time to time, and Ernst & Young also receives fees from time to time from Comerica's customers when acting on their behalf in connection with lending or other relationships between Comerica's affiliates and their customers. The fees discussed in this paragraph are not included in the totals provided in the above paragraphs because the fees are generally charged to the investment vehicle, customer or other applicable party, except as noted on the "Fees to Independent Registered Public Accounting Firm" schedule above.

Pre-Approval Policy

The Audit Committee has a policy to review, and, if such services are appropriate in the discretion of the Audit Committee, pre-approve (i) all auditing services to be provided by the independent registered public accounting firm (which may entail providing comfort letters in connection with securities underwritings or statutory audits required for insurance companies for purposes of state law) and (ii) all permitted(1) non-audit services (including tax services) to be provided by the independent registered public accounting firm, provided that pre-approval is not required with respect to non-audit services if (a) the aggregate amount of non-audit services provided to Comerica constitutes not more than 5% of the total amount of revenues paid by Comerica to its auditor during the fiscal year in which the non-audit services are provided; (b) such services were not recognized by Comerica at the time of the engagement to be non-audit services; and (c) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee has authorized its chair to pre-approve such services between Audit Committee meetings. All of the services provided by Ernst & Young for the years ended December 31, 2018 and December 31, 2017 were pre-approved by the Audit Committee under its pre-approval policy.

Footnote:
(1)
For purposes of the foregoing, permitted non-audit services shall not, unless otherwise allowed under applicable laws, include: (i) bookkeeping or other services related to the accounting records or financial statements of Comerica; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser, or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

The information contained in the Audit Committee Report is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.

 AUDIT COMMITTEE REPORT

The Audit Committee oversees Comerica's financial reporting process on behalf of the Board of Directors and is comprised of all outside directors who are independent within the meaning of, and meet the experience requirements of, the applicable rules of the NYSE and the SEC. In addition to its duties regarding oversight of Comerica's financial reporting process, including as it relates to the integrity of the financial statements, the independent registered public accounting firm's qualifications and independence and the performance of the independent registered public accounting firm and Comerica's internal audit function, the Audit Committee also has sole authority to appoint or replace the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm as provided in Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee charter, which was adopted and approved by the Board, specifies the scope of the Audit Committee's responsibilities and the manner in which it carries out those responsibilities. Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, among other things, the Audit Committee reviewed and discussed the audited financial statements included in Comerica's Annual Report on Form 10-K with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements and a discussion of related controls, procedures, compliance and other matters.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee also has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm their independence from management and Comerica, and reviewed and considered whether the provision of non-audit services and receipt of certain compensation by the independent registered public accounting firm are compatible with maintaining the independent registered public accounting firm's independence. In addition, the Audit Committee reviewed with the independent registered public accounting firm all critical accounting policies and practices to be used.

In reliance on the reviews and discussions referred to above and such other considerations as the Audit Committee determined to be appropriate, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Comerica's Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

The Audit Committee

T. Kevin DeNicola, Chairman
Michael E. Collins
Roger A. Cregg
Reginald M. Turner, Jr.
Nina G. Vaca

January 21, 2019

EXECUTIVE OFFICERS

The following table provides information about Comerica's current executive officers. The Board has determined that the current officers who are in charge of principal business units, divisions or functions and officers of Comerica or its subsidiaries who perform significant policy making functions for Comerica are (1) the members of the Management Executive Committee and (2) the Chief Accounting Officer. The current members of the Management Executive Committee are marked with an asterisk (*) below.

Name	Age as of March 12, 2019	Principal Occupation and Business Experience During Past 5 Years(1)	Executive Officer
Ralph W. Babb, Jr.*	70	Chief Executive Officer (since January 2002), Chairman (since October 2002), President (January 2002 to April 2015), Chief Financial Officer (June 1995 to April 2002) and Vice Chairman (March 1999 to January 2002), Comerica Incorporated and Comerica Bank.	1995-Present
John D. Buchanan*	55

Executive Vice President (since August 2015) and Chief Legal Officer and Corporate Secretary (since January 2016), Comerica Incorporated and Comerica Bank; Senior Vice President, General Counsel and Corporate Secretary (February 2012 to August 2015), Federal Reserve Bank of Dallas (regulatory agency).

			2015-Present
Megan D. Burkhart*	47

Executive Vice President, Chief Human Resources Officer (since January 2010) and Senior Vice President and Director of Compensation (February 2007 to January 2010), Comerica Incorporated and Comerica Bank.

			2010-Present
Muneera S. Carr*	50

Chief Financial Officer (since January 2018), Chief Accounting Officer (July 2010 to January 2018), Executive Vice President (since February 2013) and Senior Vice President (February 2010 to February 2013), Comerica Incorporated and Comerica Bank.

			2010-Present
Curtis C. Farmer*	56

President (since April 2015); Vice Chairman (April 2011 to April 2015) and Executive Vice President (October 2008 to April 2011), Comerica Incorporated and Comerica Bank. Director of Comerica Incorporated since July 2018.

			2008-Present

Name	Age as of March 12, 2019	Principal Occupation and Business Experience During Past 5 Years(1)	Executive Officer
Peter W. Guilfoile*	58

Executive Vice President and Chief Credit Officer (since February 2015), Comerica Incorporated and Comerica Bank; Executive Vice President, National Credit Administration Manager (May 2013 to January 2015) and Senior Vice President and Chief Credit Officer — Western Market (March 2009 to August 2013), Comerica Bank.

			2015-Present
Christine M. Moore*	56

Executive Vice President (since July 2016), General Auditor (since May 2016), Senior Vice President (January 2007 to July 2016), Deputy General Auditor (September 2013 to May 2016), and Audit Director (January 2007 to September 2013), Comerica Incorporated and Comerica Bank.

			2016-Present
Jay K. Oberg*	49

Chief Risk Officer (since January 2019), Executive Vice President, Corporate Development, Strategy and Capital Planning (since January 2017), and Senior Vice President (October 2007 to January 2017), Comerica Incorporated and Comerica Bank.

			January 2019-Present
Paul R. Obermeyer*	61

Executive Vice President (since September 2010), Chief Enterprise Technology and Operational Services Officer (since April 2017) and Chief Information Officer (November 2010 to April 2017), Comerica Incorporated; Executive Vice President (since September 2005), Comerica Bank.

			2010-Present
Mauricio A. Ortiz	40

Chief Accounting Officer (since January 2018), Senior Vice President (since February 2015), Assistant Controller (February 2015 to January 2018) and Vice President, Accounting Policy and Research (July 2011 to February 2015), Comerica Incorporated and Comerica Bank.

			January 2018-Present

Footnotes:

*
Member of the Management Executive Committee

(1)
References to Comerica and Comerica Bank (the primary banking subsidiary of Comerica) include their predecessors, where applicable.

PROPOSAL III SUBMITTED FOR YOUR VOTE

APPROVAL OF A NON-BINDING, ADVISORY PROPOSAL APPROVING EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote "FOR"
the proposal set forth below.

Executive Compensation

The Governance, Compensation and Nominating Committee annually reviews Comerica's compensation programs to ensure that they demonstrate a strong pay for performance link, reflect good governance and are consistent with appropriate industry practices. These programs are described in the "Compensation Discussion and Analysis" section, the compensation tables and the related narrative discussion. As outlined in the "Compensation Discussion and Analysis" section, our compensation programs are structured to align the interests of our executives with the interests of our shareholders, to attract, retain and motivate superior executive talent; to provide a competitive advantage within the banking industry; to create a framework that delivers pay commensurate with financial results over the short and long-term; and to reduce incentives for unnecessary and excessive risk-taking.

The Board strongly supports Comerica's executive pay practices and, as required pursuant to Section 14A of the Securities Exchange Act of 1934, asks shareholders to support its executive compensation program by approving the following resolution:

  RESOLVED, that the shareholders of Comerica Incorporated approve, on an advisory basis, the compensation of Comerica's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and Section 14(a) of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement.

Because your vote on this proposal is advisory, it will not be binding on the Board. However, the Governance, Compensation and Nominating Committee will take into account the outcome of the vote when considering future executive compensation arrangements. As required pursuant to Section 14A of the Securities Exchange Act, the Board has determined to hold an advisory vote on executive compensation every year until our shareholders vote again on the frequency of this advisory vote. Accordingly, shareholders will have the ability to vote again on our executive compensation next year at our 2020 Annual Meeting of Shareholders. Additionally, our shareholders will have the ability to vote on the frequency of the advisory vote (every one, two or three years) at our 2023 Annual Meeting of Shareholders.

COMERICA'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO APPROVE EXECUTIVE COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

BUSINESS HIGHLIGHTS FOR 2018

2018 was a year of definitive progress for Comerica. We drove substantial revenue growth, while maintaining favorable credit metrics and well-controlled expenses. We also benefitted from a lower tax rate due to tax reform. Through a significant increase in our share repurchases and dividend, we were able to achieve an all-time high for capital returned to our shareholders. We reported a return on assets of 1.75% and a return on equity of 15.82% which clearly demonstrated our commitment to enhancing shareholder value.

Some of our noteworthy accomplishments in 2018 included1:

    •
    Grew net interest income 14% as we skillfully managed loan and deposit pricing as interest rates rose throughout 2018.

    •
    Aided by our GEAR Up initiatives, increased customer-driven fee income, such as card, fiduciary and brokerage fees.

    •
    Total revenue increased to an all-time high, surpassing last year's record.

    •
    Improved our efficiency ratio to 54% as a result of robust revenue growth combined with tight expense control, which was aided by our GEAR Up initiatives.

    •
    Strong credit quality was evidenced by the continued reduction in criticized loans, which were at very low levels. Net credit-related charge-offs were 11 basis points of average loans. This resulted in a decrease of $75 million in our provision for credit losses, from a provision of $74 million in 2017 to a $1 million benefit in 2018.

    •
    Achieved a 24% increase in pre-tax income.

    •
    A $191 million decrease in the provision for income taxes resulted from the impact of a lower statutory tax rate due to tax reform and a $120 million decrease in discrete tax items, partially offset by an increase in pre-tax income.

    •
    Drove net income to $1.2 billion, an increase of $492 million, or 66%, as well as a 74% increase in earnings per share, to a record $7.20.

    •
    Repurchased 14.8 million shares of common stock under our equity repurchase program. Additionally, increased our dividend 69% to $1.84 per share and, subsequent to year-end, increased the quarterly dividend further by 7 cents per share, payable April 1, 2019. Altogether, we returned $1.6 billion to shareholders in 2018, an increase of $903 million.

    •
    Having already achieved our first- and second-generation greenhouse gas ("GHG") reduction goals, set new goals to reduce our real estate-related GHG emissions by 50% by 2025; by 65% by 2030, and by 100% by 2050 (compared to our 2012 baseline).

    •
    Total shareholder return ("TSR"), which includes price appreciation and dividends paid, for the one-year period was -19% (vs. peer2 average of -18%), three-year period was 74% (vs. peer2 average of 30%) and five-year period was 58% (vs. peer2 average of 36%).

1
Balances as of December 31, 2018, as compared to December 31, 2017. Activity and performance for the year ended December 31, 2018, as compared to the year ended December 31, 2017.

2
The peer group is listed in the "Peer Group and Benchmarking" section of this proxy statement on page 56.

COMPENSATION HIGHLIGHTS FOR 2018

We use our executive compensation programs to align the interests of executive officers with the interests of our shareholders. Our programs are designed to attract, retain, and motivate leadership to sustain our competitive advantage in the financial sector, and to provide a framework that encourages strong financial results and positive shareholder returns over the long-term.

Our executive compensation programs are developed through a robust review process between management and the Board of Directors. For 2018, based on shareholder and regulatory feedback, the Governance, Compensation and Nominating Committee (the "Committee") refined our compensation programs to more closely calibrate them with short and long-term goals, while maintaining a strong pay-for-performance linkage. Key highlights include:

    •
    Eliminated the long-term cash program ("LTEI"), which measured performance relative to peers. This change better aligns program design with other financial institutions and feedback received from regulators and investors.

    •
    Redistributed the incentive opportunity previously provided under the LTEI among the short-term cash and long-term equity incentive programs, thus retaining market competitive incentive compensation.

    •
    Replaced time-based restricted stock awards ("RSAs" or "restricted stock") with restricted stock units ("RSUs") with a retirement provision. Unlike the previously-awarded RSAs, dividends on the RSUs are accumulated and paid in cash at the time of vesting and will not be distributed on unvested shares.

    •
    Revised stock program to include all senior officers, regardless of pay grade, in the Senior Executive Long-Term Performance Program ("SELTPP"), a three-year, forward-looking performance program. This is the first time that all senior officers have equity awards subject to performance goals.

    •
    Adopted a new equity compensation plan, approved by shareholders in April 2018, that includes key best practices, such as:

    o
    Double-trigger vesting if awards are assumed by a buyer;

    o
    Prohibition on repricing of stock options and stock appreciation rights;

    o
    Minimum vesting requirement for at least 95% of plan awards;

    o
    No payout of dividends on unvested equity; and

    o
    Individual share limits.

Compensation for the 2018 Performance Period

SHAREHOLDER OUTREACH

Shareholder outreach is an integral part of Comerica's business practices, as shareholders provide insight on a variety of topics, including operations, governance and compensation. In addition to discussing industry matters and Comerica's performance, we receive feedback frequently from our investors at investor conferences, in which we participate at least quarterly, and during periodic office visits to investors' offices or when investors visit our Dallas headquarters. Comerica regularly solicits input from shareholders specifically aimed at supporting an ongoing dialogue to address governance, compensation and other topics of interest.

During 2018, as is our customary practice, we reached out to our top 25 shareholders, who collectively hold approximately 52% of our shares, as well as a number of additional shareholders who expressed an interest in providing feedback or who had provided feedback in the past.

                   Approximately 98% of our shareholders voted for our 2018 "Say On Pay" proposal.

We considered this overwhelming shareholder support in reviewing our executive compensation programs for 2018 and believe that the vote reinforces our 2018 compensation program changes, which we previewed for shareholders in last year's proxy statement. Accordingly, the Committee and management are comfortable that the new programs met our objectives - ensuring the compensation programs demonstrate a strong pay for performance linkage, reflect good governance and are consistent with appropriate industry practices. Additionally, the 2018 programs supported GEAR Up initiatives and helped fuel our pursuit of balanced growth and increased efficiency. The Committee intends to keep the existing program structure in place for 2019, but will continue to consider shareholder feedback, as well as evolving executive compensation practices and regulatory requirements, in the future when designing executive compensation programs.

COMPENSATION DECISIONS FOR THE NAMED EXECUTIVE OFFICERS

For 2018, Comerica's named executive officers ("NEOs") were as follows:

Named Executive Officers

Ralph W. Babb, Jr.	Chairman of the Board and Chief Executive Officer

David E. Duprey(1)	Former Executive Vice President and Chief Financial Officer

Muneera S. Carr	Executive Vice President and Chief Financial Officer

Curtis C. Farmer	President

John D. Buchanan	Executive Vice President - Chief Legal Officer, and Corporate Secretary

Michael H. Michalak(1)	Former Executive Vice President and Chief Risk Officer

(1)
Mr. Duprey retired in February 2018 and Mr. Michalak retired in January 2019.

Individual compensation decisions (base salary adjustments and incentive awards) for all the NEOs are based upon operational performance, achievement of strategic initiatives and individual performance. The Committee, in its sole discretion, determines any salary adjustments and approves the short-term and long-term incentive awards for the CEO.

Base Salary

The Committee approved base salary increases for the NEOs (other than Mr. Duprey) that were effective February 2018. The base salary increases include a standard merit increase and also recognize individual performance, experience, criticality of the position and market data.

2018 Salary Increases

	Percent Increase	2018 Base Salary

Mr. Babb	2%	$1,315,000

Mr. Duprey(1)	N/A	$624,000

Ms. Carr(2)	45%	$500,000

Mr. Farmer	7%	$771,000

Mr. Buchanan	3%	$613,000

Mr. Michalak(3)	9%	$600,000

(1)
Reflects Mr. Duprey's annual base salary at the time of his retirement.

(2)
Ms. Carr's increase in base salary is reflective of her promotion to Chief Financial Officer.

(3)
Mr. Michalak's increase in base salary is reflective of market competitiveness for the Chief Risk Officer Role as well as his performance.

Annual Executive Incentive Program

The 2018 Annual Executive Incentive Program, or AEI, measured our earnings per share excluding certain non-performance items ("EPS excluding non-performance items") and return on average assets excluding certain non-performance items ("ROA excluding non-performance items") versus pre-established performance goals during the 2018 fiscal year. See "Short-Term Incentive (AEI)" below for a description of how we calculate these measures. Further details about the program structure can be found on pages 58-60. Generally, funding under the program is a product of base salary, the corporate performance funding percentage and the individual incentive target.

2018 Annual Corporate Performance

Metric	CMA Goal	CMA Actual Performance	Achievement
EPS excluding non-performance items	$5.98	$7.44	124%
ROA excluding non-performance items	1.47%	1.80%	123%
Total Weighted Achievement			124%
Total Funding as a Percent of Target			196%

Funding Percentage Calculation

As reflected in "Business Highlights," above, robust revenue, prudent expense control and strong credit quality resulted in a 24 percent increase in pretax income over 2017. In addition, earnings per share benefited from a lower tax rate and our active capital management.

Performance Targets versus Actual Performance

The corporate funding targets were derived from our internal financial plan that is used to set corporate and business unit performance goals. As reflected in the chart above, the goals increased significantly from 2017 to 2018. The increase was intended to act as a driver to ensure senior officers were focused on implementing key goals outlined in the GEAR Up initiative, as well as to recognize the net benefit of rising interest rates.

Each NEO had a target opportunity under the 2018 AEI expressed as a percentage of base salary. Individual incentive targets were modestly increased in 2018 to competitively align the compensation opportunity for each NEO due to the elimination of the long-term cash program.

Mr. Babb's AEI award was determined by the Committee utilizing the corporate funding level as the baseline. In 2018, Mr. Babb continued to lead the successful execution of our enterprise-wide GEAR Up initiative, lowering Comerica's 2018 efficiency ratio below 54% and raising 2018 return on equity to almost 16%. After a review of Mr. Babb's performance, which includes factors such as Comerica's financial results, regulatory compliance and leadership, the Committee awarded Mr. Babb 100% of his corporate funding amount.

For the other NEOs, the Committee determined individual AEI awards utilizing the corporate funding amount achieved based on corporate results, followed by an assessment of individual performance, including feedback from the CEO.

Individual performance factors utilized in determining awards for the NEOs included the following:

  Muneera S. Carr

  •
  Transitioned to the CFO role including a focus on investor relations and favorably repositioning $1.3 billion in securities.

  •
  Focused on sustainability as Comerica was listed on Barron's 100 Most Sustainable Companies and as one of America's 100 Most Just Companies by Just Capital and Forbes.

  •
  Remained well informed regarding legislative and regulatory changes to understand the impact to Comerica and identify appropriate strategies for implementation.

  •
  Executed 2018 GEAR Up initiatives, and exceeded established targets for real estate savings.

  •
  Implemented new procurement platform and developed new reporting and analysis to allow for enhanced modeling of environmental factors and initiatives and the impact to Comerica.

  •
  Maintained the appropriate focus on operational risk and compliance to align with Comerica's Risk Appetite Statement and achieved 2018 financial goals.

  •
  Continued to focus on colleague development as well as supporting Comerica's diversity and involvement initiatives.

    In particular, for 2018, Ms. Carr successfully took over the CFO role overseeing financial reporting, accounting, procurement, investor relations, treasury, corporate security, economics and real estate, while also training the new Chief Accounting Officer.

  Curtis C. Farmer

  •
  Achievement of strategic initiatives such as enhanced partnership and collaboration across the business to support customer needs, sales enablement through technology improvements and streamlined processes, and colleague training to provide meaningful customer benefits.

  •
  Assumed responsibility for the Technology & Operations organization with a focus on ensuring projects were effectively managed to optimize the cost, time function and revenue impacts.

  •
  Development of marketing analytics to drive customer retention, deeper customer relationships and identification of new clients.

  •
  Expanded Comerica's market presence through community involvement and by representing the organization at key events and sponsorships.

  •
  Continued focus on Comerica's GEAR Up initiatives, specifically through the Retail sales staff rationalization.

  •
  Achievement of annual financial goals while reflecting a balance between risk and return.

  •
  Set the appropriate tone to ensure business was conducted consistent with Comerica's Risk Appetite Statement, appropriately managed operational risk and received satisfactory audit outcomes.

  •
  Supported diversity and involvement initiatives through colleague development, market segment initiatives and volunteerism.

  In particular, in 2018, Mr. Farmer continued to focus on the remaining GEAR Up initiatives to increase productivity and drive growth across Comerica's network. Additionally, Mr. Farmer's role expanded as he assumed responsibility for Technology & Operations.

  John D. Buchanan

  •
  Administered governance matters for the Board of Directors and Board Committees.

  •
  Managed relationships with federal and state regulatory agencies as well as overseeing the government affairs division.

  •
  Demonstrated leadership within the department and across the organization as well as supported Comerica's diversity and inclusion goals.

  •
  Successfully conducted talent management and succession planning to support colleague development and growth.

  •
  Directed legal affairs of Comerica in all areas, including legal compliance with federal and state law, rules and regulations.

  •
  Achieved 2018 financial goals.

  •
  Appropriately managed risk and provided guidance across the organization to ensure alignment with Comerica's Risk Appetite Statement.

    In particular, in 2018, Mr. Buchanan provided timely counsel regarding evolving regulations and best practices in corporate governance matters. He also maintained strong working relationships with both federal and state banking agencies.

  Michael H. Michalak

  •
  Ensured Comerica's Risk Appetite Statement continued to evolve and align with both Comerica's culture and regulatory expectations.

  •
  Provided comprehensive communication, education and training to support overall risk management with both management and the Board of Directors.

  •
  Achieved 2018 financial goals.

  •
  Identified and began transition of responsibilities to the new Chief Risk Officer, including internal stress testing.

  •
  Successfully conducted talent management and succession planning to support colleague development and growth as well as supported Comerica's diversity and inclusion objectives.

  •
  Maintained strong relationships with banking agencies.

  In particular, in 2018, Mr. Michalak focused on technology improvements to better manage risk throughout the division and transitioned his responsibilities smoothly to the new Chief Risk Officer.

Based on evaluations of the foregoing factors, the Committee approved the remaining NEOs' AEI awards at 100% of the corporate funding amounts, as shown in the "2018 AEI Program Awards" table below.

2018 AEI Program Awards

	Individual Award	Individual Target as a Percent of Base	Individual Award as a Percent of Target

Mr. Babb	$2,964,010	115%	196%

Mr. Duprey(1)	N/A	N/A	N/A

Ms. Carr	$857,500	90%	196%

Mr. Farmer	$1,586,718	105%	196%

Mr. Buchanan	$961,184	80%	196%

Mr. Michalak	$940,800	80%	196%

(1)
Mr. Duprey did not receive an incentive award for 2018 due to his retirement.

Long-Term Incentives

2018 equity grants include SELTPP (65%), RSUs (25%) and stock options (10%). SELTPP and RSUs fully vest after a period ranging from three years to five years, and stock options fully vest after four years. A substantial portion of the total grant amount is subject to robust performance measures, and the value that is ultimately earned by the NEOs is contingent on both corporate performance and stock price. The target award for each individual was determined based on the NEO's position, experience, contribution and internal parity, as well as competitiveness of equity values compared to market data compiled by the Committee's independent compensation consultant. Equity values are reviewed on the basis of both their monetary value and as a percentage of salary. Regulatory guidance is also considered in setting the target awards.

The Committee may reduce any executive's target award if it deems appropriate.

2018 Grants

NEO	Stock Option Grant	Restricted Stock Grant	SELTPP Grant (Target)	Total Equity Grant Value

Mr. Babb	$429,028	$1,074,896	$2,736,715	$4,240,639

Mr. Duprey	N/A	N/A	N/A	N/A

Ms. Carr	$79,742	$200,025	$509,200	$788,967

Mr. Farmer	$149,629	$374,809	$954,516	$1,478,954

Mr. Buchanan	$69,281	$173,355	$441,586	$684,222

Mr. Michalak	$64,127	$160,973	$409,411	$634,511

(1)
Mr. Duprey did not receive an equity award for 2018 due to retirement.

EQUITY PERFORMANCE TARGETS

SELTPP Units for the Performance Period Ended December 31, 2018

In 2016, Comerica granted restricted stock units under the SELTPP. These awards were eligible to vest based on Comerica's ROCE excluding non-performance items over a three-year period (2016-2018) relative to a goal ROCE excluding non-performance items established at the beginning of the performance period. When the target was set in January 2016, Comerica had not yet undertaken the GEAR Up initiative and the Committee strove to set a goal that could be achieved with solid, sustained performance over the measurement period. These 2016 SELTPP grants were settled in February 2019 following the end of the performance period. Performance results are described below.

2016—2018 SELTPP Performance

Metric	Target	Actual Achievement	Payout as a % of Target Award	Negative Modifier Applied
3 Year Average ROCE Excluding Non-Performance Items	8.0%	11.01%	126.1%	No
TSR Modifier		1st Quartile

2016-2018 SELTPP Award Vesting

	2016 Target Award	Performance Adjusted Shares Distributed

Mr. Babb	81,895	103,269

Mr. Duprey	12,170	15,346

Ms. Carr	5,640	7,112

Mr. Farmer	25,590	32,268

Mr. Buchanan	16,710	21,071

Mr. Michalak	10,235	12,906

SELTPP Performance Targets

After a moderate increase in the SELTPP targets for 2017 grants compared to 2016, SELTPP targets increased substantially for the 2018 and 2019 grants in light of Comerica's strong performance, the implementation of GEAR Up and the improved interest rate environment, as shown in the chart below:

ROCE Excluding Non-Performance Items Targets

	2016-2018 Performance Period	2017-2019 Performance Period	2018-2020 Performance Period	2019-2021 Performance Period

Target	8.0%	9.0%	12.0%	17.0%

Threshold	3.0%	6.0%	8.0%	13.0%

Target Range	7.0%-9.0%	8.0%-10.0%	11.0%-13.0%	16.0%-18.0%

Maximum	13.0%	12.0%	16.0%	21.0%

TSR Modifier	–10% for bottom quartile	–10% for bottom quartile	–10% for bottom quartile	–10% for bottom quartile

Performance targets are not intended to be predictions of future events or other forms of forward-looking statements, and should not be relied upon for any purpose outside the context of this Compensation Discussion and Analysis. Further details about the program structure can be found on pages 61-62.

Compensation Philosophy and Objectives

We use our executive compensation programs to align the interests of executive officers with the interests of our shareholders. Our programs are designed to attract, retain and motivate leadership to sustain our competitive advantage in the financial sector, and to provide a framework that encourages outstanding financial results and shareholder returns over the long-term. We generally strive to set target compensation opportunities near the median of our peer group, with actual payouts in respect of variable compensation dependent on performance. We utilize a mix of variable compensation programs that measure long-term and short-term results with rewards delivered in cash and shares of Comerica's stock. This balanced approach towards compensation supports our business strategies, aligns with our pay for performance philosophy, and is reinforced through sound compensation governance to mitigate excessive risk taking.

PAY PRACTICES

What We Do Have:	What We Don't Have:

• Clawback policy in addition to Sarbanes-Oxley requirements	• Employment agreements*

• Forfeiture provisions which the Committee can utilize in the event of adverse risk outcomes to cancel all or part of outstanding, unvested stock awards	• Excise tax gross-up payments for change of control agreements entered into after 2008, and Comerica will not include this provision in future agreements

• Carefully-considered risk management process, including the use of compensation that vests over multiple time periods based on a variety of performance metrics	• Modified single-trigger severance for change of control agreements entered into after 2008, and Comerica will not include this provision in future agreements

•

Robust stock ownership guidelines for senior executives and the Board of Directors. The CEO is expected to own 6X his salary, the President 4X and the other NEOs 3X; directors have a 5,000-share holding expectation

• Repricing or replacing of underwater stock options or SARs without shareholder approval

• Post vesting holding requirement for directors. Vested restricted stock units are settled in Comerica Common Stock on the first anniversary of the director's separation of service from the Board	• Perquisites, which were eliminated for executive officers in 2010

• Minimum vesting requirement for at least 95% of equity incentive plan awards	• Pledging or hedging shares by employees or directors is prohibited

• Independent compensation consultant who works solely for the Committee and performs no other work for Comerica	• Non-independent directors on the compensation committee: the entire Committee meets SEC and NYSE

• Negative discretion which the Committee can utilize in determining incentive funding or award determinations	independence requirements
*
Mr. Babb has an outstanding Supplemental Pension and Retiree Medical Agreement dated May 29, 1998. Details can be found on page 66.

ROLES AND RESPONSIBILITIES

Role of the Compensation Committee:

The Committee is responsible for overseeing the development and administration of our compensation programs, is comprised of independent directors, and reviews and approves all aspects of our executive compensation programs.

To aid the Committee in satisfying its responsibilities, the Committee retained Frederic W. Cook & Co. Inc., ("FW Cook") in June of 2013 to act as its independent consultant. FW Cook reports directly to the Committee and performs no other work for Comerica. As part of its annual review of FW Cook in 2018, the Committee analyzed if hiring FW Cook would raise a conflict of interest. The Committee performed this analysis by taking into consideration the following factors:

  •
  Any other services provided to Comerica by FW Cook
  •
  The amount of fees FW Cook received from Comerica as a percentage of FW Cook's total revenue
  •
  Policies and procedures FW Cook utilizes to prevent conflicts of interest
  •
  Any business or personal relationship of the individual compensation advisor of FW Cook with any member of the Committee or an executive officer of Comerica
  •
  Any Comerica stock owned by FW Cook or the Committee's individual advisor
  •
  Any business or personal relationship of FW Cook with an executive officer of Comerica

With respect to the Committee's evaluation of FW Cook's independence, Comerica did not pay any fees to FW Cook in 2018 other than in connection with work performed for the Committee. During the analysis, FW's primary representative to the Committee indicated that fees paid annually to FW Cook by Comerica are less than 1% of FW Cook's annual consolidated total revenue. He also discussed with the Committee various policies developed by FW Cook to safeguard the independence of the compensation advice it provides; indicated that he has no personal or business relationship with Committee members or executive officers at Comerica; indicated that he is not aware of any personal or business relationship between Comerica's executive officers and FW Cook; and indicated that neither he nor his immediate family members own any Comerica shares. The Committee determined, based on its analysis of the above factors that the work of FW Cook and the individual compensation advisors employed by FW Cook as compensation consultants to the Committee has not presented any conflict of interest.

Role of the Independent Compensation Consultant:

  •
  Attends Committee meetings
  •
  Provides independent advice to the Committee on current trends and best practices in compensation design and program alternatives and advises on plans or practices that may improve effectiveness
  •
  Furnishes the Committee with peer compensation data on the NEOs and non-employee directors to provide independent recommendation on compensation
  •
  Reviews the Compensation Discussion and Analysis section of the proxy statement
  •
  Evaluates the programs in light of regulatory expectations and provides feedback to the Committee
  •
  Helps the Committee ensure programs align executives with shareholders' interests

The compensation consultant does not separately meet with the CEO or discuss with the CEO any aspect of his compensation.

The Committee may consult with its independent compensation consultant as described above; however, the Committee uses its own judgment in making final decisions regarding the compensation paid to our executive officers.

Role of the CEO:

  •
  Provides compensation recommendations on the other NEOs and other members of the leadership team. The CEO leverages our internal compensation staff, led by our Chief Human Resources Officer, to aid in determining compensation recommendations
  •
  Assesses the corporate contribution and individual performance of each of his direct reports
  •
  Meets privately in executive session with the Committee to discuss talent management
  •
  Does not play a role in determining his own compensation.

PEER GROUP AND BENCHMARKING

The Committee utilized the following peer group to evaluate and understand market pay levels and practices among similarly situated financial institutions. To determine the peer group, the top 50 U.S. financial institutions based on asset size were reviewed using a variety of financial metrics (assets, revenue, net income, and market capitalization), business models, geographic locations and competition for talent. The same peer group is used in making financial comparisons for purposes of investor presentations. FW Cook provides feedback on the construct of the peer group.

2018 Peer Group
• BB&T Corporation	• KeyCorp
• BOK Financial Corp.	• M&T Bank Corp.
• Cullen/Frost Bankers Inc.	• Regions Financial Corp.
• Fifth Third Bancorp	• SunTrust Banks, Inc.
• First Horizon National Corp.	• Zions Bancorporation
• Huntington Bancshares Inc.

2018 Relative Performance Snapshot

1 Source for Peer Average: S&P Global Market Intelligence

2 Source: Bloomberg

FW Cook generates a compensation analysis for the Committee based on our peer group's proxy data. Recognizing that peers may be bigger or smaller than Comerica, that Comerica's CEO is more tenured than the average of our peers, and that officer positions listed in the proxy vary from company to company, FW Cook's data is used only as a general indicator of compensation trends and pay levels and is not used to set specific compensation levels for the CEO or the other NEOs. The Committee reviews individual and company performance, historical compensation, as well as the scope of each position, to determine total compensation for the NEOs. We strive to be at the median of the marketplace on all elements of total compensation and expect variable compensation to increase or decrease relative to the median based on performance. Once total compensation targets are established, they are reviewed in relation to the market data to ensure they are both appropriate and competitive.

Additionally, on an annual basis, Comerica purchases several standard surveys from compensation specialists to evaluate compensation for our broader executive group and other employee positions.

Compensation Elements

PAY MIX ALLOCATION

Our pay mix allocation is heavily weighted towards variable compensation or "pay for performance." Placing more emphasis on pay for performance helps to incentivize and reward long-term value creation, which aligns with shareholder interests.

Our executives' total compensation is comprised of three primary elements: base salary, a short-term incentive and long-term incentives. The long-term incentives consist of stock options, RSUs and SELTPP units. The emphasis on variable compensation is illustrated below.

BASE SALARY

Base salary is used to compete in the market for talent and forms the foundation for our other reward vehicles. We provide competitive base salaries to our NEOs in recognition of their responsibilities. In addition to benchmark data, we consider the NEO's performance, experience, time in the position, contribution and internal parity. In determining if an adjustment should be made during our annual merit cycle, the CEO and Committee primarily consider the NEO's performance against the prior year's goals, along with any changes in responsibilities. To promote a performance culture, increases are not automatic or guaranteed.

INCENTIVE COMPENSATION

A summary of the plan designs is provided in the chart below.

SUMMARY OF 2018 INCENTIVE COMPENSATION

Short-Term	Long-Term

AEI	SELTPP	Stock Option	RSU

Cash Performance Program	Equity Performance Program	Equity Incentive	Equity Incentive

1-year Measurement Period (2018)	3-year Prospective Measurement Period (2018 – 2020)	4-year Vesting Schedule	5-year Vesting Schedule

Absolute EPS Excluding Non-Performance Items (75%)	Absolute ROCE Excluding Non-Performance Items

Absolute ROA Excluding Non-Performance Items (25%)	Relative TSR – negative modifier

These programs:

  •
  Utilize differing key metrics that align with financial performance and measure varying time horizons, providing a broader performance assessment
  •
  Incorporate absolute performance measures and a negative relative TSR modifier to align executives' interests with shareholders
  •
  Incorporate shareholder feedback
  •
  Align with regulatory expectations
  •
  Are subject to our clawback policy and, with respect to the equity awards, our forfeiture provisions

Short-Term Incentive (AEI)

The NEOs, along with other senior leaders within the organization (approximately 310), participate in the AEI. The AEI is awarded pursuant to Comerica's shareholder-approved Management Incentive Plan ("MIP"). This program measures Comerica's absolute performance for one-year EPS excluding non-performance items and ROA excluding non-performance items against internal goals. We selected these metrics because they are commonly used by investors and analysts to evaluate a financial institution's performance. In addition, unlike other metrics that may be calculated differently, these metrics have a generally prescribed formula that may be easily validated. We believe the use of measures that are well understood, transparent and based on the audited financial results of Comerica are the foundation of a responsible incentive program that rewards performance without encouraging participants to take excessive risk.

Each year, Comerica undertakes a robust planning process to identify areas of opportunity from both a revenue and expense standpoint. Several factors are considered, such as strategic initiatives,

shareholder expectations, current economic environment and potential regulatory changes. Utilizing these factors, the Committee sets internal financial goals at the beginning of the year that are balanced in that they require rigor and focus to achieve, but do not incent excessive risk-taking. Factors such as prior year performance, the forecasted economic and regulatory environment and strategic initiatives are all considered when establishing target performance.

Metrics: • Absolute EPS excluding non-performance items versus goal – weighted 75% • Absolute ROA excluding non-performance items versus goal – weighted 25% Measurement Period: • One-year prospective
Corporate Funding: • Below 75% of goal = no funding • 75% of goal = threshold funding (50%) • 100% of goal = target funding (100%) • 125% of goal = maximum funding (200%)
• Funding increases by 4% for every 1% of achievement above target performance and decreases 2% for every 1% below target performance.

This formula is used to calculate the corporate funding. The Committee reserves the right to reduce the corporate funding and has used this discretion in prior years to adjust funding downward to better align incentives with Comerica's overall performance. The Committee in practice does not increase overall corporate funding.

Individual incentive targets:

Each senior officer has an individual incentive target determined by the Committee that is applied to the corporate funding and the senior officer's base salary to calculate individual funding:

Level	Target	Maximum

CEO	115%	230%
President	105%	210%
CFO	90%	180%
Other NEOs	80%	160%

However, individual awards may differ from the amount determined by the program formula, as they are ultimately based on each NEO's performance. To help evaluate individual performance and determine each NEO's award, performance scorecards (for NEOs other than the CEO) and annual reviews are utilized. The Committee evaluates the CEO's individual performance using similar criteria as set forth in the performance scorecards, but does not use a scorecard in its review process. It is Comerica's practice not to increase awards for NEOs above the amount determined by the program formula, but the Committee can utilize discretion to determine if a negative adjustment should be made.

Funding is formulaic, but the Committee retains negative discretion to reduce overall funding and, in addition, individual awards can be reduced if individual goals are not achieved.

EPS is calculated based on net income attributed or allocated to common shareholders, and ROA is calculated based on net income. The after-tax impact of any adjustments related to a change in accounting principles, merger/acquisition charges, deferred tax adjustments and restructuring charges incurred during the year, if applicable, are added back to reported net income available to common shareholders and net income to determine EPS excluding non-performance items and ROA excluding non-performance items, respectively. For 2018, the only adjustment made was that restructuring charges (after-tax) of $41 million were added back to reported net income available to common shareholders and net income.

Long-Term Incentives

Comerica uses a mix of equity vehicles which include stock options, RSUs and SELTPP units.

Overall, our long-term incentives emphasize performance-based awards, as you can see in the chart below.

Stock Options

Stock options align management with shareholders by providing value only if Comerica's stock price increases. We grant non-qualified stock options that vest 25% per year over four years and have a term of 10 years. The exercise price is based on Comerica's closing stock price on the date of grant.

RSUs

RSUs are utilized to provide balance to our total compensation program and help build long-term value that is realized with continued employment. RSUs comprise 25% of the equity awards. The shares vest 50% in year three, 25% in year four and 25% in year five for all awardees.

SELTPP

The SELTPP is a forward-looking equity performance program. The awards are full value awards that are subject to robust performance measures.

Metrics: • Comerica's average return on common equity excluding certain non-performance items ("ROCE excluding non-performance items") versus goal • Relative TSR modifier

  In order to establish the three-year ROCE excluding non-performance items goal, Comerica's Finance and Human Resources departments work together to model several possible performance outcomes based on various economic and operating factors. The results of this modeling are analyzed to set a goal which can be achieved with solid, sustained performance over the measurement period. Utilizing this analysis, the Committee establishes the performance goal for the three-year measurement period. The targets represent strong, yet achievable levels of performance based on current information available and various future scenarios.

  TSR, measured against the KBW Bank Index, acts as a negative modifier that can reduce the payout percentage. TSR performance cannot increase the payout percentage.

  Measurement Period:

    •
    Three-Year Prospective.

  Target Awards:

    •
    Target awards are granted at the beginning of the measurement period.
    •
    A payout percentage will be calculated based on Comerica's long-term ROCE excluding non-performance items versus the goal.
    •
    The ROCE excluding non-performance items calculated payout percentage will be reduced by 10 percentage points if Comerica's three-year TSR ranks in the bottom quartile of the KBW Bank Index.

  Key Features:

    •
    50% of the target award will be distributed at threshold performance.
    •
    100% of the target award will be distributed if the ROCE excluding non-performance items goal is achieved.
    •
    150% of the target award will be delivered at maximum performance.
    •
    The TSR modifier can reduce the award but cannot increase the award.
    •
    If threshold performance is not achieved, the target award is forfeited.
    •
    The same payout percentage will be applied to the dividends that accrue over the measurement period. Dividends will be paid out in cash at settlement for the shares underlying the vested portion of the award.
    •
    The awards are settled in shares of Comerica stock at the end of the performance period.

If threshold performance is not achieved, the target SELTPP award is forfeited.

The after-tax impact of any adjustments related to a change in accounting principle, merger/acquisition charges, and restructuring charges incurred during the year, if applicable, are added back to reported net income to determine ROCE excluding non-performance items. To determine ROCE excluding non-performance items over a three-year period, one-year computations are completed and averaged over the three-year performance period. For the awards made with respect to performance periods ending December 31, 2018, adjustments of $41 million (after-tax), $29 million

(after-tax) and $59 million (after-tax) were made to Comerica's 2018, 2017 and 2016 ROCE, respectively, for restructuring charges related to GEAR Up. The charge from the change in the Federal corporate tax rate under the Tax Cuts and Jobs Act was not subtracted from reported net income when calculating performance metrics and did not benefit the SELTPP payout. It is expected that the awards granted in January 2018 will also be adjusted for the impact of the adoption of Accounting Standards Update 2016-13 (also referred to as the Current Expected Credit Loss, or CECL, model).

OTHER BENEFITS PROGRAMS AND COMPENSATION

Comerica offers all of its employees customary health, welfare and retirement benefit programs typical at most companies. These include healthcare, life insurance, disability, dental and vision insurance and relocation benefits, as well as an employee stock purchase program and retirement programs.

Employee Stock Purchase Plan

Employees can participate in an Employee Stock Purchase Plan ("ESPP"), which provides participants a convenient and affordable way to purchase shares of Comerica Common Stock without being charged a brokerage fee. Comerica provides a match on qualifying contributions provided the employee does not make any withdrawals during the applicable time period. Employees can receive a 15% quarterly match and a 5% annual match, with total match dollars capped at $5,000 per employee per year. This encourages stock ownership for all colleagues.

Retirement Benefits

Retirement benefits allow Comerica to attract and retain employees and provide avenues for colleagues to save for retirement. Comerica does not have a mandatory retirement age for its executives; however, certain retirement benefits are tied to the participant's achievement of age and service requirements. See "Potential Payments upon Termination or Change of Control at Fiscal Year-End 2018" for more information.

•
401(k) Plan

Eligible employees can participate in Comerica's 401(k) plan, which includes a 100% match on salary deferrals up to 4% of qualified earnings (up to the IRS compensation limit) and provides immediate vesting of employer matching contributions.

•
Retirement Income Account Plan

Comerica made significant changes to its retirement programs effective January 1, 2017 in order for Comerica to continue to provide competitive and valuable retirement benefits in a cost effective, sustainable manner. The pension plan and supplemental executive retirement plans available for all eligible colleagues are referred to herein as the Comerica Incorporated Retirement Income Account Plan ("RIA") and the Supplemental Retirement Income Account Plan for Employees of Comerica Incorporated ("SRIA").

Key Features:

  •
  The RIA/SRIA plans are defined benefit cash balance plans that provide eligible participants monthly contribution credit of 3% to 6% of eligible compensation based on the sum of the participant's age and service as shown below.

Age + Service Points	Comerica Contribution

Less than 40	3.0%
40-49	4.0%
50-59	5.0%
60+	6.0%

  •
  Comerica provides a monthly interest credit based on the annual rate of interest for 30-year Treasury securities as of November preceding the applicable plan year, divided by 12. As required by the IRS, the interest rate offered will not be less than 3.79%. The plans cap the interest rate at 8%.
  •
  The SRIA plan provides contribution credits and interest at the same level as the RIA for compensation in excess of the IRS pay cap, which was $275,000 in 2018, and on compensation that is deferred under Comerica's deferred compensation plans.
  •
  Colleagues that participated in the pension plan prior to January 1, 2017 will also receive the frozen benefit accrued under the prior final average pay formula through December 31, 2016.
  •
  For colleagues closest to retirement (at least age 60 on December 31, 2016), Comerica provides a benefit at retirement that is the greater of the benefits determined under the former pension plan and supplemental executive retirement plans continuing or the benefits under the RIA/SRIA Plans. Of Comerica's NEOs, Mr. Babb is eligible for this option.

For more information on the RIA and the SRIA, please see the "Pension Benefits at Fiscal Year-End 2018" table and accompanying text.

PERQUISITE POLICY

Effective June 30, 2010, Comerica eliminated all of its perquisite programs for executive officers. Additionally, Comerica has never allowed the personal use of corporate aircraft, except in the event of an emergency, in which case the executive is required to reimburse Comerica for the full incremental cost of such use.

Other Compensation Practices and Policies

STOCK OWNERSHIP GUIDELINES

We have stock ownership guidelines that encourage senior officers, including the NEOs, to own a significant amount of Comerica stock. The stock ownership guidelines are a multiple of annual base salary. Senior officers have five years from the time they are named to a senior leadership position to achieve the targeted ownership levels. If, after five years, the individual does not meet the ownership guideline, he/she will be required to retain 50% of all after-tax shares from RSU vestings or stock option exercises.

Internal Grade Level	Salary Multiple

CEO	6X
President	4X
EVP (Level II)	3X
EVP (Level I)	2X
SVP	1X

Utilizing stock ownership guidelines helps to align leadership with shareholder interests and to reinforce focus on the long-term success of Comerica. For purposes of the stock ownership guidelines, stock ownership includes:

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  Unvested shares of time-based RSAs or RSUs;
  •
  All shares owned by the senior officer;
  •
  Shares held in trust where the senior officer retains beneficial ownership; and
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  Any shares accumulated through employee benefit plans, such as deemed investments in Comerica Common Stock under a deferred compensation plan.
  •
  SELTPP shares are not counted towards ownership until they are vested and shares are distributed to the participants.

As of December 31, 2018, all active NEOs who have held their current title for at least five years have met their respective stock ownership guideline levels.

RESTRICTIONS ON HEDGING AND PLEDGING

Comerica has adopted a policy prohibiting the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) by employees, officers and directors that are designed to hedge or offset any decrease in the market value of Comerica's equity securities. Employees, officers and directors are also prohibited from holding Comerica's securities in a margin account or pledging Comerica's securities as collateral for a loan.

EMPLOYMENT CONTRACTS AND SEVERANCE OR CHANGE OF CONTROL AGREEMENTS

Change of Control Agreements

We maintain change of control agreements with all of our NEOs. Change of control agreements are customary in the banking industry and among our peers and aid us in attracting and retaining executives. The goal of these agreements is to make an executive neutral to any change of control by reducing personal uncertainty. In addition, they encourage continuity in management through the completion of a transaction.

If a change of control of Comerica occurs, each NEO will have a right to continued employment for a period of 30 months from the date of the change of control (the "Employment Period").

If the executive dies or becomes disabled during the Employment Period, the executive or his or her beneficiary will receive accrued obligations, including salary, pro rata bonus, deferred compensation and vacation pay, and death or disability benefits.

If Comerica terminates the executive's employment for a reason other than cause or disability, or the executive terminates for good reason during the Employment Period, the agreement provides the following severance benefits ("Change of Control Benefits"):

  •
  any unpaid base salary through the date of termination;
  •
  a proportionate bonus based upon the highest annual bonus he or she earned during any of the last three fiscal years prior to the change of control or during the most recently completed fiscal year following the change of control ("highest annual bonus");
  •
  an amount equal to three times the sum of the executive's annual base salary plus the executive's highest annual bonus;
  •
  a payment equal to the excess of: (a) the retirement benefits he or she would receive under Comerica's pension and excess defined benefit plans or RIA/SRIA plans, as applicable, if he or she continued to be employed for three years after the date his or her employment was terminated, over (b) the retirement benefits he or she actually accrued under the plans as of the date of termination;
  •
  provision of health, accident, disability and life insurance benefits for three years after the executive's employment terminates, unless he or she becomes eligible to receive comparable benefits during the three-year period; and
  •
  outplacement services.

These amounts would be paid in a lump sum with the exception of the health, accident, disability and life insurance benefits and the payment of outplacement services, which would be paid as the expenses were incurred. All payments would be made by Comerica or the surviving entity.

Change of control agreements entered into in 2008 and before included an excise tax benefit and a window period feature. Accordingly, Mr. Babb and Mr. Farmer would also receive the Change of Control Benefits if they resigned for any reason within the 30 days after the one-year anniversary of the change of control. Additionally, if any payment or benefit to Mr. Babb or Mr. Farmer under the agreement or otherwise were subject to the excise tax under Section 4999 of the Internal Revenue Code, they would receive an additional payment in an amount sufficient to make the executive whole for any such excise tax. However, if such payments (excluding additional amounts payable due to the excise tax) did not exceed 110% of the greatest amount that could be paid without giving rise to the excise tax, no additional payments would be made with respect to the excise tax, and the payments otherwise due to Mr. Babb or Mr. Farmer would be reduced to an amount necessary to prevent the application of the excise tax. Prior to his retirement, Mr. Duprey was also a party to a pre-2008 change in control agreement. Change of control agreements entered into after 2008 provide that payments and benefits will be reduced to the amount necessary to prevent the application of the excise tax if such reduction would result in the executive retaining a greater amount on a net after-tax basis than if they were not reduced.

As of December 31, 2018, Mr. Michalak was party to a change of control agreement that was similar to the change in control agreements described above, but which (1) only provided for two years' base, bonus, retirement plan accrual and insurance instead of three years; (2) included an excise tax benefit and (3) did not include a window period feature as described above. Such agreement expired upon his retirement.

Comerica has not entered into any new agreements after 2008 that include the excise tax benefit and window period provisions. Furthermore, Comerica will not include these provisions in new agreements going forward.

Supplemental Pension and Retiree Medical Agreement with Ralph W. Babb, Jr.

On May 29, 1998, Comerica entered into a Supplemental Pension and Retiree Medical Agreement with Mr. Babb, which is designed to make him whole with respect to pension benefits that he lost when he left his prior employer to come to Comerica. The agreement was entered into pursuant to an understanding reached when Mr. Babb was hired. This supplemental pension provides Mr. Babb a benefit equal to the amount to which he would have been entitled under the pension plan had he been employed by Comerica since 1978, less amounts received by him under both the pension plan and the defined benefit pension plans of his prior employer. In addition, Comerica will provide Mr. Babb and his spouse with retiree medical and accidental insurance coverage for his and her lifetime on a basis no less favorable than such benefits were provided to them as of the date of the agreement. For additional information on Mr. Babb's supplemental pension arrangements, please see the table below on pages 81-82 entitled, "Pension Benefits at Fiscal Year-End 2018."

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code generally limits a public company's corporate income tax deduction for compensation to $1 million per year for certain executives. Historically, this limit did not apply to compensation that qualified as "performance-based" and Comerica generally designed its incentive compensation in a manner intended to comply with this exception.

On December 22, 2017, with the enactment of the tax reform bill, the performance-based compensation award exception under Section 162(m) was eliminated, and the limitation on deductibility generally was expanded to include all individuals who are considered covered employees in any year beginning after December 31, 2016. As a result, compensation paid to our NEOs in excess of $1 million may not be deductible for taxable years commencing after December 31, 2017, subject to limited transition relief for arrangements in place as of November 2, 2017, the scope of which is uncertain. Further, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will.

Despite the change in law, the Committee intends to continue to implement compensation programs that it believes are competitive and in the best interests of the Company and its shareholders. Accordingly, the Committee may approve compensatory arrangements (including amendments to existing compensatory arrangements) that provide for non-deductible payments or benefits when it determines that such arrangements are consistent with the Company's business needs and in the best interest of the Company and its shareholders.

For the fiscal year ended December 31, 2018, Comerica was unable to deduct $18 million related to executive compensation. At an approximately 23% effective tax rate, the aggregate cost to Comerica associated with the inability to deduct this compensation in 2018 is approximately $4 million, or approximately $0.026 per share outstanding as of December 31, 2018.

STOCK GRANTING POLICY

Comerica's stock-based grants are governed by the Stock Granting Policy. In general, the policy states that annual stock-based grants to eligible employees will be made once per year during the first regularly scheduled meeting of the Committee in a calendar year. This meeting typically takes place toward the end of January, and the exercise price of stock options is the closing price of Comerica's stock on the grant date.

The Stock Granting Policy also governs the granting of off-cycle awards. Off-cycle awards include such things as grants to new hires and grants for retention purposes or special recognition. With respect to grants made to newly hired employees, the grant date is typically determined based on their start date with Comerica. Generally, individuals who start employment during the first half of the month will receive their grant on the last day of that month, and individuals who start employment during the last half of the month will receive their grant on the 15th day of the subsequent month. In all cases, the grant date will be adjusted if the prescribed date is not a trading day for the NYSE. The exercise price of stock options is the closing price of Comerica's stock on the grant date. Other off-cycle awards are normally approved at a regularly scheduled meeting of the Committee, and the grant date is the date of the Committee meeting. Additionally, the CEO may make off-cycle option, restricted stock or RSU grants to existing employees who are not executive officers for promotions and for retention purposes. Such grants are made on the same schedule as new hire grants and may not exceed 5,000 shares per individual per calendar year.

CLAWBACK POLICIES

Comerica has the following clawback policies and provisions:

•
Recoupment policy in response to the Dodd-Frank Wall Street Reform and Consumer Protection Act and shareholder feedback. The recoupment policy provides that in the event we are required to prepare an accounting restatement of our financial statements due to material noncompliance with any financial reporting requirement under the securities laws, the Board will require reimbursement or forfeiture of certain incentive-based compensation received by any current or former senior or executive officer during the three-year period preceding the date on which the accounting restatement is required. The clawback pertains to any excess income derived by a senior or executive officer based on materially inaccurate accounting statements.
•
Clawback provision of the Sarbanes Oxley Act of 2002, which generally requires our Chief Executive Officer and Chief Financial Officer to reimburse us for any bonus or other incentive- or equity-based compensation and any profits on sales of Comerica stock that they receive within the 12-month period following the issuance of financial information if there is an accounting restatement because of material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws.
•
Clawback provisions of our equity incentive plan, which provide that the Committee has the express right to cancel an option, RSA or RSU grant if the Committee determines in good faith that the recipient has engaged in conduct harmful to Comerica, such as having: (i) committed a felony; (ii) committed fraud; (iii) embezzled; (iv) disclosed confidential information or trade secrets; (v) been terminated for cause; (vi) engaged in any activity in competition with our business or the business of any of our subsidiaries or affiliates; or (vii) engaged in conduct that adversely affected Comerica.
•
Forfeiture provisions for our equity incentives to ensure they do not encourage excessive risk taking. The forfeiture provisions allow for the Committee to cancel all or a portion of any unvested awards (SELTPP units, stock options, RSUs or RSAs) if the participant fails to comply with Comerica policies or procedures, violates any law or regulations, engages in negligent or willful misconduct, engages in activity resulting in a significant or material Sarbanes-Oxley control deficiency or demonstrates poor risk management or lack of judgment in the discharge of Company duties, and such action demonstrates an inadequate sensitivity to the inherent risks of the participant's division and results in or is likely to result in a material impact (financial or reputational) to Comerica.

COMPENSATION POLICIES AND PROCEDURES THAT AFFECT RISK MANAGEMENT

Since 2011, Comerica, similar to other large banking organizations, has been subject to a continuing review of incentive compensation policies and practices by regulatory bodies. In our case, this has included representatives of the Federal Reserve Board, the Federal Reserve Bank of Dallas and the Texas Department of Banking. As part of that review, we have undertaken a thorough analysis of all the incentive compensation programs throughout the organization, the individuals covered by each plan and the risks inherent in each plan's design and implementation. We use incentive compensation plans as part of the total reward package for a significant number of employees, as well as our executive officers. In this section, we describe some of our policies regarding use and management of incentive compensation plans, and how we manage risks arising from the use of incentive compensation.

How We Consider Risk When Structuring Incentive Compensation Programs

•
Our Philosophy.  Some risk-taking is an inherent part of operating a business. However, we strive to embed a culture of risk management throughout Comerica. Our compensation programs are designed to encourage prudent risk management and discourage inappropriate risk-taking by utilizing a diverse portfolio of incentive compensation programs and risk balancing mechanisms for our executives and other senior employees that is expected to reward the desired behavior and results.
•
Our Programs.  To appropriately allocate risk, we use different incentives, based on job type. For example, our NEOs and senior officers participate in the MIP, which is the vehicle that provides the AEI. Participating employees generally have broader, Comerica-wide and/or strategic responsibilities. Accordingly, MIP award funding is based on corporate performance (EPS excluding non-performance items and ROA excluding non-performance items). Other employees participate in incentive plans designed to support the business objectives of the line of business in which they reside, such as commission plans that measure sales and customer satisfaction.

How We Identify Potential Risks Arising from Incentive Compensation

•
Through Board Review.  The Committee, at least annually, reviews the structure and components of our compensation arrangements, the material potential sources of risk in our business lines and compensation arrangements, and various policies and practices of Comerica that mitigate this risk. Within this framework, the Committee discusses the parameters of acceptable and excessive risk-taking and the general business goals and concerns of Comerica, including the need to attract, retain and motivate top tier talent. In particular, the Committee focuses on the risks associated with the design of each plan, particularly higher risk incentive plans, the mitigation factors that exist for each plan, additional factors that could be considered and an overall risk assessment with respect to the plans. The risks with regard to employee compensation plans are assessed based on the plan design features and financial impact (i.e., the potential award size) of each plan. Plan design features that could increase risk, if not for the presence of mitigating factors, have been identified as follows: uncapped sales commissions, plans with significant maximum payouts, and plans without a link to corporate performance or business line results. All of our plans have links to corporate or business line results that allow for funding to be adjusted downward, and our governance procedures ensure awards are reviewed for appropriateness before they are distributed.
•
Through Third-Party Review.  In 2018, Comerica's management engaged McLagan Partners, Inc., ("McLagan") a nationally known consulting firm, to assist Comerica with its risk assessment of certain non-executive employee compensation plans. The assessment was intended to help Comerica identify attributes of our incentive plans which may incent excessive risk or governance and control procedures which may need to be strengthened around incentive administration. A detailed review of these plans and their governance was conducted in 2018 for 2019 plan design, and McLagan's report indicated that none of the plans that were reviewed appeared to be structured in a manner that would encourage behavior that might lead an eligible participant to take excessive business risks. The same independent review will be conducted in 2019 for consideration of 2020 plan decisions.

How We Manage Potential Risks Arising from Incentive Compensation

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By using internal controls to mitigate business risk.  Internal controls include the following: a clear separation of operation and production/origination roles; having employees in different roles work in concert with one another so that one individual cannot take risky actions independently, and a robust internal audit process to provide oversight.
•
By identifying "risk-taking" employees throughout the organization.  Using the principles articulated in Federal Reserve guidance, Comerica created a systematic methodology to review our entire population based on their job function and specifically considered the inherent risk associated with each position to identify our risk-taking employees. Clear identification of the "risk takers" allows Comerica to ensure their compensation arrangements do not encourage excessive risk-taking.
•
By using risk balancing mechanisms when developing incentive plans and allocating awards.  Several different types of risk balancing mechanisms are employed when designing our incentive compensation plans. The type of mechanism is tailored to the tail risk associated with the objectives of the incentive plan. Some examples of these mechanisms include: clawbacks, performance vesting of compensation, payment deferrals, multi-year performance periods, discretionary judgments, holdbacks and cancelation provisions at the individual and plan level. Overall incentive plan funding calculations are based on business results. The allocation of the resulting incentive pools to specific executives, on the other hand, is based on each such executive's individual performance, pursuant to manager recommendations made in accordance with our Discretion Policy. The Discretion Policy was adopted in 2012 and outlines consistent, methodical and transparent guidelines that incorporate the evaluation of risk behaviors for the use of discretion in determining awards for risk-taking employees.
•
By maintaining a strong governance process to manage employee compensation plans.  We have a Business Unit Incentive Oversight Committee ("BUIOC") comprised of executives who, each year, review and approve incentive plans for non-executive officers. The BUIOC was established by the Committee. Members of our executive steering committee are responsible for reviewing incentive awards and/or award components for risk-taking employees that are based on management discretion, ensuring a robust review of incentive plans from design to payout. In addition, a key risk leader working group identifies risks throughout the organization which could have an impact on incentives. Items identified by this group are shared with the CEO and the Committee as appropriate to consider when reviewing recommended incentive awards. This helps to ensure we are evaluating compensation on a comprehensive basis and in the context of risk outcomes and behaviors.
•
By subjecting incentive compensation to a recoupment (clawback) policy and forfeiture provisions. The recoupment policy was implemented in 2010 and expanded to cover additional officers in 2016. It is explained more fully on page 67. The forfeiture provisions also are explained more fully on page 67.
•
By using performance measures that include or adjust for risk.  Under the MIP, we use performance metrics that are closely correlated to shareholder return. These implicitly include an important risk focus. Under other incentive plans, we incorporate risk adjustment tools (such as profitability measures, risk ratings, probability of default, etc.), in addition to performance against strategic goals in determining award amounts. Plans generally allow for the cancelation or reduction of funding for unforeseen events that impact the business line's or Comerica's results.
•
By monitoring risk outcomes in the marketplace.  In order to ensure our practices and oversight are strong and to guard against unintended outcomes, we monitor the outcomes of other financial institutions. As issues are identified, our own practices and controls are reviewed to help mitigate risk in our own programs.
•
By establishing a culture averse to aggressive sales practices.  A variety of reviews are conducted, including incentive plans, managerial practices, sales goals and performance metrics to ensure they encourage the development and maintenance of customer relationships.

Based on the factors identified above, we have determined that risks arising from Comerica's employee compensation plans are not reasonably likely to have a material adverse effect on Comerica. Further, it is both the Committee's and management's intent to continue to review our plans and procedures going forward by monitoring regulations and best practices with regard to sound incentive compensation.

Governance, Compensation and Nominating Committee Report

The information contained in the Governance, Compensation And Nominating Committee Report is not deemed to be soliciting material or to be filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating the document by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Comerica specifically incorporates such information by reference, and shall not be otherwise deemed filed under such acts.

The Governance, Compensation and Nominating Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on that review and those discussions, it recommended to the Board of Directors that the foregoing Compensation Discussion and Analysis be included in Comerica's proxy statement.

The Governance, Compensation and Nominating Committee

Richard G. Lindner, Chairman
Roger A. Cregg
Jacqueline P. Kane
Barbara R. Smith
Michael G. Van de Ven

February 26, 2019

Compensation Tables

The following table summarizes the compensation of our NEOs: the Chief Executive Officer, the current and the former Chief Financial Officers, and the three other most highly compensated executive officers who were serving at the end of the fiscal year ended December 31, 2018.

2018 SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)		All Other Compensation(6) ($)		Total ($)
Ralph W. Babb, Jr.	2018	1,312,116	0	3,811,611	429,028	2,964,010	1,512,077		11,000		10,039,842
Chairman of the Board	2017	1,287,116	0	3,182,436	357,294	3,302,400	3,955,068		10,800		12,095,114
and Chief Executive Officer, Comerica Incorporated and Comerica Bank	2016	1,265,000	0	3,187,714	359,281	1,265,000	3,854,694	(5)	10,600		9,942,289
David E. Duprey	2018	117,600	0	0	0	0	99,867		1,028,519	(7)	1,245,986
Former Executive Vice	2017	621,231	0	729,400	81,872	1,135,680	219,412		12,050		2,799,645
President and Chief Financial Officer, Comerica Incorporated and Comerica Bank	2016	573,731	0	698,698	53,378	390,000	357,648		13,946		2,087,401
Muneera S. Carr	2018	486,885	0	709,225	79,742	857,500	41,923		11,307		2,186,582
Executive Vice
President and Chief Financial Officer, Comerica Incorporated and Comerica Bank
Curtis C. Farmer	2018	765,231	0	1,329,325	149,629	1,586,718	145,803		11,000		3,987,706
President, Comerica	2017	718,577	0	994,575	111,679	1,701,080	44,533		10,800		3,581,244
Incorporated and Comerica Bank	2016	700,000	0	996,131	112,272	565,250	0		26,500		2,400,153
John D. Buchanan	2018	610,692	0	614,941	69,281	961,184	73,155		11,000		2,340,253
Executive Vice	2017	590,923	0	508,419	57,065	890,818	30,576		10,800		2,088,601
President, - Chief	2016	573,846	0	650,354	73,308	373,750	0		23,850		1,695,108
Legal Officer, and Corporate Secretary, Comerica Incorporated and Comerica Bank
Michael H. Michalak	2018	594,231	0	570,384	64,127	940,800	0		11,000		2,180,542
Former Executive Vice	2017	544,231	0	441,961	49,613	851,000	380,117		10,800		2,277,722
President and Chief
Risk Officer, Comerica Incorporated and Comerica Bank

Footnotes:

(a)
Current position held by the NEOs as of March 12, 2019, except for David E. Duprey, who was Chief Financial Officer until January 23, 2018 and retired on February 28, 2018, and Michael H. Michalak, who was Chief Risk Officer until January 1, 2019 and retired on January 31, 2019.

(1)
Represents the aggregate grant date fair value of stock awards granted to each of the NEOs in accordance with Accounting Standards Codification (ASC) 718 and Item 402 of Regulation S-K. For additional information on the assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 16 in the Consolidated Financial Statements in Comerica's Annual Report on Form 10-K for the year ended December 31, 2018. See the "2018 Grants of Plan-Based Awards" table below for information on awards made in 2018.

The values of the SELTPP units shown in the table at the grant date, assuming that the highest level of performance conditions is achieved, are:

Name	2018	2017	2016

Mr. Babb	$4,105,072	$3,963,764	$3,971,498

Mr. Duprey	N/A	$908,373	$590,184

Ms. Carr	$763,799	N/A	N/A

Mr. Farmer	$1,431,774	$1,238,645	$1,240,987

Mr. Buchanan	$662,379	$633,229	$810,351

Mr. Michalak	$614,117	$550,288	N/A

(2)
Represents the aggregate grant date fair value of stock options granted to the NEOs in accordance with ASC 718 and Item 402 of Regulation S-K. The amounts reflect the fair market value at the date of grant for these awards based on a binomial lattice valuation. See the "2018 Grants of Plan-Based Awards" table below for information on awards made in 2018. The binomial value assigned to an option as of each grant date is as follows:

Option Value
2016	$9.94
2017	$19.61
2018	$30.32

For additional information on the valuation assumptions used in determining fair value for share-based compensation, refer to Notes 1 and 16 in the Consolidated Financial Statements in Comerica's Annual Report on Form 10-K for the year ended December 31, 2018.

(3)
Represents incentive awards, if any, under Comerica's MIP based on Comerica's performance for the relevant performance periods.

(4)
Represents the aggregate change in the actuarial present value of the individual's accumulated benefit under the RIA and SRIA. Comerica made significant changes to its retirement programs effective January 1, 2017, and as a result, all NEOs are now participants in the RIA and SRIA, and Mr. Farmer and Mr. Buchanan no longer receive contributions to the Retirement Account Plan that were reflected in the "All Other Compensation" column in 2016. Please see "Pension Benefits at Fiscal Year-End 2018" for more information.

For Mr. Babb, this amount also includes required in-service distributions of $207,506, as set forth in the "Pension Benefits at Fiscal Year-End 2018" table on pages 81-82.

For Mr. Michalak, this number was $(93,896). Pursuant to SEC rules, because the change was negative, the table reflects a change of "0."

Comerica has not provided above-market or preferential earnings on any nonqualified deferred compensation and, accordingly, no such amounts are reflected in the column.

(5)
The years of service credited to Mr. Babb under the SRIA include the additional years of service that Comerica agreed to provide Mr. Babb upon commencing his employment with Comerica. For additional explanation on this matter, see "Supplemental Pension and Retiree Medical Agreement with Ralph W. Babb, Jr." on page 66.

(6)
2018 amounts for each of the NEOs include a matching contribution under Comerica's 401(k) savings plan and, if applicable, the ESPP as follows:

NEO	401(k) Match	ESPP Match
Ralph W. Babb, Jr.	$11,000	-
David E. Duprey	$4,704	$477
Muneera S. Carr	$11,000	$307
Curtis C. Farmer	$11,000	-
John D. Buchanan	$11,000	-
Michael H. Michalak	$11,000	-

(7)
Includes the value of the acceleration of Mr. Duprey's restricted stock upon his retirement, $1,023,338. Please see page 88 for more information.

The following table provides information on grants of equity awards to NEOs in the fiscal year ended December 31, 2018 under Comerica's Amended and Restated 2006 Long-Term Incentive Plan, as well as potential payouts for each of the NEOs under the AEI for the 2018 annual performance period. For more information on our AEI plan, see the "Short-Term Incentive (AEI)" section of the "Compensation Discussion and Analysis," and for our equity compensation plan, see the "Long-Term Incentives" section of the "Compensation Discussion and Analysis."

2018 GRANTS OF PLAN-BASED AWARDS

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(5)	All Other Option Awards: Number of Securities Underlying Options(6)	Exercise or Base Price of Option Awards ($/Sh)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)

	Award Type	Date Award Approved	Grant Date	Threshold ($)	Target ($)	Maximum(2) ($)	Threshold (#)	Target (#)	Maximum(4) (#)
Ralph W. Babb, Jr.	Cash Incentive			756,125	1,512,250	3,024,500
	SELTPP Units	1/23/2018	1/23/2018				14,672	29,345	44,017				2,736,715
	RSUs	1/23/2018	1/23/2018							11,285			1,074,896
	Options	1/23/2018	1/23/2018								14,150	95.25	429,028
David E. Duprey	N/A
Muneera S. Carr	Cash Incentive			218,750	437,500	875,000
	SELTPP Units	1/23/2018	1/23/2018				2,730	5,460	8,190				509,200
	RSUs	1/23/2018	1/23/2018							2,100			200,025
	Options	1/23/2018	1/23/2018								2,630	95.25	79,742
Curtis C. Farmer	Cash Incentive			404,775	809,550	1,619,100
	SELTPP Units	1/23/2018	1/23/2018				5,117	10,235	15,352				954,516
	RSUs	1/23/2018	1/23/2018							3,935			374,809
	Options	1/23/2018	1/23/2018								4,935	95.25	149,629
John D. Buchanan	Cash Incentive			245,200	490,400	980,800
	SELTPP Units	1/23/2018	1/23/2018				2,367	4,735	7,102				441,586
	RSUs	1/23/2018	1/23/2018							1,820			173,355
	Options	1/23/2018	1/23/2018								2,285	95.25	69,281
Michael H. Michalak	Cash Incentive			240,000	480,000	960,000
	SELTPP Units	1/23/2018	1/23/2018				2,195	4,390	6,585				409,411
	RSUs	1/23/2018	1/23/2018							1,690			160,973
	Options	1/23/2018	1/23/2018								2,115	95.25	64,127

Footnotes:

(1)
Reflects the potential payments for each of the NEOs under the AEI for the annual performance period covering 2018. Incentives actually earned under the AEI for the 2018 performance period are shown in the Non-Equity Incentive Compensation Plan column of the 2018 Summary Compensation Table.

(2)
As described in the "Compensation Discussion and Analysis" section above, the maximum stated for each NEO under the MIP represents the maximum amount that could be funded for each NEO based upon the achievement of the performance criteria, the NEO's officer level and the NEO's base salary. There is the possibility of no incentive funding if Comerica does not meet its performance objectives.

(3)
SELTPP units were granted to NEOs in January 2018. The SELTPP units vest after December 31, 2020, the end of the three-year performance period, once the attainment of the performance measures has been determined. The SELTPP is a forward-looking performance plan where the payout could be at 150% of target if performance metrics are surpassed or be reduced to zero if the performance threshold is not achieved. Performance will be measured on an absolute basis for three-year average ROCE excluding non-performance items with a downward modifier included based on relative TSR performance, as compared with the KBW Bank Index. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution with the same performance factor applied.

(4)
As described in the "Compensation Discussion and Analysis" section above, the maximum stated for each NEO under the SELTPP represents the maximum number of shares that could be earned by each NEO based upon surpassing performance metrics.

(5)
Reflects the number of RSUs granted to the NEOs in January 2018. Unless an award is forfeited prior to vesting, RSUs vest 50% on the third anniversary of the grant date and vest 25% on each of the fourth and fifth anniversaries of the grant date. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.

(6)
Reflects the number of stock options granted to the NEOs in January 2018. Option awards generally have a 10-year term and become exercisable annually in 25% increments.

(7)
The closing price of Comerica Common Stock per share on January 23, 2018.

(8)
Represents the fair value (at grant date) of stock options, RSUs and SELTPP units granted to applicable NEOs in 2018. The SELTPP units are calculated by a third-party accounting firm using the fair value (at grant date) less a 2.09% adjustment for market condition resulting in an assigned fair value of $93.26. The RSU value is calculated by using the closing stock price on the date of grant. The stock option grant value is based on a binomial lattice valuation. The binomial value assigned to the option grant in January 2018 was $30.32.

The following table provides information on stock option, RSA, RSU and SELTPP unit grants awarded under Comerica's equity incentive plans for each NEO that were outstanding as of December 31, 2018. The market value of the stock awards is based on the closing market price of Comerica Common Stock on December 31, 2018 of $68.69 per share. For more information on our equity compensation plans, see the "Long-Term Incentives" section of the "Compensation Discussion and Analysis."

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2018

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)
Ralph W. Babb, Jr.	-	14,150	(1)	95.25	1/23/2028	11,285	(5)	775,167	44,017	(13)	3,023,528
	4,555	13,665	(2)	67.66	1/24/2027	7,980	(6)	548,146	59,857	(14)	4,111,577
	18,072	18,073	(3)	32.97	1/26/2026	16,380	(7)	1,125,142
	23,621	7,874	(4)	42.32	1/27/2025	6,380	(8)	438,242
	27,863	-		49.51	1/21/2024	2,727	(9)	187,318
	34,700	-		33.79	1/22/2023	103,269	(10)	7,093,548
David E. Duprey	-	3,132	(2)	67.66	1/24/2027	15,346	(10)	1,054,117	13,717	(14)	942,221
	-	2,685	(3)	32.97	1/26/2026
	-	1,170	(4)	42.32	1/27/2025
Muneera S. Carr	-	2,630	(1)	95.25	1/23/2028	2,100	(5)	144,249	8,190	(13)	562,571
	-	1,017	(2)	67.66	1/24/2027	595	(6)	40,871	4,455	(14)	306,014
	-	1,245	(3)	32.97	1/26/2026	1,130	(7)	77,620
	-	533	(4)	42.32	1/27/2025	430	(8)	29,537
						181	(9)	12,433
						7,112	(10)	488,523
Curtis C. Farmer	-	4,935	(1)	95.25	1/23/2028	3,935	(5)	270,295	15,352	(13)	1,054,529
	-	4,272	(2)	67.66	1/24/2027	2,495	(6)	171,382	18,705	(14)	1,284,846
	-	5,648	(3)	32.97	1/26/2026	5,120	(7)	351,693
	-	1,805	(4)	42.32	1/27/2025	3,228	(11)	221,731
						1,463	(8)	100,493
						626	(9)	43,000
						32,268	(10)	2,216,489
John D. Buchanan	-	2,285	(1)	95.25	1/23/2028	1,820	(5)	125,016	7,102	(13)	487,836
	-	2,183	(2)	67.66	1/24/2027	1,275	(6)	87,580	9,562	(14)	656,814
	-	3,688	(3)	32.97	1/26/2026	3,340	(7)	229,425
						7,033	(12)	483,097
						21,071	(10)	1,447,367
Michael H. Michalak	-	2,115	(1)	95.25	1/23/2028	1,690	(5)	116,086	6,585	(13)	452,324
	632	1,898	(2)	67.66	1/24/2027	1,110	(6)	76,246	8,310	(14)	570,814
	2,260	2,260	(3)	32.97	1/26/2026	2,045	(7)	140,471
	2,625	875	(4)	42.32	1/27/2025	710	(8)	48,770
	1,857	-		49.51	1/21/2024	183	(9)	12,570
	2,000	-		33.79	1/22/2023	12,906	(10)	886,513
	8,000	-		29.60	1/24/2022
	8,000	-		39.10	1/25/2021

  Footnotes:

(1)
Options vest annually in 25% increments with remaining vesting dates of 1/23/2019, 1/23/2020, 1/23/2021 and 1/23/2022.

(2)
Options vest annually in 25% increments with remaining vesting dates of 1/24/2019, 1/24/2020 and 1/24/2021.

(3)
Options vest annually in 25% increments with remaining vesting dates of 1/26/2019 and 1/26/2020.

(4)
Options vest annually in 25% increments with a single remaining vesting date of 1/27/2019.

(5)
RSUs vest in increments of 50% in year three and 25% in years four and five. Vesting dates for these shares are 1/23/2021, 1/23/2022 and 1/23/2023. Dividend equivalents accumulate throughout the vesting period and are paid out in cash at distribution.

(6)
RSAs vest in increments of 50% in year three and 25% in years four and five. Vesting dates for these shares are 1/24/2020, 1/24/2021 and 1/24/2022. Dividends are paid out in cash over the vesting period.

(7)
RSAs vest in increments of 50% in year three and 25% in years four and five. 50% of these RSAs vested on 1/26/2019, and half of the remaining RSAs will vest on each of 1/26/2020 and 1/26/2021. Dividends are paid out in cash over the vesting period.

(8)
RSAs vest in increments of 50% in year three and 25% in years four and five. 50% of these RSAs vested on 1/27/2018, an additional 25% vested on 1/27/2019, and the remaining 25% will vest on 1/27/2020. Dividends are paid out in cash over the vesting period.

(9)
RSAs vest in increments of 50% in year three and 25% in years four and five. 50% of these RSAs vested on 1/21/2017, an additional 25% vested on 1/21/2018, and the remaining 25% vested on 1/21/2019. Dividends are paid out in cash over the vesting period.

(10)
The three-year performance period for these SELTPP units ended on 12/31/18. The Committee made performance-based determinations regarding these units on February 26, 2019 as follows:

Metric	Performance

3-year average ROCE excluding non-performance items	11.01% (126.1% of target)

TSR (relative to KBW Bank Index)	First quartile of banks – no negative modifier

On the determination date, the Committee approved a payout of the SELTPP units at 126.1% of target and the SELTPP units vested. Shares shown here have the performance factor applied. Dividend equivalents accumulated throughout the vesting period and were paid out at distribution in cash with the same performance factor applied.

(11)
RSAs vest in increments of 50% in year three and 25% in years four and five. 50% of these RSAs vested on 4/28/2018, and half of the remaining RSAs will vest on each of 4/28/2019 and 4/28/2020. The grant was made in recognition of Mr. Farmer's promotion to President, Comerica Incorporated and Comerica Bank. Dividends are paid out in cash over the vesting period.

(12)
As an incentive to join Comerica, Mr. Buchanan was awarded RSAs on September 15, 2015. RSAs vest in increments of 50% in year three and 25% in years four and five. 50% of these RSAs vested on 9/15/2018, and half of the remaining RSAs will vest on each of 9/15/2019 and 9/15/2020. Dividends are paid out in cash over the vesting period.

(13)
The SELTPP units vest after 12/31/20, the end of the three-year performance period, once the attainment of the performance measures has been determined. The SELTPP is a forward-looking performance plan where the payout could be at 150% of target if performance metrics are surpassed or be reduced to zero if the performance threshold is not achieved. Performance will be measured on an absolute basis for three-year average ROCE excluding non-performance items with a modifier included based on relative TSR performance, as compared with the KBW Bank Index. Dividend equivalents accumulate throughout the vesting period and are paid out at distribution in cash with the same performance factor applied. Pursuant to SEC rules, based on Comerica's previous fiscal year's performance, the number shown is at maximum.

(14)
The SELTPP units vest after 12/31/19, the end of the three-year performance period, once the attainment of the performance measures has been determined. The SELTPP is a forward-looking performance plan where the payout could be at 150% of target if performance metrics are surpassed or be reduced to zero if the performance threshold is not achieved. Performance will be measured on an absolute basis for three-year ROCE excluding non-performance items with a modifier included based on relative TSR performance, as compared with the KBW Bank Index. Dividend equivalents accumulate throughout the vesting period and are paid out at distribution in cash with the same performance factor applied. Pursuant to SEC rules, based on Comerica's previous fiscal year's performance, the number shown is at maximum.

The following table provides information concerning the exercise of stock options and the vesting of RSAs and SELTPP Units during the fiscal year ended December 31, 2018 for each of the NEOs. For more information on our equity compensation plans, see the "Long-Term Incentives" section of the "Compensation Discussion and Analysis."

2018 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ralph W. Babb, Jr.(1)	298,200	18,388,913	73,352	7,205,509
David E. Duprey(2)	11,293	567,830	21,415	2,093,017
Muneera S. Carr(3)	1,955	97,525	4,950	486,264
Curtis C. Farmer(4)	18,870	985,241	20,035	1,961,812
John D. Buchanan(5)	2,571	133,934	7,032	655,312
Michael H. Michalak(6)	15,000	911,250	8,030	789,195

Footnotes:

(1)
Upon the lapse of restrictions, 2,726 RSAs vested with a closing market price of $94.99 on 1/21/2018, 6,380 RSAs vested with a closing market price of $95.81 on 1/27/2018 and 64,246 SELTPP units settled with a closing market price of $98.61 on 2/27/2018.

Mr. Babb exercised and sold 61,500 stock options on 1/18/2018 with an exercise price of $39.16. He exercised and sold 50,000 stock options on 1/24/2018 with an exercise price of $39.10 and exercised and sold an additional 65,300 stock options with an exercise price of $39.10 on 2/2/2018. Mr. Babb exercised and sold an aggregate of 121,400 stock options with an exercise price of $29.60 as follows: 50,000 stock options on 2/21/2018; 50,000 stock options on 5/11/2018; and 21,400 stock options on 5/15/2018.

(2)
Upon the lapse of restrictions, 396 RSAs vested with a closing market price of $94.99 on 1/21/2018, 947 RSAs vested with a closing market price of $95.81 on 1/27/2018, 9,546 SELTPP units settled with a closing market price of $98.61 on 2/27/2018, and 10,526 RSAs vested upon Mr. Duprey's retirement with a closing market price of $97.22 on 2/28/2018.

Mr. Duprey exercised and sold an aggregate of 11,293 stock options on 1/29/2018 with exercise prices as follows: 4,055 stock options at $49.51; 3,510 stock options at $42.32; 2,685 stock options at $32.97; and 1,043 stock options at $67.66.

(3)
Upon the lapse of restrictions, 180 RSAs vested with a closing market price of $94.99 on 1/21/2018, 430 RSAs vested with a closing market price of $95.81 on 1/27/2018 and 4,340 SELTPP units settled with a closing market price of $98.61 on 2/27/2018.

Ms. Carr "net" exercised an aggregate of 800 stock options on 1/24/2018 and an additional 1,155 stock options on 1/29/2018 with exercise prices as follows: 462 stock options at $49.51; 338 stock options at $67.66; 532 stock options at $42.32; and 623 stock options at $32.97 by withholding shares to satisfy tax withholding obligations and to pay the exercise price.

(4)
Upon the lapse of restrictions, 624 RSAs vested with a closing market price of $94.99 on 1/21/2018, 1,462 RSAs vested with a closing market price of $95.81 on 1/27/2018, 14,722 SELTPP units settled with a closing market price of $98.61 on 2/27/2018 and 3,227 RSAs vested with a closing market price of $96.29 on 4/27/2018.

  Mr. Farmer exercised and sold an aggregate 18,870 stock options on 1/29/2018 with exercise prices as follows: 6,385 stock options at $49.51; 5,415 stock options at $42.32; 5,647 stock options at $32.97; and 1,423 stock options at $67.66.

(5)
Upon the lapse of restrictions, 7,032 RSAs vested with a closing market price of $93.19 on 9/14/2018.

Mr. Buchanan exercised and sold an aggregate of 2,571 stock options on 1/27/2018 with exercise prices as follows: 1,844 stock options at $32.97 and 727 stock options at $67.66 per share.

(6)
Upon the lapse of restrictions, 181 RSAs vested with a closing market price of $94.99 on 1/21/2018, 710 RSAs vested with a closing market price of $95.81 on 1/27/2018 and 7,139 SELTPP units settled with a closing market price of $98.61 on 2/27/2018.

Mr. Michalak "net" exercised 15,000 stock options on 1/24/2018 with an exercise price of $34.78 per share by withholding shares to satisfy tax withholding obligations and to pay the exercise price.

The following table gives information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement, including, without limitation, tax-qualified defined benefit plans and supplemental executive retirement plans, but excluding tax-qualified defined contribution plans and nonqualified defined contribution plans.

PENSION BENEFITS AT FISCAL YEAR-END 2018(1)

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

	RIA	22.58	2,976,588	207,506(3)
Ralph W. Babb, Jr.	SRIA	40.58	30,014,605	-

	Total Pension Value		32,991,193	207,506(3)
	RIA	10.75	1,124,674	65,459
David E. Duprey	SRIA	10.75	746,401	35,940

	Total Pension Value		1,871,075	101,399
	RIA	8.00	26,721	-
Muneera S. Carr	SRIA	8.00	33,141	-

	Total Pension Value		59,862	-
	RIA	10.00	33,101	-
Curtis C. Farmer	SRIA	10.00	157,235	-

	Total Pension Value		190,336	-
	RIA	3.00	27,417	-
John D. Buchanan	SRIA	3.00	76,314	-

	Total Pension Value		103,731	-
	RIA	32.08	2,345,491	-
Michael H. Michalak	SRIA	32.08	1,165,619	-

	Total Pension Value		3,511,110	-

Footnotes:

(1)
This table shows the actuarial present value of accumulated benefits payable to the NEOs, based on the final average monthly compensation and the number of years of service credited at December 31, 2018. The actuarial assumptions used to determine the present values are consistent with those used in Comerica's financial statements, except that, as required by SEC regulations, the assumed retirement age is the normal RIA retirement age of 65 or the executive's current age, if later. For these purposes, the actuarial assumptions under both plans include a discount rate of 4.37%; post-retirement mortality projections from the RP-2018 Mortality Table for males and females with generational projection using sex-distinct Scale MP-2018; no assumed pre-retirement mortality; and that payments are projected to commence at the greater of participant age 65 and current age for active participants; form of payment for those with accruals in the prior pension plan is a single life annuity, otherwise, a lump sum is assumed. Mr. Babb's qualified benefits reflect his actual election of a joint & 100% survivor annuity, with a life annuity assumed for his SRIA benefit and Mr. Duprey's qualified and SRIA benefits reflect his actual election of a ten-year certain & life annuity and joint & 100% survivor annuity, respectively.

(2)
The years of service credited to Mr. Babb under the SRIA include 18 years of benefit service that Comerica contractually agreed to provide Mr. Babb at the time he was hired to equalize the effect of his departure from his previous employer. For additional explanation on this matter, see "Supplemental Pension and Retiree Medical Agreement with Ralph W. Babb, Jr."

  on page 66. Using the same actuarial assumptions as set forth in footnote 1, the years of service are valued at $15,107,984 of his total SRIA benefit.

(3)
Due to IRS rules, Mr. Babb was required to take monthly distributions from the RIA in 2018.

Retirement programs for active colleagues were revised effective January 1, 2017 and renamed the Retirement Income Account (RIA) Plan and the Supplemental Retirement Income Account (SRIA) Plan. The RIA/SRIA Plans were designed to replace the benefits provided by the previously existing pension plan, supplemental executive retirement plan and Retirement Account Plan (RAP) with one set of plans for all eligible colleagues. Under the RIA Plan, Comerica makes Contribution Credits and Interest Credits for employees each month, based on a point system. Eligible pay used in the Contribution Credit calculation is the taxable cash compensation received from Comerica, including cash incentives and awards, pre-tax contributions to health and savings plans, and certain pre-tax benefit deductions. RIA Plan participants with deferred compensation or compensation in excess of the annual IRS pay cap are eligible to participate in the SRIA. Eligible employees also receive Contribution Credits and Interest Credits under the SRIA Plan in months in which they receive eligible SRIA pay.

The RIA provides the following types of benefits:

    •
    Early retirement. Early retirement age under the RIA is 55. A participant with 10 years of service may retire at early retirement age, or thereafter, and receive payment of his or her accrued benefit. Any portion of the benefit that was accrued under the prior final average pay formula is reduced by an early retirement reduction factor for commencement prior to normal retirement age. For accruals under the RIA cash balance formula, the value of the account balance is paid. As of December 31, 2018, Mr. Farmer and Mr. Michalak were eligible for early retirement.

    •
    Normal retirement. Normal retirement age under the RIA is 65. As of December 31, 2018, none of the NEOs were eligible for normal retirement.

    •
    Late retirement. Retirement after age 65, the normal retirement date, is a late retirement under the RIA. A participant who retires under the late retirement provision will receive a benefit equal to the greater of a) a benefit calculated using accruals through the late retirement date and b) a benefit that consists of accruals under the prior final average pay formula as of the normal retirement date, actuarially increased to the late retirement date, plus any applicable accruals under the RIA cash balance formula. As of December 31, 2018, Mr. Babb was eligible for late retirement.

    •
    Vested separated retirement. After three years of service with Comerica, an eligible employee is vested in the RIA. Such an employee receives a vested separated retirement benefit at the time of termination even if such employee is not eligible for retirement. Any portion of the benefit that was accrued under the prior final average pay formula is reduced by a vested separated retirement factor for commencement prior to normal retirement age. For accruals under the RIA cash balance formula, the value of the account balance is paid. As of December 31, 2018, Mr. Buchanan and Ms. Carr were eligible for a vested separated retirement benefit.

    •
    Disability. After attainment of age 50 and fifteen years of service with Comerica, an eligible employee would receive a benefit in the event of total disability. As of December 31, 2018, Mr. Babb and Mr. Michalak had satisfied the service requirements for disability benefits.

    •
    Death. In the event of death, the account balance accrued under the RIA cash balance formula is paid to a designated beneficiary. If an eligible employee who has earned a vested accrued benefit under the prior final average pay formula dies prior to electing an optional form of benefit, the eligible employee's surviving spouse, if any, would receive the same benefit that would be payable if the eligible employee had separated from service on the date of death and elected an immediate joint and 50% survivor annuity as of the date of death or at the earliest retirement age, if later. An eligible employee who is at least age 50 and has earned a vested accrued benefit under the prior final average pay formula may elect an enhanced death benefit that would pay a benefit assuming the eligible employee separated from service on the date of death and elected an immediate joint and 100% survivor annuity. Of the NEOs, Mr. Babb and Mr. Michalak have elected an enhanced death benefit.

A participant who retires under the RIA receives a pension comprised of two parts. The first part is the pension based on the service the participant accrued prior to January 1, 2017 under the prior final average pay formula (if applicable) under Comerica's former pension plan. For more information on that plan, which terminated as of January 1, 2017, please refer to the 2017 proxy statement. The second part is the pension based on accruals on and after January 1, 2017, under the RIA cash balance formula. For more information on the key features of the RIA, please see the "Other Benefits Programs and Compensation" section.

A participant who is unmarried at the time of retirement generally receives a pension in the form of a single life annuity, the annual amount of which is listed in the "Pension Benefits at Fiscal Year-End 2018" table above. A participant who is married at the time of retirement generally receives a pension in the form of a joint and 50% survivor annuity, the amount of which is actuarially equivalent to the single life annuity. Effective January 1, 2017, a participant may also elect a one-time lump sum option (with spousal consent as required by law).

The amounts set forth in the table above are not subject to deduction for Social Security or other offset amounts.

The SRIA plan provides contribution credits and interest at the same level as the RIA for compensation in excess of the IRS pay cap, which was $275,000 in 2018, and on compensation that is deferred under Comerica's deferred compensation plans. The SRIA benefits are generally calculated in the form of a 100% joint and survivor annuity if a participant is married and in the form of a life annuity if a participant is not married when payments commence. For participants that do not have accruals under the prior final average pay formula and the SRIA account balance is less than $250,000, the SRIA benefits are paid in a one-time lump sum.

The following table provides information on the nonqualified deferred compensation of the NEOs with respect to the fiscal year ended December 31, 2018. The plans under which these deferrals were made are described in the section entitled "Employee Deferred Compensation Plans" below.

2018 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings (Loss) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)

Ralph W. Babb, Jr.	Deferred Compensation Plan	0	0	0	0	0
	Common Stock Deferred Incentive Award Plan	0	0	(724,565)	0	2,986,156

	Total Deferred Compensation Balance	0	0	(724,565)	0	2,986,156
David E. Duprey	Deferred Compensation Plan	0	0	42,923	125,277	629,579
	Common Stock Deferred Incentive Award Plan	0	0	0	0	0

	Total Deferred Compensation Balance	0	0	42,923	125,277	629,579
Muneera S. Carr	Deferred Compensation Plan	50,000	0	1,137	0	61,955
	Common Stock Deferred Incentive Award Plan	0	0	0	0	0

	Total Deferred Compensation Balance	50,000	0	1,137	0	61,955
Curtis C. Farmer	Deferred Compensation Plan	0	0	0	0	0
	Common Stock Deferred Incentive Award Plan	0	0	0	0	0

	Total Deferred Compensation Balance	0	0	0	0	0
John D. Buchanan	Deferred Compensation Plan	0	0	0	0	0
	Common Stock Deferred Incentive Award Plan	0	0	0	0	0

	Total Deferred Compensation Balance	0	0	0	0	0
Michael H. Michalak	Deferred Compensation Plan	0	0	(47,361)	0	693,192
	Common Stock Deferred Incentive Award Plan	0	0	(42,571)	0	175,447

	Total Deferred Compensation Balance	0	0	(89,932)	0	868,639

Footnotes:

(1)
Amounts represent compensation deferred in the 2018 fiscal year. Amounts are included in the 2018 Summary Compensation Table.

(2)
Amounts represent the total compensation deferred by each NEO, together with earnings net of any losses attributed to each of them in accordance with their investment elections in the hypothetical investments offered. The deferral contributions made in years prior to 2018 represent base salary or incentives earned under the MIP. These amounts include NEO contributions that were included in the Summary Compensation Table in prior years for those years in which the individuals served as an NEO.

Employee Deferred Compensation Plans. Comerica maintains two deferred compensation plans for eligible employees of Comerica and its subsidiaries: the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan (the "Employee Common Stock Deferral Plan") and the 1999 Comerica Incorporated Amended and Restated Deferred Compensation Plan (the "Employee Investment Fund Deferral Plan"). Under the Employee Common Stock Deferral Plan, eligible employees may defer up to 100% of their incentive awards into units that are functionally equivalent to shares of Comerica Common Stock. Dividend payments are converted to an equivalent unit value and credited to the employee's account. Generally, the deferred compensation under the Employee Common Stock Deferral Plan is payable in shares of Comerica Common Stock following termination of service as an employee, over the period elected by the employee, except in the case of termination due to death or separation of service prior to retirement, in which case the deferred compensation is payable in shares of Comerica Common Stock in a single lump sum distribution within ninety days.

Similarly, under the Employee Investment Fund Deferral Plan, eligible employees may defer a portion of their compensation, including up to 60% of salary, and up to 100% of bonus and incentive awards, into units that are functionally equivalent to shares of broad-based mutual funds offered under the Employee Investment Fund Deferral Plan. These investments are similar to those offered under Comerica's Preferred Savings (401(k)) Plan. As of 1999, Comerica Common Stock was no longer an investment choice under the Employee Investment Fund Deferral Plan. Any dividend payments are converted to an equivalent unit value and credited to the employee's account. Generally, the deferred compensation under the Employee Investment Fund Deferral Plan is payable in cash following termination of service as an employee, over the period elected by the employee, except in the case of termination due to death or separation of service prior to retirement, in which case the deferred compensation is payable in cash in a single lump sum distribution within ninety days.

Additionally, upon Comerica's acquisition of Sterling, Comerica assumed the Sterling Bancshares, Inc. Deferred Compensation Plan (as Amended and Restated). None of the NEOs participate in this plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
AT FISCAL YEAR-END 2018

Ralph W. Babb, Jr.

Benefits and Payments upon Separation	Retirement(1)		For Cause Termination	Change of Control Termination(2)		Disability		Death
Cash Compensation
Base salary/severance	—		—	$13,852,200		—		—
MIP	$2,964,010	(3)	—	$2,964,010		$2,964,010		$2,964,010
Equity Compensation
Stock Options	—	(4)	—	$867,280	(5)	—	(6)	—(6)
RSAs	$2,298,848	(7)	—	$2,298,848	(5)	$2,298,848		$2,298,848
SELTPP Units	—	(8)	—	$10,382,150	(5)	—	(9)	$10,382,150
RSUs	—	(10)	—	$775,167	(5)	—	(11)	$775,167
Benefits & Other Payments(12)
RIA/SRIA(13)	—		—	$16,776,252	(14)	—		—
Life Insurance(15)	—		—	$211,780		$2,896		$839,150
Medical Insurance Premiums(16)	$681,797		$681,797	$681,797		$681,797		$364,827
Outplacement Assistance	—		—	$2,025	(17)	—		—
Tax Assistance	—		—	$8,989,065		—		—
Total	$5,944,655		$681,797	$57,800,574		$5,947,551		$17,624,152

(1)
As Mr. Babb is eligible for retirement (at least 65 years of age), it is assumed for purposes of this table that instead of a voluntary termination or an involuntary not for cause termination, Mr. Babb would have retired if he had terminated as of December 31, 2018.

(2)
Please see "Change of Control Agreements" on pages 64-65 for a description of Mr. Babb's change of control agreement; assumes both change of control and termination occur on December 31, 2018.

(3)
If Mr. Babb had retired on December 31, 2018, he would have been eligible to receive a share of any applicable incentive payment provided pursuant to the MIP which is payable in the year 2019 with respect to the performance period ended December 31, 2018, in accordance with the terms of the MIP.

(4)
If Mr. Babb had retired on December 31, 2018, no acceleration of stock options would have occurred pursuant to the applicable award agreements; however, unvested options would have continued to vest on the terms in effect prior to retirement, and vested options would have continued to be exercisable until their expiration date. The fair market value of the unvested stock options that would have continued to vest was $867,280 at December 31, 2018.

(5)
Represents the value of the acceleration of all unvested, in-the-money equity awards based on Comerica's closing stock price as of December 31, 2018. Outstanding awards, which were all granted prior to April 24, 2018, vest upon a single trigger; awards granted after April 24, 2018 will vest upon a double trigger if not assumed.

(6)
In the event of a termination due to death or disability, no acceleration of stock options would occur pursuant to the applicable award agreements and unvested options would be forfeited; however, any previously vested options would have continued to be exercisable for the earlier of the option term or one year (in the case of death) or the earlier of the option term or three years (in the case of disability).

(7)
Assumes that all unvested RSAs were accelerated. The Committee may, in its discretion, as it has elected to do previously, accelerate an executive's RSAs upon the executive's retirement. Normally, the Committee would only consider making that determination if the NEO was at least age 55 and, to the extent permitted by applicable state law, the NEO signed a restrictive covenants and general release agreement.

(8)
If Mr. Babb had retired on December 31, 2018, no acceleration of the SELTPP units would have occurred; however, the awards would have continued to vest on the terms, including the performance conditions, in effect prior to retirement. The fair market value of the units that would have continued to vest was $10,382,150 at December 31, 2018.

(9)
Due to the application of retirement provisions in the applicable award agreements, no acceleration of the SELTPP units upon disability would occur; however, the SELTPP units would have continued to vest on the terms, including the performance conditions, in effect prior to disability. The fair market value of the units that would have continued to vest was $10,382,150 at December 31, 2018.

(10)
If Mr. Babb had retired on December 31, 2018, no acceleration of the RSUs would have occurred; however, the awards would have continued to vest on the terms in effect prior to retirement. The fair market value of the RSUs that would have continued to vest was $775,167 at December 31, 2018.

(11)
Due to the application of retirement provisions in the applicable award agreements, no acceleration of the RSUs upon disability would occur; however, the RSUs would have continued to vest on the terms in effect prior to disability. The fair market value of the RSUs that would have continued to vest was $775,167 at December 31, 2018.

(12)
Does not include payments of deferred compensation which are reflected in the 2018 Nonqualified Deferred Compensation Table on page 84.

(13)
Mr. Babb is eligible for retirement and for a death and disability benefit under the RIA and SRIA. Because these benefits are already accrued and fully vested, they are already reflected in the Pension Benefits at Fiscal Year-End 2018 Table on pages 81-82 and do not represent additional expense to Comerica.

(14)
Includes the present value of an additional change of control benefit under the RIA and SRIA. Assumptions to calculate this amount are based on assumptions prescribed by the Pension Protection Act (PPA) as a minimum present value for calculating lump sums paid by the RIA. The interest rates used were based on the PPA 3 segment yield curve using a November look back month: 3.43% for the first 5 years, 4.46% for years 5-20 and 4.88% for years after 20. Mortality Table for 2019 as prescribed by IRS Notice 2018-02. Payments are projected to commence on December 31, 2018 in the form of a lump sum.

(15)
For "Change of Control Termination," reflects value of life insurance premiums and calculates such life insurance premiums based upon portability and conversion options in the contract at December 31, 2018. For "Disability," includes 29 months of Company-paid basic life insurance premiums and assumes that life insurance premiums will remain at December 31, 2018 levels. For "Death," includes proceeds of life insurance, of which any amount up to $2 million would be paid by Comerica's life insurance provider.

(16)
Includes the present value of Mr. Babb's retiree medical benefits for him and his spouse, as provided for Mr. Babb in his Supplemental Pension and Retiree Medical Agreement described in the "Employment Contracts and Severance or Change of Control Agreements" section. Key assumptions used to value Mr. Babb's retiree medical benefits included a discount rate of 4.26%, mortality projections based on the RP-2018 Mortality Table for males and females with generational projection using sex-distinct Scale MP-2018, assumptions of annual per capita costs based on Comerica's claims experience and assumptions of annual trend rates for future healthcare and prescription drug cost increases of 6.50% in 2019, grading down to 4.50% in year 2027 and beyond.

(17)
Assumes Mr. Babb has elected to use Comerica's standard outplacement provider and represents negotiated rate.

David E. Duprey

Benefits and Payments upon Separation	Early Retirement(1)
Cash Compensation
Base salary/severance	—
MIP	—
Equity Compensation
Stock Options	—	(2)
RSAs	$1,023,338	(3)
SELTPP Units	—	(4)
Benefits & Other Payments(5)
Life Insurance	—
Medical Insurance Premiums	—
Outplacement Assistance	—
Tax Assistance	—
Total	$1,023,338

(1)
Mr. Duprey retired on February 28, 2018.

(2)
No acceleration of stock options occurred on Mr. Duprey's retirement; however, any exercisable options he held on his retirement date continue to be exercisable for the option term. The fair market value of the unvested stock options that continued to vest was $329,326 at February 28, 2018.

(3)
On February 28, 2018, 10,526 restricted shares were vested with a market price of $97.22 following Mr. Duprey's execution of a Restricted Covenants and General Release Agreement. Under the terms of such agreement, Mr. Duprey provided a general release of claims in favor of Comerica and its affiliates and agreed to be bound by certain restrictive covenants (including two year non-competition and non-solicitation restrictions that will prohibit him from engaging in any business in competition with the businesses conducted by Comerica in Michigan, California, Texas, Arizona or Florida and from soliciting the customers and employees of Comerica) without the consent of Comerica. Mr. Duprey's agreement also includes general non-disparagement and cooperation provisions and provides that Mr. Duprey will not use, commercialize or disclose Comerica's confidential information to any person or entity, except to such individuals as approved by Comerica in writing prior to any such disclosure or as otherwise required by law.

(4)
No acceleration of SELTPP units occurred on Mr. Duprey's retirement; however, the awards continued to vest on the terms, including the performance conditions, in effect prior to retirement. The fair market value of the units that continued to vest was $2,072,244 at February 28, 2018.

(5)
Does not include payments of deferred compensation which are reflected in the 2018 Nonqualified Deferred Compensation Table on page 84 or payments of pension benefits which are reflected in the Pension Benefits at Fiscal Year-End 2018 Table on pages 81-82.

Muneera S. Carr

Benefits and Payments upon Separation	Voluntary Resignation	Early Retirement(1)	Involuntary Not for Cause Termination(2)		For Cause Termination	Change of Control Termination(3)		Disability		Death
Cash Compensation
Base salary/severance	—	N/A	$500,000		—	$2,719,500		—		—
MIP	—	N/A	—		—	$857,500		$857,500		$857,500
Equity Compensation
Stock Options	—	N/A	—		—	$59,574	(4)	—	(5)	—	(5)
RSAs	—	N/A	—		—	$160,460		$160,460		$160,460
SELTPP Units	—	N/A	—		—	$966,468		$966,468		$966,468
RSUs	—	N/A	—		—	$144,249		$144,249		$144,249
Benefits & Other Payments(6)
RIA/SRIA(7)	—	N/A	—		—	$251,281	(8)	—		—
Life Insurance(9)	—	N/A	—		—	$20,764		$1,194		$346,000
Medical Insurance Premiums(10)	—	N/A	$2,492		—	$33,766		$24,091		$2,814
Outplacement Assistance	—	N/A	$2,025	(11)	—	$2,025	(11)	—		—
Tax Assistance	—	N/A	—		—	—		—		—
Total	—	N/A	$504,517		—	$5,215,587		$2,153,962		$2,477,491

(1)
Ms. Carr is not eligible for retirement or early retirement under Comerica's plans.

(2)
Because Ms. Carr does not have an employment agreement, she would be eligible to participate in Comerica's standard severance plan available for all salaried employees and would receive her annual base salary, plus COBRA and outplacement assistance, under the plan.

(3)
Please see "Change of Control Agreements" on pages 64-65 for a description of Ms. Carr's change of control agreement; assumes both change of control and termination occur on December 31, 2018.

(4)
Represents the value of the acceleration of all unvested, in-the-money equity awards based on Comerica's closing stock price as of December 31, 2018. Outstanding awards, which were all granted prior to April 24, 2018, vest upon a single trigger; awards granted after April 24, 2018 will vest upon a double trigger if not assumed.

(5)
In the event of a termination due to death or disability, no acceleration of stock options would occur pursuant to the applicable award agreements and unvested options would be forfeited; however, any previously vested options would have continued to be exercisable for the earlier of the option term or one year (in the case of death) or the earlier of the option term or three years (in the case of disability).

(6)
Does not include payments of deferred compensation which are reflected in the 2018 Nonqualified Deferred Compensation Table on page 84.

(7)
Ms. Carr would receive the cash balance of her account under the RIA and SRIA in the event of death or disability. Because these benefits are already accrued and fully vested, they are already reflected in the Pension Benefits at Fiscal Year-End 2018 Table on pages 81-82 and do not represent additional expense to Comerica.

(8)
Includes the present value of an additional change of control benefit under the RIA and SRIA. Assumptions to calculate this amount are based on assumptions prescribed by the Pension Protection Act (PPA) as a minimum present value for calculating lump sums paid by the RIA. The interest rates used were based on the PPA 3 segment yield curve using a November look back month: 3.43% for the first 5 years, 4.46% for years 5-20 and 4.88% for years after 20. Mortality Table for 2019 as prescribed by IRS Notice 2018-02. Payments are projected to commence on December 31, 2018 in the form of a lump sum.

(9)
For "Change of Control Termination," reflects value of life insurance premiums and calculates such life insurance premiums based upon portability and conversion options in the contract at December 31, 2018. For "Disability," includes 29 months of Company-paid basic life insurance premiums and assumes that life insurance premiums will remain at December 31,

  2018 levels. For "Death," includes proceeds of life insurance, of which any amount up to $2 million would be paid by Comerica's life insurance provider.

(10)
Assumes that medical, dental and vision insurance premiums will remain at December 31, 2018 levels; for "Disability," includes 29 months of Company-paid medical coverage based on Ms. Carr's 2018 election to participate in Comerica's medical plan coverage and for "Death," includes 3 months of COBRA for family members based on Ms. Carr's 2018 elections for Comerica's medical, dental and vision plan coverage.

(11)
Assumes Ms. Carr has elected to use Comerica's standard outplacement provider and represents negotiated rate.

Curtis C. Farmer

Benefits and Payments upon Separation	Early Retirement(1)		For Cause Termination	Change of Control Termination(2)		Disability		Death
Cash Compensation
Base salary/severance	—		—	$7,416,240		—		—
MIP	$1,586,718	(3)	—	$1,586,718		$1,586,718		$1,586,718
Equity Compensation
Stock Options	—	(4)	—	$253,745	(5)	—	(6)	—	(6)
RSAs	$888,299	(7)	—	$888,299	(5)	$888,299		$888,299
SELTPP Units	—	(8)	—	$3,317,384	(5)	—	(9)	$3,317,384
RSUs	—	(10)	—	$270,295	(5)	—	(11)	$270,295
Benefits & Other Payments(12)
RIA/SRIA(13)	—		—	$498,485	(14)	—		—
Life Insurance(15)	—		—	$75,482		$2,492		$722,000
Medical Insurance Premiums(16)	—		—	$55,755		$39,940		$4,646
Outplacement Assistance	—		—	$2,025	(17)	—		—
Tax Assistance	—		—	$2,508,933		—		—
Total	$2,475,017		—	$16,873,361		$2,517,449		$6,789,342

(1)
As Mr. Farmer is eligible for early retirement (at least 55 years of age with at least 10 years of service), it is assumed for purposes of this table that instead of a voluntary termination or an involuntary not for cause termination, Mr. Farmer would have retired early if he had terminated as of December 31, 2018.

(2)
Please see "Change of Control Agreements" on pages 64-65 for a description of Mr. Farmer's change of control agreement; assumes both change of control and termination occur on December 31, 2018.

(3)
If Mr. Farmer had retired on December 31, 2018, he would have been eligible to receive a share of any applicable incentive payment provided pursuant to the MIP which is payable in the year 2019 with respect to the performance period ended December 31, 2018, in accordance with the terms of the MIP.

(4)
If Mr. Farmer had retired on December 31, 2018, no acceleration of stock options would have occurred pursuant to the applicable award agreements; however, unvested options would have continued to vest on the terms in effect prior to retirement, and vested options would have continued to be exercisable until their expiration date. The fair market value of the unvested stock options that would have continued to vest was $253,745 at December 31, 2018.

(5)
Represents the value of the acceleration of all unvested, in-the-money equity awards based on Comerica's closing stock price as of December 31, 2018. Outstanding awards, which were all granted prior to April 24, 2018, vest upon a single trigger; awards granted after April 24, 2018 will vest upon a double trigger if not assumed.

(6)
In the event of a termination due to death or disability, no acceleration of stock options would occur pursuant to the applicable award agreements and unvested options would be forfeited; however, any previously vested options would have continued to be exercisable for the earlier of the option term or one year (in the case of death) or the earlier of the option term or three years (in the case of disability).

(7)
Assumes that all unvested RSAs were accelerated. The Committee may, in its discretion, as it has elected to do previously, accelerate an executive's RSAs upon the executive's retirement. Normally, the Committee would only consider making that determination if the NEO was at least age 55 and, to the extent permitted by applicable state law, the NEO signed a restrictive covenants and general release agreement.

(8)
If Mr. Farmer had retired on December 31, 2018, no acceleration of the SELTPP units would have occurred; however, the awards would have continued to vest on the terms, including the performance conditions, in effect prior to retirement. The fair market value of the units that would have continued to vest was $3,317,384 at December 31, 2018.

(9)
Due to the application of retirement provisions in the applicable award agreements, no acceleration of the SELTPP units upon disability would occur; however, the SELTPP units would have continued to vest on the terms, including the performance conditions, in effect prior to disability. The fair market value of the units that would have continued to vest was $3,317,384 at December 31, 2018.

(10)
If Mr. Farmer had retired on December 31, 2018, no acceleration of the RSUs would have occurred; however, the awards would have continued to vest on the terms in effect prior to retirement. The fair market value of the RSUs that would have continued to vest was $270,295 at December 31, 2018.

(11)
Due to the application of retirement provisions in the applicable award agreements, no acceleration of the RSUs upon disability would occur; however, the RSUs would have continued to vest on the terms in effect prior to disability. The fair market value of the RSUs that would have continued to vest was $270,295 at December 31, 2018.

(12)
Does not include payments of deferred compensation which are reflected in the 2018 Nonqualified Deferred Compensation Table on page 84.

(13)
Mr. Farmer is eligible for early retirement under the RIA and SRIA. Because this benefit is already accrued and fully vested, it is already reflected in the Pension Benefits at Fiscal Year-End 2018 Table on pages 81-82 and does not represent additional expense to Comerica.

(14)
Includes the present value of an additional change of control benefit under the RIA and SRIA. Assumptions to calculate this amount are based on assumptions prescribed by the Pension Protection Act (PPA) as a minimum present value for calculating lump sums paid by the RIA. The interest rates used were based on the PPA 3 segment yield curve using a November look back month: 3.43% for the first 5 years, 4.46% for years 5-20 and 4.88% for years after 20. Mortality Table for 2019 as prescribed by IRS Notice 2018-02. Payments are projected to commence on December 31, 2018 in the form of a lump sum.

(15)
For "Change of Control Termination," reflects value of life insurance premiums and calculates such life insurance premiums based upon portability and conversion options in the contract at December 31, 2018. For "Disability," includes 29 months of Company-paid basic life insurance premiums and assumes that life insurance premiums will remain at December 31, 2018 levels. For "Death," includes proceeds of life insurance, of which any amount up to $2 million would be paid by Comerica's life insurance provider.

(16)
Assumes that medical, dental and vision insurance premiums will remain at December 31, 2018 levels; for "Disability," includes 29 months of Company-paid medical coverage based on Mr. Farmer's 2018 election to participate in Comerica's medical plan coverage and for "Death," includes 3 months of COBRA for family members based on Mr. Farmer's 2018 elections for Comerica's medical, dental and vision plan coverage.

(17)
Assumes Mr. Farmer has elected to use Comerica's standard outplacement provider and represents negotiated rate.

John D. Buchanan

Benefits and Payments upon Separation	Voluntary Resignation	Early Retirement(1)	Involuntary Not for Cause Termination(2)		For Cause Termination	Change of Control Termination(3)		Disability		Death
Cash Compensation
Base salary/severance	—	N/A	$613,000		—	$4,511,454		—		—
MIP	—	N/A	—		—	$961,184		$961,184		$961,184
Equity Compensation
Stock Options	—	N/A	—		—	$133,984	(4)	—	(5)	—	(5)
RSAs	—	N/A	—		—	$800,101		$800,101		$800,101
SELTPP Units	—	N/A	—		—	$1,910,956		$1,910,956		$1,910,956
RSUs	—	N/A	—		—	$125,016		$125,016		$125,016
Benefits & Other Payments
RIA/SRIA(6)	—	N/A	—		—	$297,784	(7)	—		—
Life Insurance(8)	—	N/A	—		—	$57,759		$2,050		$594,000
Medical Insurance Premiums(9)	—	N/A	$4,132		—	$55,755		$39,940		$4,646
Outplacement Assistance	—	N/A	$2,025	(10)	—	$2,025	(10)	—		—
Tax Assistance	—	N/A	—		—	—		—		—
Total	—	N/A	$619,157		—	$8,856,018		$3,839,247		$4,395,903

(1)
Mr. Buchanan is not eligible for retirement or early retirement under Comerica's plans.

(2)
Because Mr. Buchanan does not have an employment agreement, he would be eligible to participate in Comerica's standard severance plan available for all salaried employees and would receive his annual base salary, plus COBRA and outplacement assistance, under the plan.

(3)
Please see "Change of Control Agreements" on pages 64-65 for a description of Mr. Buchanan's change of control agreement; assumes both change of control and termination occur on December 31, 2018.

(4)
Represents the value of the acceleration of all unvested, in-the-money equity awards based on Comerica's closing stock price as of December 31, 2018. Outstanding awards, which were all granted prior to April 24, 2018, vest upon a single trigger; awards granted after April 24, 2018 will vest upon a double trigger if not assumed.

(5)
In the event of a termination due to death or disability, no acceleration of stock options would occur pursuant to the applicable award agreements and unvested options would be forfeited; however, any previously vested options would have continued to be exercisable for the earlier of the option term or one year (in the case of death) or the earlier of the option term or three years (in the case of disability).

(6)
Mr. Buchanan would receive the cash balance of his account under the RIA and SRIA in the event of death or disability. Because these benefits are already accrued and fully vested, they are already reflected in the Pension Benefits at Fiscal Year-End 2018 Table on pages 81-82 and do not represent additional expense to Comerica.

(7)
Includes the present value of an additional change of control benefit under the RIA and SRIA. Assumptions to calculate this amount are based on assumptions prescribed by the Pension Protection Act (PPA) as a minimum present value for calculating lump sums paid by the RIA. The interest rates used were based on the PPA 3 segment yield curve using a November look back month: 3.43% for the first 5 years, 4.46% for years 5-20 and 4.88% for years after 20. Mortality Table for 2019 as prescribed by IRS Notice 2018-02. Payments are projected to commence on December 31, 2018 in the form of a lump sum.

(8)
For "Change of Control Termination," reflects value of life insurance premiums and calculates such life insurance premiums based upon portability and conversion options in the contract at December 31, 2018. For "Disability," includes 29 months of Company-paid basic life insurance premiums and assumes that life insurance premiums will remain at December 31, 2018 levels. For "Death," includes proceeds of life insurance, of which any amount up to $2 million would be paid by Comerica's life insurance provider.

(9)
Assumes that medical, dental and vision insurance premiums will remain at December 31, 2018 levels; for "Disability," includes 29 months of Company-paid medical coverage based on Mr. Buchanan's 2018 election to participate in Comerica's medical plan coverage and for "Death," includes 3 months of COBRA for family members based on Mr. Buchanan's 2018 elections for Comerica's medical, dental and vision plan coverage.

(10)
Assumes Mr. Buchanan has elected to use Comerica's standard outplacement provider and represents negotiated rate.

Michael H. Michalak

Benefits and Payments upon Separation	Early Retirement(1)		For Cause Termination	Change of Control Termination(2)		Disability		Death
Cash Compensation
Base salary/severance	—		—	$2,902,000		—		—
MIP	$940,800	(3)	—	$940,800		$940,800		$940,800
Equity Compensation
Stock Options	—	(4)	—	$105,756	(5)	—	(6)	—	(6)
RSAs	$278,057	(7)	—	$278,057	(5)	$278,057		$278,057
SELTPP Units	—	(8)	—	$1,385,134	(5)	—	(9)	$1,385,134
RSUs	—	(10)	—	$116,086	(5)	—	(11)	$116,086
Benefits & Other Payments(12)
RIA/SRIA(13)	—		—	$608,168	(14)	—		—
Life Insurance(15)	—		—	$50,168		$1,902		$551,000
Medical Insurance Premiums(16)	—		—	$25,813		$28,529		$2,151
Outplacement Assistance	—		—	$2,025	(17)	—		—
Tax Assistance	—		—	$1,328,973		—		—
Total	$1,218,857		—	$7,742,980		$1,249,288		$3,273,228

(1)
As Mr. Michalak is eligible for early retirement (at least 55 years of age with at least 10 years of service), it is assumed for purposes of this table that instead of a voluntary termination or an involuntary not for cause termination, Mr. Michalak would have retired early if he had terminated as of December 31, 2018. Mr. Michalak retired on January 31, 2019.

(2)
Please see "Change of Control Agreements" on pages 64-65 for a description of Mr. Michalak's change of control agreement; assumes both change of control and termination occur on December 31, 2018.

(3)
If Mr. Michalak had retired on December 31, 2018, he would have been eligible to receive a share of any applicable incentive payment provided pursuant to the MIP which is payable in the year 2019 with respect to the performance period ended December 31, 2018, in accordance with the terms of the MIP.

(4)
If Mr. Michalak had retired on December 31, 2018, no acceleration of stock options would have occurred pursuant to the applicable award agreements; however, unvested options would have continued to vest on the terms in effect prior to retirement, and vested options would have continued to be exercisable until their expiration date. The fair market value of the unvested stock options that would have continued to vest was $105,756 at December 31, 2018.

(5)
Represents the value of the acceleration of all unvested, in-the-money equity awards based on Comerica's closing stock price as of December 31, 2018. Outstanding awards, which were all granted prior to April 24, 2018, vest upon a single trigger; awards granted after April 24, 2018 will vest upon a double trigger if not assumed.

(6)
In the event of a termination due to death or disability, no acceleration of stock options would occur pursuant to the applicable award agreements and unvested options would be forfeited; however, any previously vested options would have continued to be exercisable for the earlier of the option term or one year (in the case of death) or the earlier of the option term or three years (in the case of disability).

(7)
Assumes that all unvested RSAs were accelerated. The Committee may, in its discretion, as it has elected to do previously, accelerate an executive's RSAs upon the executive's retirement. Normally, the Committee would only consider making that determination if the NEO was at least age 55 and, to the extent permitted by applicable state law, the NEO signed a restrictive covenants and general release agreement. Following his execution of such an agreement, Mr. Michalak's RSAs were accelerated upon his retirement on January 31, 2019.

(8)
If Mr. Michalak had retired on December 31, 2018, no acceleration of the SELTPP units would have occurred; however, the awards would have continued to vest on the terms, including the performance conditions, in effect prior to retirement. The fair market value of the units that would have continued to vest was $1,385,134 at December 31, 2018.

(9)
Due to the application of retirement provisions in the applicable award agreements, no acceleration of the SELTPP units upon disability would occur; however, the SELTPP units would have continued to vest on the terms, including the performance conditions, in effect prior to disability. The fair market value of the units that would have continued to vest was $1,385,134 at December 31, 2018.

(10)
If Mr. Michalak had retired on December 31, 2018, no acceleration of the RSUs would have occurred; however, the awards would have continued to vest on the terms in effect prior to retirement. The fair market value of the RSUs that would have continued to vest was $116,086 at December 31, 2018.

(11)
Due to the application of retirement provisions in the applicable award agreements, no acceleration of the RSUs upon disability would occur; however, the RSUs would have continued to vest on the terms in effect prior to disability. The fair market value of the RSUs that would have continued to vest was $116,086 at December 31, 2018.

(12)
Does not include payments of deferred compensation which are reflected in the 2018 Nonqualified Deferred Compensation Table on page 84.

(13)
Mr. Michalak is eligible for early retirement and for a death and disability benefit under the RIA and SRIA. Because these benefits are already accrued and fully vested, they are already reflected in the Pension Benefits at Fiscal Year-End 2018 Table on pages 81-82 and do not represent additional expense to Comerica.

(14)
Includes the present value of an additional change of control benefit under the RIA and SRIA. Assumptions to calculate this amount are based on assumptions prescribed by the Pension Protection Act (PPA) as a minimum present value for calculating lump sums paid by the RIA. The interest rates used were based on the PPA 3 segment yield curve using a November look back month: 3.43% for the first 5 years, 4.46% for years 5-20 and 4.88% for years after 20. Mortality Table for 2019 as prescribed by IRS Notice 2018-02. Payments are projected to commence on December 31, 2018 in the form of a lump sum.

(15)
For "Change of Control Termination," reflects value of life insurance premiums and calculates such life insurance premiums based upon portability and conversion options in the contract at December 31, 2018. For "Disability," includes 29 months of Company-paid basic life insurance premiums and assumes that life insurance premiums will remain at December 31, 2018 levels. For "Death," includes proceeds of life insurance, of which any amount up to $2 million would be paid by Comerica's life insurance provider.

(16)
Assumes that medical, dental and vision insurance premiums will remain at December 31, 2018 levels; for "Disability," includes 29 months of Company-paid medical coverage based on Mr. Michalak's 2018 election to participate in Comerica's medical plan coverage and for "Death," includes 3 months of COBRA for family members based on Mr. Michalak's 2018 elections for Comerica's medical, dental and vision plan coverage.

(17)
Assumes Mr. Michalak has elected to use Comerica's standard outplacement provider and represents negotiated rate.

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Babb, our Chairman and CEO. For 2018, our last completed fiscal year:

    •
    the annual total compensation of the median employee was $81,479, which includes the estimated value of nondiscriminatory health care benefits; and
    •
    the annual total compensation of our CEO was $10,063,765, which exceeds the amount reported for him in the Summary Compensation Table due to the inclusion of the estimated value of nondiscriminatory health care benefits.

Based on this information, for 2018 the ratio of the annual total compensation of Mr. Babb to the annual total compensation of the median employee was 124 to 1.

Assumptions and Methodology.    The median employee that was used for purposes of calculating the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees is the same employee that was identified for purposes of our 2017 disclosure. There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure.

To identify the median of the annual total compensation of all our employees for 2017, as well as to determine the annual total compensation of our median employee and our CEO for 2018, we took the following steps:

(1)
We determined that, as of October 31, 2017, our employee population consisted of 8,163 full-time and part-time employees.

(2)
To identify the "median employee" from our employee population, we calculated, for the ten months ended October 31, 2017, (1) total cash compensation plus (2) total retirement benefits. "Total cash compensation" includes salary, wages, overtime pay, commissions, referrals, ESPP matching payments, relocation assistance and cash incentive compensation actually paid during such period. "Total retirement benefits" includes the 401(k) match made by Comerica during such time period plus the change in pension value between January 1, 2017 and October 31, 2017. Since we do not widely distribute annual equity awards to our employees, such awards were excluded from our compensation measure. In calculating the change in pension value, we used the change in the actuarial present value of accumulated benefits payable to employees, based on average monthly compensation and the number of years of service credited at October 31, 2017. The actuarial assumptions used to determine the present values are consistent with those used in Comerica's financial statements.

(3)
We combined all of the elements of such employee's compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, plus the estimated value of nondiscriminatory health care benefits for the employee and such employee's eligible dependents of $5,195. This resulted in annual total compensation of $81,479.

(4)
With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column (column (j)) of our 2017 Summary Compensation Table included in this proxy statement, plus the estimated value of nondiscriminatory health care benefits for our CEO and our CEO's eligible dependents of $23,923. This resulted in annual total compensation for purposes of determining the ratio in the amount of $10,063,765.

(5)
We chose to exclude 28 employees employed in Canada and 8 employees employed in Mexico from the determination of the "median employee," given the small number of employees in those jurisdictions and the estimated costs of obtaining their compensation information. In total, we excluded less than 5% of our workforce (approximately 36 individuals) from the identification of the "median employee," as permitted by SEC rules. All other employees are located in the United States.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of December 31, 2018

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)

Equity compensation plans approved by security holders(1)(2)
Employee Options	2,936,719		$44.73
Employee SELTPP Units and RSUs	867,729		N/A

				5,765,424	(3)
Director RSUs	161,247		N/A	299,649	(3)
Equity compensation plans not approved by security holders(4)
Options	6,379		$28.97	—
Deferred Compensation Plans	225,921		N/A	—

Total	4,197,995	(5)	$44.70	6,065,073

(1)
Consists of (a) options to acquire shares of Comerica Common Stock issued under the Amended and Restated 2006 Long-Term Incentive Plan (the "2006 LTIP"); (b) target number of stock-settled SELTPP units issued under the 2006 LTIP; and (c) restricted stock units ("RSUs") equivalent to shares of Comerica Common Stock issued under the 2018 Long-Term Incentive Plan (the "2018 LTIP"), the 2006 LTIP, the Comerica Incorporated Amended and Restated Incentive Plan for Non-Employee Directors (the "Old Non-Employee Director Plan") and the 2015 Comerica Incorporated Incentive Plan for Non-Employee Directors (the "2015 Non-Employee Director Plan"). At payout, the target number of SELTPP units may be reduced to zero or increased by up to 150%. The 2016 SELTPP grants vested and were settled at 126.1% on February 26, 2019, resulting in an issuance of an additional 86,718 shares above what is shown in the table.

The 2018 LTIP was approved by Comerica's shareholders on April 24, 2018. The 2015 Non-Employee Director Plan was approved by the shareholders on April 28, 2015. The Old Non-Employee Director Plan and the 2006 LTIP have been terminated.

(2)
Does not include shares of Comerica Common Stock purchased or available for purchase by employees under the ESPP, or contributed or available for contribution by Comerica on behalf of employees. The ESPP was ratified and approved by the shareholders on May 18, 2004. As of December 31, 2018, 634,974 shares remain available for future sale or matching contributions under the ESPP. If these shares available for future sale or awards under the ESPP were included, the number shown in column (c) under "Total" would be 6,700,047.

(3)
These shares are available for future issuance under the 2018 LTIP in the form of options, stock appreciation rights, restricted stock, RSUs, other stock-based awards and cash awards, and under the 2015 Non-Employee Director Plan in the form of options, stock appreciation rights, restricted stock, RSUs and other equity-based awards. Under the 2018 LTIP, no award recipient may receive more than 500,000 shares during any calendar year, and the maximum number of shares underlying awards of options and stock appreciation rights that may be granted to an award recipient in any calendar year is 1,000,000. No shares are available for future issuance under the Old Non-Employee Director Plan, other than pursuant to dividend reinvestment under outstanding award agreements, or the 2006 LTIP.

(4)
Includes options to purchase shares of Comerica Common Stock, issued under the Amended and Restated Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan ("Sterling LTIP"), of which 1,979 options were assumed by Comerica in connection with its acquisition of Sterling and 4,440 shares were granted to legacy Sterling employees subsequent to the acquisition. The weighted-average option price of the options assumed in connection with the acquisition of Sterling was $24.39 at December 31, 2018. The Sterling LTIP expired on April 28, 2013, and there are no shares available for future issuance under this plan. Also includes shares issuable upon distribution of deferred compensation benefits pursuant to the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan (the "Employee Common Stock Deferral Plan"), the Sterling Bancshares, Inc. Deferred Compensation Plan (as Amended and Restated) (the "Sterling Deferred Compensation Plan")(which includes 9,198 shares related to accounts assumed pursuant to the acquisition), and the Amended and Restated Comerica Incorporated Common Stock Non-Employee Director Fee Deferral Plan (the "Director Common Stock Deferral Plan"). The number of shares remaining available for future issuance under the Employee Common Stock Deferral Plan and the Director Common Stock Deferral Plan is not presently determinable. No shares are available for future issuance under the Sterling Deferred Compensation Plan, other than pursuant to dividend reinvestment.

(5)
In total, the weighted-average term for all outstanding stock options is 5.6 years.

Most of the equity awards granted by Comerica during 2018 were under either the shareholder-approved 2006 LTIP or 2018 LTIP.

For additional information regarding Comerica's equity compensation plans, please refer to Note 1 (see page F-55) and Note 16 (see pages F-80 through F-82) to the Consolidated Financial Statements contained in Comerica's Annual Report on Form 10-K for the year ended December 31, 2018.

Plans not approved by Comerica's shareholders include:

Amended and Restated Sterling Bancshares, Inc. 2003 Stock Incentive and Compensation Plan.    The Sterling LTIP expired on April 28, 2013. Accordingly, there are no shares available for future issuance under this plan. Under the plan, stock awards in the form of options, restricted stock, performance awards, bonus shares, phantom shares and other stock-based awards were granted to legacy Sterling employees. The maximum number of shares underlying awards of options, restricted stock, phantom shares and other stock-based awards granted to an award recipient in any calendar year was 47,300, and the maximum amount of all performance awards granted to an award recipient in any calendar year was $2,000,000. Awards are generally subject to a vesting schedule specified in the grant documentation. The exercise price of each option granted was not less than the fair market value of each share of common stock subject to the option on the date the option was granted. The term of each option is not more than ten years, and the applicable grant documentation specifies the extent to which options may be exercised during their respective terms, including in the event of an employee's death, disability or termination of employment. The Sterling LTIP is administered by the Governance, Compensation and Nominating Committee of Comerica's Board of Directors.

Director and Employee Common Stock Deferral Plans. Pursuant to the Director Common Stock Deferral Plan and the Employee Common Stock Deferral Plan (the "Deferred Compensation Plans"), directors and eligible employees may invest specified portions of their compensation into units that correlate to, and are functionally equivalent to, shares of Comerica Common Stock. The participants' accounts under the Deferred Compensation Plans are increased to the extent of dividends paid on Comerica Common Stock to reflect the number of additional shares of Comerica Common Stock that could have been purchased had the dividends been paid on each share of common stock hypothetically underlying then-outstanding stock units in the participants' accounts. Following the applicable deferral period, the distribution of a participant's Comerica stock unit account under the applicable Deferred Compensation Plan is made in Comerica Common Stock (with fractional shares being paid in cash).

Sterling Deferred Compensation Plan. Comerica assumed the Sterling Deferred Compensation Plan upon its acquisition of Sterling. Prior to May 1, 2011, Sterling employees and directors were allowed to defer specified portions of their compensation into units that correlated to, and were functionally equivalent to, several different investment options, which included shares of common stock of Sterling. Following the acquisition of Sterling, such units are functionally equivalent to shares of Comerica Common Stock. Comerica Common Stock is not currently being offered as a hypothetical investment option for future deferrals or contributions, nor are participants permitted to reallocate investment funds into Comerica Common Stock; however, dividends earned on existing deferred amounts will continue to be hypothetically invested in Comerica Common Stock. Following the applicable deferral period, the distribution of a participant's Comerica stock unit account under the Sterling Deferred Compensation Plan is made in Comerica Common Stock (with fractional shares being paid in cash).

SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information about the number of shares of Comerica Common Stock beneficially owned by Comerica's incumbent directors and director nominees, the NEOs and all incumbent directors and executive officers as a group. The number of shares each individual beneficially owns includes shares over which the person has or shares voting or investment power as of February 22, 2019 and also any shares that the individual can acquire by April 23, 2019 (60 days after the Record Date), through the exercise of any stock option or other right. Unless indicated otherwise, each individual has sole investment and voting power (or shares those powers with his or her spouse or other family members) with respect to the shares listed in the table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Ralph W. Babb, Jr.	888,331	(1)(2)(3)	*
John D. Buchanan	44,075	(3)(4)	*
Muneera S. Carr	29,758	(3)(5)	*
Michael E. Collins	2,507	(6)	*
Roger A. Cregg	42,101	(6)(7)(8)	*
T. Kevin DeNicola.	29,391	(6)(9)	*
David E. Duprey	71,588	(10)(11)	*
Curtis C. Farmer	125,587	(3)(12)	*
Jacqueline P. Kane	33,164	(6)(7)(13)	*
Richard G. Lindner	52,586	(6)(7)(14)	*
Michael H. Michalak	87,250	(1)(3)(15)(16)	*
Barbara R. Smith	2,159	(6)(7)	*
Robert S. Taubman	40,521	(6)(7)	*
Reginald M. Turner, Jr.	31,250	(6)(7)(17)	*
Nina G. Vaca (Ximena G. Humrichouse)	23,865	(6)(7)	*
Michael G. Van de Ven	7,507	(6)(18)	*
Directors and current executive officers as a group (20 people)	1,553,200	(19)(20)	*

Footnotes:
*	Represents holdings of less than one percent of Comerica Common Stock.
(1)	Includes the following number of shares deemed invested, on behalf of the respective executives, in Comerica Common Stock under deferred compensation plans: Mr. Babb, 43,851 shares and Mr. Michalak, 2,576 shares; they do not have voting power over such shares.
(2)	Includes 19,360 shares of restricted stock of Comerica subject to future vesting conditions ("restricted stock") and options to purchase 133,813 shares of Comerica Common Stock that are or will be exercisable as of April 23, 2019. Also includes 103,269 SELTPP units over which Mr. Babb did not have voting or investment power as of the Record Date, but which vested and were settled in stock on February 26, 2019. Additionally includes 117,763 shares held jointly with his spouse.
(3)	Includes restricted stock units held by executive officers, over which executive officers do not have voting or investment power, as follows: Mr. Babb, 24,695 restricted stock units, Mr. Buchanan, 4,055 restricted stock units, Ms. Carr, 4,595 restricted stock units, Mr. Farmer, 8,615 restricted stock units, and Mr. Michalak, 1,690 restricted stock units.
(4)	Includes 9,978 shares of restricted stock and options to purchase 3,143 shares of Comerica Common Stock that are or will be exercisable as of April 23, 2019. Also includes 21,071 SELTPP units over which Mr. Buchanan did not have voting or investment power as of the Record Date, but which vested and were settled in stock on February 26, 2019.
(5)	Includes 1,375 shares of restricted stock and options to purchase 2,151 shares of Comerica Common Stock that are or will be exercisable as of April 23, 2019. Also includes 7,112 SELTPP units over which Ms. Carr did not have voting or investment power as of the Record Date, but which vested and were settled in stock on February 26, 2019.
(6)	Includes restricted stock units held by non-employee directors, over which directors do not have voting or investment power, as follows: restricted stock units for Roger A. Cregg and T. Kevin DeNicola, who each hold 22,846 restricted stock units, Reginald M. Turner, Jr., who holds 25,373 restricted stock units, Richard G. Lindner, who holds 21,425 restricted stock units, Robert S. Taubman, who holds 25,837 restricted stock units, Jacqueline P. Kane and Nina G. Vaca, who each hold 19,088 restricted stock units, Michael E. Collins and Michael Van de Ven, who each hold 2,507 restricted stock units, and Barbara R. Smith, who holds 1,117 restricted stock units. These restricted stock units are subject to time vesting and will be settled in Comerica Common Stock following the respective director's termination of service as a director.

(7)	Includes the following number of shares deemed invested, on behalf of the respective non-employee directors, in Comerica Common Stock under a deferred compensation plan: Roger A. Cregg, 14,255 shares; Jacqueline P. Kane, 6,173 shares; Richard G. Lindner, 29,262 shares; Barbara R. Smith, 1,042 shares; Robert S. Taubman, 149 shares; Reginald M. Turner, Jr., 1,762 shares; and Nina G. Vaca, 4,709 shares; the directors do not have voting power over such shares.
(8)	Includes 5,000 shares in an account held jointly with his spouse.
(9)	Includes 6,545 shares held by the Kevin DeNicola Revocable Trust.
(10)	Includes options to purchase 3,556 shares of Comerica Common Stock that are or will be exercisable as of April 23, 2019. Also includes 15,346 SELTPP units over which Mr. Duprey did not have voting or investment power as of the Record Date, but which vested and were settled in stock on February 26, 2019.
(11)	Includes 52,686 shares held by David E. Duprey Selectrust.
(12)	Includes 9,015 shares of restricted stock and options to purchase 7,286 shares of Comerica Common Stock that are or will be exercisable as of April 23, 2019. Also includes 32,268 SELTPP units over which Mr. Farmer did not have voting or investment power as of the Record Date, but which vested and were settled in stock on February 26, 2019.
(13)	Includes 7,903 shares held by The Steven and Jacqueline Kane Trust U/A dtd 12/20/2010.
(14)	Includes 1,899 shares held by the Lindner 2006 Living Trust 12/18/2006.
(15)	Includes options to purchase 28,540 shares of Comerica Common Stock that are or will be exercisable as of April 23, 2019. Also includes 12,906 SELTPP units over which Mr. Michalak did not have voting or investment power as of the Record Date, but which vested and were settled in stock on February 26, 2019.
(16)	Includes 22,678 shares in an account held jointly with his spouse.
(17)	Includes 4,115 shares held by the Reginald M. Turner, Jr. Trust.
(18)	Includes 5,000 shares held by the Van de Ven 2008 Family Trust.
(19)	Includes 52,121 shares of restricted stock and options to purchase 215,171 shares of Comerica Common Stock that are exercisable by February 22, 2019 or will become exercisable by April 23, 2019, all of which are beneficially owned by the current executive officers as a group. The number shown also includes 196,164 SELTPP units held by executive officers as a group and 55,755 restricted stock units held by directors and executive officers as a group; in each case, the officer or director does not have voting or investment power over such restricted stock units. The SELTPP units vested and were settled in stock on February 26, 2019. 104,375 shares are deemed invested, on behalf of the directors and executives, in Comerica Common Stock under deferred compensation plans; the officer or director does not have voting power over such shares. The number additionally includes 157,278 shares of Comerica Common Stock for which the directors, nominees and executive officers share voting and investment power. The number shown does not include any shares that are pledged. Comerica has adopted a policy prohibiting the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) by employees, officers and directors that are designed to hedge or offset any decrease in the market value of Comerica's equity securities. Employees, officers and directors are also prohibited from holding Comerica's securities in a margin account or pledging Comerica's securities as collateral for a loan.
(20)	As of February 22, 2019, consists of ten non-employee directors and ten current executive officers, two of whom are employee directors.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The SEC requires that Comerica provide information about any shareholder who beneficially owns more than 5% of Comerica Common Stock. The following table provides the required information about the only shareholders known to Comerica to be the beneficial owner of more than 5% of Comerica Common Stock as of December 31, 2018. To report this information, Comerica relied solely on information that BlackRock, Inc. furnished in its Schedule 13G/A, filed February 4, 2019, on information that The Vanguard Group furnished in its Schedule 13G/A, filed February 11, 2019 and on information that State Street Corporation furnished in its Schedule 13G, filed February 14, 2019, in each case relating to their respective beneficial ownership of Comerica as of December 31, 2018, using Comerica's actual shares outstanding at December 31, 2018.

Amount and Nature of Beneficial Ownership as of December 31, 2018

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc. and certain affiliates
55 East 52nd Street
New York, NY 10055	11,870,043(1)	7.4%
State Street Corporation and certain affiliates
State Street Financial Center
One Lincoln Street
Boston, MA 02111	8,254,091(2)	5.1%
The Vanguard Group, Inc. and certain affiliates
100 Vanguard Blvd.
Malvern, PA 19355	18,516,953(3)	11.5%

Footnotes:
(1)

BlackRock, Inc. indicated that it has sole power to vote or to direct the vote with respect to 10,462,890 shares and sole dispositive power with respect to 11,870,043 shares. BlackRock, Inc. filed on behalf of the following subsidiaries: BlackRock Life Limited; BlackRock International Limited; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, N.A.; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock Asset Management North Asia Limited; Blackrock (Singapore) Limited; and BlackRock Fund Managers Ltd.

(2)

State Street Corporation indicated that it has shared power to vote or to direct the vote with respect to 7,581,033 shares, and shared dispositive power with respect to 8,250,502 shares. State Street Corporation filed on behalf of the following subsidiaries: SSGA Funds Management, Inc.; State Street Global Advisors Limited (UK); State Street Global Advisors Ltd (Canada); State Street Global Advisors, Australia Limited; State Street Global Advisors (Japan) Co., Ltd; State Street Global Advisors Asia Ltd; State Street Global Advisors Singapore Ltd; State Street Global Advisors GmbH; State Street Global Advisors Ireland Limited; and State Street Global Advisors Trust Company.

(3)

The Vanguard Group, Inc. indicated that it sole power to vote or direct the vote on 205,614 shares, and shared voting power with respect to 34,989 shares. It has sole dispositive power with respect to 18,291,520 shares, and shared dispositive power with respect to 225,433 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group,  Inc., is the beneficial owner of 139,236 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 150,812 shares as a result of its serving as investment manager of Australian investment offerings.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that Comerica's directors, executive officers and persons who own more than ten percent of a registered class of Comerica's equity securities file reports of stock ownership and any subsequent changes in stock ownership with the SEC not later than specified deadlines. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons, Comerica believes that, during the year ended December 31, 2018, each of its executive officers, directors and greater than ten percent shareholders complied with all such applicable filing requirements.

ANNUAL REPORT TO SHAREHOLDERS

Comerica provided the 2018 annual report to shareholders, containing financial statements and other information about the operations of Comerica for the year ended December 31, 2018, to you along with this proxy statement. You should not regard the 2018 annual report as proxy soliciting material.

HOUSEHOLDING

SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as "householding" and can result in significant savings of paper and mailing costs.

Because we are using the SEC's notice and access rule, we will not household our proxy materials or notices to shareholders of record sharing an address. This means that shareholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices. Shareholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by contacting:

Corporate Secretary
Comerica Incorporated
Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
1-866-870-3684

ADMISSION TO THE ANNUAL MEETING

Admission to the Annual Meeting is limited to registered and beneficial shareholders as of the record date and persons holding valid proxies from shareholders of record. To be admitted to the Annual Meeting, you will need to bring a valid photo ID or other satisfactory proof of identification. If you are a beneficial owner, you must also bring evidence of your Comerica share ownership that can include the Notice of Internet Availability of Proxy Materials you received in the mail or a recent account statement or letter from the bank, broker or other intermediary that holds your shares and confirms your beneficial ownership of those shares as of the Record Date.

For security reasons, briefcases, purses and other bags brought to the meeting may be subject to inspection at the door. The taking of photographs, the use of audio or video recording equipment and the use of cell phones is prohibited.

OTHER MATTERS

The Board is not aware of any other matter upon which action will be taken at the Annual Meeting. If any other business should properly come before the meeting, or if there is any meeting adjournment, proxies will be voted in accordance with the best judgment of the person or persons named in the proxies.

By Order of the Board of Directors

John D. Buchanan Executive Vice President — Chief Legal Officer, and Corporate Secretary

March 12, 2019

Location of Comerica Incorporated
2019 Annual Meeting of Shareholders

Comerica Bank Tower
1717 Main Street, 4th Floor
Dallas, Texas 75201

Comerica Bank Tower is located on the corner of Main Street and North Ervay Street in downtown Dallas.

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically or by telephone must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 11:59 PM, Central Time, on April 22, 2019. For shares held in Comerica’s employee benefits plans, the deadline is 11:59 PM, Central Time, on April 21, 2019. Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/CMA or delete QR code and control # scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CMA Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Nominees For Against Abstain For Against Abstain For Against Abstain 01 - Ralph W. Babb, Jr. 02 - Michael E. Collins 03 - Roger A. Cregg 04 - T. Kevin DeNicola 05 - Curtis C. Farmer 06 - Jacqueline P. Kane 07 - Richard G. Lindner 08 - Barbara R. Smith 09 - Robert S. Taubman 10 - Reginald M. Turner, Jr. 11 - Nina G. Vaca 12 - Michael G. Van de Ven For Against Abstain For Against Abstain 2. Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm 3. Approval of a Non-Binding, Advisory Proposal Approving Executive Compensation IN THEIR DISCRETION, PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND FOR ITEMS 2 AND 3. Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 0 3 1 8 2 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 02Z90C MMMMMMMMM C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B DIRECTOR PROPOSALS — The Board of Directors recommends a vote FOR Items 2 and 3. A ELECTION OF DIRECTORS — The Board of Directors recommends a vote FOR all of the listed nominees. 2019 Annual Meeting Proxy Card1234 5678 9012 345

COMERICA INCORPORATED 2019 ANNUAL MEETING OF SHAREHOLDERS Tuesday, April 23, 2019 9:30 a.m., Central Time Comerica Bank Tower 1717 Main Street, 4th Floor Dallas, Texas 75201 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on April 23, 2019 The proxy statement, annual report to security holders and additional soliciting materials are available at www.envisionreports.com/CMA q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints John D. Buchanan and Nicole V. Gersch, or either of them, as Proxies, each with the power to appoint his or her substitute, as the case may be, and authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Comerica Incorporated held of record by the undersigned on February 22, 2019, at the Annual Meeting of Shareholders to be held on April 23, 2019, and any adjournments or postponements of the meeting. In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting. This card also constitutes voting instructions to the trustees or administrators, as applicable, of certain of Comerica’s employee benefit plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, the shares will be voted in accordance with the provisions of the respective plans. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. (Items to be voted appear on reverse side) Change of Address — Please print new address below. + D Non-Voting Items Proxy — Comerica Incorporated Small steps make an impact. Help the environment by consenting to receive electronic delivery. Sign up at www.envisionreports.com/CMA